SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                         FORM 8-K/A

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
April 7, 2003




                   EMPIRE RESORTS, INC.

     (Exact Name of Registrant as Specified in Charter)





     Delaware                  1-12522          13-3714474
(State or other jurisdiction  (Commission File (IRS
  of incorporation)                   No.)      Employer
                                            Identification
                                                  No.)







RT 17B, P.O. Box 5013, Monticello, New York    12701
 (Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:
(845)794-4100 ext 478

Item 5. Other Events


On April 3, 2003, the Cayuga Nation, a New York State based federally recognized Indian Nation (the "Cayuga Nation"), Catskill Development, L.L.C. ("Catskill") and certain of Catskill's affiliates, including a subsidiary of Alpha Hospitality Corporation (the "Company") entered into a series of agreements which provide for the development of a trust land casino adjacent to Monticello Raceway (the "Raceway"). In furtherance of these transactions, the Cayuga Nation is expected to submit a comprehensive trust land application to the Bureau of Indian Affairs within the next few days.

The agreements provide for the development, construction, financing, operation and management of the proposed casino, including certain exclusive rights granted to Catskill and its affiliates. The agreements include; (i) a Land Purchase Agreement ("LPA") and a Shared Facilities Agreement between the Cayuga Catskill Gaming Authority (the "Authority") and Catskill, (ii) a Gaming Facility Management Agreement ("Management Agreement") among the Cayuga Nation, the Authority and Monticello Casino Management, LLC ("MCM") and (iii) a Gaming Facility Development and Construction Agreement ("Development Agreement") among the Cayuga Nation, the Authority and Monticello Raceway Development Company, LLC ("MRD").

The Company currently has approximately a 25% equity interest in Catskill. Under a recent previously announced letter of intent, the Company has agreed in principle to a consolidation with Catskill in a transaction which would result in the current equity holders of Catskill and MRD owning approximately 80% of the equity of the Company and would transfer to the Company full beneficial ownership of Catskill's operations at Monticello Raceway, including all development and management rights with respect to Native American gaming, video lottery terminals and real estate development activities. Under the proposed transaction, the Company is expected to acquire MRD and all of the equity of MCM that it does not currently own and to assume the rights and obligations of Catskill under any agreements with respect to the development, construction and operation of the proposed casino.

Under the LPA, Catskill will convey fee simple title to approximately a thirty-acre site near the Raceway to the United States of America, in trust for the benefit of the Cayuga Nation, at a purchase price of $10,000,000 to be paid by the Authority. Catskill's obligation to deliver the property is subject to certain conditions, including financing and approval of the transaction by the National Indian Gaming Commission and the Bureau of Indian Affairs and the entering into a gaming compact with the State of New York. The closing is required to occur before May 1, 2004.

Under the Development Agreement, the Authority has appointed MRD as its agent and granted it the exclusive right as the Authority's agent to design, engineer, develop, construct, and furnish the casino until the expiration or termination of the Management Agreement. As developer, MRD will be responsible for planning, hiring and supervising the architects, designers, contractors and consultants and the purchasing of equipment, materials and supplies in connection with the development and construction of the casino, subject to certain consent rights of the Authority. MRD is to receive a fee of 5% of total project costs, which costs are subject to a ceiling of $505,000,000, and may include reimbursement to MRD of development costs incurred by MRD and its affiliates in connection with the project.

MCM, the Authority and the Cayuga Nation are the parties to the Management Agreement, which becomes effective upon its approval by the Chairman of the National Indian Gaming Commission. It should be noted that such approval cannot become effective prior to the closing date for the transfer of the site under the LPA. The Management Agreement provides for a monthly management fee to be paid to MCM equal to 35% of the net revenues of the casino as defined by the National Indian Gaming Commission.

MCM has exclusive rights to such management for seven years from the commencement of operations, but has no titled interest to the casino or any right to manage Class II gaming activities at the casino. Subject to the approval of a Business Board selected by the Authority and MCM, MCM is to hire the General Manager for the casino, install systems for monitoring of all funds and approve all expenditures subject to the capital and operating budgets approved by the Business Board. The General Manager must ensure that qualified members of the Cayuga Nation are given preference in recruiting, training and employment.

Under a special letter agreement among the Company, Catskill, and the Cayuga Nation, the parties are to work exclusively with each other to develop the casino and the Cayuga Nation is to receive 300,000 shares of the Company's common stock vesting over a twelve month period. An initial lot of 100,000 shares is to be delivered upon filing of the Land to Trust application. The agreement also provides for Catskill to fund development costs of the Cayuga Nation on a monthly basis and for the Cayuga Nation to participate in the ownership of a to-be-developed hotel within five miles of the Casino by Catskill and/or the Company and its other affiliates. This hotel will be designated as the preferred provider to the proposed casino by the Cayuga Nation. The letter agreement further provides for a reciprocal ten-year option to acquire up to a 33.33% ownership interest in other lodging, entertainment, sports and/or retail facilities, which may be developed or operated within a 15 mile radius of the casino. The special letter agreement will terminate on April 30, 2004, unless the trust land application of the Cayuga Nation and the Management Agreement described below have received the required federal approvals.

All of the provisions of the above agreements relating to the management of the casino are subject to review and approval by the National Indian Gaming Commission and the Secretary of the Interior prior to becoming effective. Pending such approval and as a result of such review, such provisions may be amended or supplemented by the parties.

  To the extent the content of this Form 8K includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that various approvals necessary for consummation of the agreements described herein and required to be obtained from the Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission, the Governor of the State of New York and various other federal, State and local governmental entities are not received, (ii) the risk that financing necessary for the proposed projects may not be able to be obtained because of credit factors, market conditions or other contingencies,
(iii) the risk that the Cayuga Nation may exercise certain broad rights with regard to termination of the within described agreements (iv) the risk that definitive agreements with Catskill Development LLC and its affiliates are not consummated as contemplated and that the proposed consolidation does not occur,
(v) the risk of non-compliance by various counterparties of the related agreements, and (vi) general risks affecting the Company as described from time to time in it's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1*     Press Release dated April 7, 2003
10.1 Land Purchase Agreement and Shared Facilities Agreement between the Cayuga Catskill Gaming Authority and Catskill Development, L.L.C.
10.2 Gaming Facility Management Agreement among the Cayuga Nation, the Cayuga Catskill Gaming Authority and Monticello Casino Management, LLC
10.3 Gaming Facility Development and Construction Agreement among the Cayuga Nation, the Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, LLC
10.4 Letter Agreement among Empire Resorts, Inc. (fka Alpha Hospitality Corporation), Catskill Development, LLC and the Cayuga Nation


* Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 3, 2003        Empire Resorts, Inc.
                                    (Registrant)

                             By: /s/Scott A. Kaniewski
                                    Scott A. Kaniewski
                                    Chief Financial Officer

EXHIBIT 10.1



                  LAND PURCHASE AGREEMENT


                      by and between


        CAYUGA CATSKILL GAMING AUTHORITY, PURCHASER

                            and

           CATSKILL DEVELOPMENT, L.L.C., SELLER

             _________________________________


                 Dated as of April 3, 2003

             _________________________________

                  LAND PURCHASE AGREEMENT



LAND PURCHASE AGREEMENT, dated as of April 3, 2003, by and
between  CAYUGA CATSKILL GAMING AUTHORITY (the "Authority"
or  "Purchaser"), having an address c\o Cayuga  Nation  of
New  York,  Post Office Box 11, Versailles, NY 14168,  and
CATSKILL  DEVELOPMENT,  L.L.C.  ("Seller"),  a  New   York
limited liability company, having an address at 730  Fifth
Avenue, New York, New York 10022.
WHEREAS, Seller intends to convey (the "Trust Conveyance")
certain land owned by it in fee simple located in Sullivan
County,  the  State  of  New  York  as  more  particularly
described  on Exhibit A attached hereto and  made  a  part
hereof (the "Land") to the United States of America to  be
held in trust for the benefit of The Cayuga Nation of  New
York ("Nation");
WHEREAS, the Nation desires to use the Land to improve the
economic   conditions  of  its  members  and  such   Trust
Conveyance shall directly benefit the Nation and its members; and
WHEREAS, in consideration of and as a material inducement for the making of the Trust Conveyance, the Authority shall pay the Purchase Price (hereinafter defined).
NOW, THEREFORE, in consideration of the foregoing and the payment of ten dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        DEFINITIONS

     Definitions.

   As  used  in this Agreement, the following terms  shall
have the meanings specified below:
"Affiliate" of any specified Person means any other Person
directly  or  indirectly controlling or controlled  by  or
under   direct  or  indirect  common  control  with   such
specified   Person.  For  purposes  of  this   definition,
"control" (including, with correlative meanings, the terms
"controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that, for purposes of Section 5.09 only, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.
"Authority" means Cayuga Catskill Gaming Authority.
"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
"Business Day" means any day on which banks in the State of New York are open for business other than a day which is a legal holiday of the Nation, as set forth in Exhibit
E of the Management Agreement.
"Bureau of Indian Affairs" or "B.I.A." means the Bureau of Indian Affairs of the Department of the Interior of the United States of America.
"Catskill Development" means Catskill Development L.L.C., a New York limited liability company.
"Closing" shall have the meaning set forth in Section 9.01 hereof.
"Closing Date" shall have the meaning set forth in Section
9.01 hereof.
"Closing  Documents" shall have the meaning set  forth  in
Article 10 hereof.

"Compact"   means  the  nation-state  compact,   and   any
amendments  or modifications thereto, to be  entered  into
between  the Nation and the State of New York pursuant  to
IGRA,   or  such  other  compact  as  may  be  substituted
therefor.
"Default"  means any event that is or with the passage  of
time or the giving of notice or both would be a default of
any obligation under this Agreement.
"Developer" means Monticello Raceway Development  Company,
L.L.C.
"Development and Construction Agreement" means the  Gaming
Facility Development and Construction Agreement, dated  as
of  the date as of which this Agreement is made among  the
Authority, the Nation and the Developer.
"Land" shall have the meaning set forth in the recitals.
"Management   Agreement"   means   the   Gaming   Facility
Management  Agreement, dated as of the date  as  of  which
this Agreement is made among the Authority, the Nation and
the Manager.
"Manager" means Monticello Casino Management, L.L.C.
"Material Adverse Effect" shall have the meaning set forth
in Section 5.05.
"Nation"  means  Cayuga Nation of New  York,  a  federally
recognized Indian nation.
"Permitted Exceptions" means all title exceptions, defects
and   other  matters  set  forth  in  the  Title  Evidence
(including  any  violations  listed  therein  or  attached
thereto)  with  respect to the Land a  copy  of  which  is
attached  hereto  and  made a part  hereof  as  Exhibit  B
excluding  however,  those items that  are  marked  to  be
deleted or omitted.
"Person"  means any individual, corporation,  partnership,
joint  venture,  association, joint-stock company,  trust,
unincorporated organization, government or any  agency  or
political subdivision thereof or any other entity.
"Property" means the Land to be held by the United  States
of  America in trust for the Nation upon which the  Gaming
Enterprise (as defined in the Management Agreement) is  to
be  conducted,  together with all buildings,  improvements
and  fixtures,  now or hereafter located thereon  and  all
appurtenances thereto.
"Title Company" means TSNY Agency of New York City, Inc.
"Title Evidence" means the Certificate and Report of Title
issued  by  the  Title Company, dated February  28,  2003,
commitment   number   TS-4001975,   together   with    all
endorsements thereto.
"Transfer  Taxes"  shall have the  meaning  set  forth  in
Section 4.04 hereof.
"Trust Conveyance" shall have the meaning set forth in the Recitals.
     Undefined Terms.

  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to those terms in the Management Agreement.
     Schedules, Exhibits, Etc.

   References to a "Schedule" or an "Exhibit" are,  unless
otherwise specified, to a Schedule or an Exhibit  attached
to  this  Agreement;  references  to  a  "Section"  or   a
"subdivision"  are,  unless  otherwise  specified,  to   a
Section or a subdivision of this Agreement.

                      THE TRANSACTION

     The Trust Conveyance.

  Subject to the terms of this Agreement, Seller agrees to sell, transfer, convey and assign and Purchaser agrees to accept from Seller, Seller's right, title and interest, in and to the Property together with all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller, if any, pertaining to its interest in and ownership of the Property. The Authority hereby directs and designates that the Trust Conveyance shall be made to the United States of America, in trust for the benefit of the Nation.

     Purchase Price.

     The "Purchase Price" for the Property and the various assignments incidental thereto referred to herein is Ten
Million Dollars ($10,000,000). The Purchase Price shall be payable in cash (by wire transfer) at the Closing as directed by Seller in writing at least two (2) Business
Days prior to the Closing. Seller may direct, among other things, that Purchaser pay a portion of the Purchase Price at the Closing, in an amount or amounts specified by Seller, to person or entities other than Seller for Seller's purposes, including to the Title Company for the removal of certain encumbrances on title to the Land and to the appropriate taxing authorities in payment of any applicable Transfer Taxes.

     Concurrently with the execution and delivery hereof
Purchaser has agreed to perform certain covenants as provided herein.


           PERMITTED EXCEPTIONS; TITLE INSURANCE

     Title.

   Seller shall convey, and Purchaser, shall accept, fee simple title to the Property, which title shall be insurable by the Title Company at regular premiums, subject only to Permitted Exceptions. Seller acknowledges that the Permitted Exceptions are subject to review and approval by the United States of America, Department of Interior, Bureau of Indian Affairs.
     Title Evidence.

  Buyer acknowledges that it (a) has received and reviewed
the   Title   Evidence;  (b)  it  approves  the  Permitted
Exceptions; and (c) the Property shall be conveyed subject only to Permitted Exceptions.
     Title Issues.

     If any update to the Title Evidence reflects any title exceptions that are not Permitted Exceptions and that Purchaser is not required to accept (the "Non-
Permitted Exceptions"), Purchaser shall give written notice thereof to Seller within five (5) Business Days of Purchaser's receipt of such update, but in no event later than the Closing Date, and Seller shall (i) forthwith undertake due diligence to eliminate any and all of the Non-Permitted Exceptions that may be removed by the payment of a liquidated sum of money not in excess of $50,000 (the "Removal Amount"), in the aggregate, and (ii) remove (A) those exceptions willfully caused to be filed of record by Seller and (B) judgments against Seller and any payments required thereby. Seller shall have the right to adjourn the Closing Date, from time to time, up to thirty (30) days in the aggregate to remove/eliminate such exceptions.

     In the event that there exist Non-Permitted
Exceptions which Seller is not required to remove by Purchaser pursuant to the terms of the preceding subparagraph and Seller does not remove the same, Purchaser shall consummate the transactions contemplated hereby subject to such additional exceptions and proceed to Closing without any reduction in the Purchase Price, provided that such additional exceptions are approved by the United States of America. In the event that the United States of America shall fail to approve any such additional exception, this Agreement shall terminate and the provisions hereof shall be of no further force or effect.

     If a search of the title discloses judgments, bankruptcies or other similar returns against other persons having names the same as, or similar to Seller, Seller, on request by Purchaser or the Title Company, shall deliver to Purchaser or the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller.

                APPORTIONMENTS AND PAYMENTS

     Apportionments Relating to the Property.

     The following shall be apportioned between Seller and Purchaser on the Closing Date with respect to the Property, as of the close of business of the day immediately preceding the Closing Date (the "Apportionment
Date"), and the Purchase Price shall be accordingly adjusted at the Closing:

          insurance premiums and other fees and charges under or with respect to policies of insurance assigned to Purchaser;

          insurance proceeds received by Seller, if any, and payable to Purchaser pursuant to this Article 4 to the extent not applied to repair or restore the Property in accordance with the terms of this Agreement; and

          water rates and charges, sewer taxes and sewer rents, electricity and other utility charges applicable to the Property.

     Taxes and Assessments.

   The  parties  hereto acknowledge and agree  that  there
shall   be  no  proration  of  taxes  (including,  without
limitation, real property taxes or vault taxes), and all such taxes paid by, or on behalf of, Seller shall be payable as provided in Section 5.4 of the Development and Construction Agreement as carrying costs thereunder.
     Tax Refunds.

  To the extent that any refund of real property taxes, assessments, water rates and charges or sewer taxes and rents are made after the Closing Date and is applicable to a period before the Closing Date, such refund shall be payable to Seller or returned by Purchaser to Seller, subject to the reasonable pro rata costs incurred in obtaining same.
     Transfer and Recording Taxes.

     Seller shall be responsible (either by payment or exemption) for any real property transfer taxes, transfer gains taxes, and other similar taxes and fees imposed on Seller by the State of New York, or any other applicable county or municipality in which the Land is located in connection with the Transfer (collectively, the "Transfer
Taxes").

     On the Closing Date, Purchaser and Seller shall deliver to the Title Company the returns, questionnaires, certificates, affidavits and other documents required in connection with the payment or exception of any Transfer
Taxes, and other similar taxes and fees imposed by the state, county or municipality in which the Land is located in connection with the transactions contemplated hereby
(collectively, the "RE Tax Returns").

     Title Charges.

 Seller shall pay the cost of all title insurance premiums
and   the   cost(s)  of  recording  or  filing  the   deed
effectuating the Transfer.

        REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Organization; Good Standing.

   The Purchaser is duly organized and validly existing as an instrumentality of the Nation and has all requisite power and authority to carry on its business as it is being conducted.
     Power and Authority.

   The Purchaser has all requisite power and authority to execute, deliver and perform (subject to obtaining the consent of the United States of America with respect to the Trust Conveyance) its obligations under this Agreement and to consummate the transactions contemplated hereby.
     Due Authorization of this Agreement.

  This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and is the legally valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, subject to obtaining the consent of the United States of America with respect to the Trust Conveyance.
     No Violations.

   The  execution  and  delivery of  this  Agreement,  the
consummation of the transactions contemplated hereby,  and
the  performance  by  the  Purchaser  of  its  obligations
hereunder do not and will not conflict with or violate any
law,  rule,  judgment, regulation, order, writ, injunction
or  decree  of  any  court or governmental  entity  having
jurisdiction over the Purchaser or the Nation, or to which
the  Authority  or the Nation is bound by, or  breach  any
provisions   of,  or  constitute  a  default  under,   any
contract, agreement, instrument or obligation to which the Purchaser or the Nation is bound.
     No Litigation.

 There is (a) no action, suit, proceeding or investigation
before or by any court, arbitrator or governmental agency,
body or official, domestic or foreign, now pending or,  to
the   Purchaser's  knowledge,  threatened  to  which   the
Purchaser or the Nation is or may be a party or to which the business or property of the Purchaser or the Nation is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (c) no injunction, restraining order or order of any nature by a federal, state or nation court or foreign court of competent jurisdiction to which the Purchaser or the Nation is or may be subject or which their respective business, assets, or property is or may be subject, has been issued that, in the case of clauses
(a), (b) and (c) above, (i) might, singularly or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Purchaser or the Nation, or (ii) in any manner draw into question the validity of this Agreement
(any of the events set forth in clauses (i) or (ii) a "Material Adverse Effect").
     No Governmental Action.

  To the actual knowledge of Purchaser, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the Transfer; no injunction, restraining order or order of any nature by a federal, state, Nation or municipal court or any governmental authority or agency or any other tribunal of competent jurisdiction has been issued that prevents the Transfer.

         REPRESENTATIONS AND WARRANTIES OF SELLER

     Organization; Good Standing.

   Seller is duly formed and validly existing under the laws of the State of New York as a limited liability company and has all requisite power and authority to carry on its business as it is currently being conducted.
     Power and Authority.

  Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     Binding Agreement.

   This Agreement has been duly and validly authorized, executed and delivered by the Seller and is the legally valid and binding agreement of the Seller, enforceable against it in accordance with its terms.
     No Violations.

   The  execution  and  delivery of  this  Agreement,  the
consummation of the transactions contemplated hereby,  and
the performance by Seller of its obligations hereunder  do
not  and will not conflict with or violate any law,  rule,
judgment, regulation, order, writ, injunction or decree of
any  court or governmental entity having jurisdiction over
Seller  or  any  of the parties comprising Seller,  or  to
which  Seller or any of the parties comprising  Seller  is
bound  by,  or  breach any provisions of, or constitute  a
default  under,  any  contract, agreement,  instrument  or
obligation   to  which  Seller  or  any  of  the   parties
comprising Seller is a party or by which any of them is bound.
     Taxes.

   All tax returns required to be filed, and other filings
required  to  be made by Seller have been  so  filed.  All
taxes,   including   withholding  taxes,   penalties   and
interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Seller, there are no material proposed additional tax assessments against the Seller, or its assets or properties.
     Parties in Possession.

   There  are no parties with any rights of possession  in
the  Property,  except  as to grantees  of  the  Permitted
Exceptions.   The  foregoing  representation  shall   only
survive the Closing in the event that Purchaser is not insured against the same under the title policy issued pursuant to the Title Evidence.
     Violations.

   To  Seller's knowledge, no written notices of violation
of  any  law or municipal ordinances or of federal, state,
county   or   municipal   or  other  governmental   agency
regulations,  orders  or  requirements  relating  to   the
Property have been entered against the Land or received by Seller with respect thereto.
     Litigation.

    There   is   (a)   no  action,  suit,  proceeding   or
investigation  before  or  by  any  court,  arbitrator  or
governmental  agency,  body  or  official,   domestic   or
foreign,   now  pending  or  to  the  Seller's  knowledge,
threatened to which the Seller is or may be a party or to which the business or property of the Seller is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body or (c) no injunction, restraining order or order of any nature by a federal, state or nation court or foreign court of competent jurisdiction to which the Seller is, or may be subject or which its business, assets or property is or may be subject, has been issued that, in the case of clauses (a), (b), and (c) above, (i) might singularly or in the aggregate, result in a material adverse effect on the assets, liabilities, business, results of operations, conditions (financial or otherwise), cash flows or affairs of the Seller, or (ii) in any manner draw into question the validity of this Agreement.
     Other Contracts.

   The  execution  and  delivery of  this  Agreement,  the
consummation of the transactions herein contemplated,  and
compliance  with  the  terms of this  Agreement  will  not
conflict  with, or, with or without notice or the  passage
of  time,  result  in a breach of, any  of  the  terms  or
provisions   of,  or  constitute  a  default  under,   any
instrument  to which Seller is a party or by which  Seller
or  the Property is bound, or any applicable regulation of
any  governmental agency, or judgment, order or decree  of
any   court  having  jurisdiction  over  Seller   or   its
properties.

     Environmental.


     Except for the matters disclosed in the environmental assessment forms and statements which comprise a part of the materials prepared and delivered in connection with the state environmental quality review of the Property in connection with the transaction of which the Trust
Conveyance is a part (the "Report"): (x) to Seller's knowledge (based solely upon the Report ), no Hazardous
Materials (as defined below) have been disposed of or released or otherwise exist in, on or under the Property, other than (i) Hazardous Materials disclosed in the Report, or (ii) Hazardous Materials which are subject to routine uses and provided that such Hazardous Materials are properly used in accordance with all applicable
Hazardous Materials Law (as defined below) and (y) with respect to any matter or condition disclosed in the Report which required remediation, such remediation has been performed. "Hazardous Materials" shall mean all toxic or hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation,
Petroleum (as hereinafter defined), asbestos insulation and/or urea formaldehyde insulation, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute rule, regulation or ordinance (hereinafter collectively referred to as the "Hazardous Materials Laws") including, but not limited to, those materials or substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "pollutants" in the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. Section
9601, et seq., the Resource Conservation and Recovery Act,
42 U.S.C. Section 6901, et seq., the Hazardous Materials
Transportation Act, 49 U.S.C. Section 1801, et seq., the
Toxic Substances Control Act, 156 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq.
"Petroleum" for purposes of this Agreement shall include, without limitation, oil or petroleum of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene.

     Seller shall indemnify and save the Purchaser harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by the failure of the representation set forth in Section 6.10(a) to have been true and correct in any respect. The provisions of this Section 6.10(b) shall survive the Closing.



                   REAL ESTATE COVENANTS

The Purchaser and Seller covenant as follows:
     Maintenance of the Property.

   Seller shall cause the Property to be maintained and operated in good condition and repair (reasonable wear, tear and casualty excepted) including, the maintenance of existing casualty and liability insurance with respect to the Property in coverages and amounts in accordance with commercially reasonably prudent standards and shall not sell, encumber or otherwise dispose of all or any portion of the Property or any material items of personalty unless replaced with an item of similar quality, utility and value or except in the ordinary course of business.
     Casualty.

   If  on or prior to the Closing Date, all or any portion
of  the  Property  shall be damaged by any  casualty,  the
parties  hereto shall not be relieved of their  respective
obligations under this Agreement, including the obligation
to  consummate the Trust Conveyance and any  and  all  net
insurance  proceeds payable as a result of  such  casualty
shall  be  used  (a)  to restore or  repair  such  damaged
property  to  the extent necessary so as not to  cause  or
remain  a dangerous or life threatening condition and  (b)
to   restore  the  grandstand  building  and   any   other
improvements which are intended to be used in common by the parties hereto pursuant to any other agreements executed in connection with the transactions contemplated by the Trust Conveyance or related thereto. Seller shall be responsible for repairing or restoring any portion of the Property damaged by any casualty that occurs on or prior to the Closing Date as aforesaid and Purchaser shall be entitled to receive all excess insurance proceeds after such restoration in connection with such casualty.
     Recording.

   Purchaser agrees that it has no right to and shall not put, or cause to be put, of record, this Agreement or a memorandum or other writing thereof without the prior written consent of Seller which consent may be granted or withheld in Seller's sole discretion.
     Not an Offer.

  The  parties  hereto  acknowledge and  agree  that  this
Agreement  is not an offer of the Property from Seller  to
Purchaser.  This  Agreement is offered  for  signature  by
Purchaser  and it is understood that this Agreement  shall
not  be binding upon Seller or Purchaser unless and  until
Seller   and  Purchaser  shall  each  have  executed   and
unconditionally delivered a fully executed copy of this Agreement to the other.

                COVENANTS OF THE AUTHORITY

From the date hereof until the Transfer, the Authority covenants as follows:
     BIA Filing.

   The Authority shall use commercially reasonable efforts to cause this Agreement together with any other documents necessary to effectuate the Transfer to be filed with the B.I.A.
     BIA Approval.

    The   Authority  shall  (and  shall  use  commercially
reasonable efforts to cause the Nation to) cooperate  with
Seller  and  any  of  its Affiliates and  use  Authority's
commercially reasonable efforts in good faith to assist in
obtaining  the  approval  of  the  B.I.A.  of  the   Trust
Conveyance and any other documents or transactions related thereto.
     Existence of the Authority.

   The  Authority shall do or cause to be done all  things
necessary  to preserve and keep in full force  and  effect
(i)  its  existence  in  accordance  with  the  respective
organizational,   statutory,   constitutional   or   legal
documents (as the same may be amended from time to time) of the Authority or the Nation and (ii) the rights
(charter and statutory), licenses and franchises of the Authority.
     Use of Proceeds.

   The Authority shall use the net proceeds from the sale of the Senior Secured Notes only for the acquisition, construction, development and operation of the Project and any other use permitted under the Senior Secured Note
Indenture and to pay all fees and expenses in connection therewith. The Authority shall cause the net proceeds from the sale of the Senior Secured Notes to be deposited into the Escrow Account and disbursed only in accordance with the Disbursement and Escrow Agreement.

                          CLOSING

     Closing Date.

   The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place upon ten
(10) days' notice from Purchaser to Seller on a date that shall be not later than May 1, 2004, as to which date TIME
SHALL BE OF THE ESSENCE (such date being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Seller's attorneys, Latham & Watkins
LLP, 885 Third Avenue, New York, New York 10022.

     Seller's Conditions to Closing.

   Seller's obligation to Transfer the Property is subject to the fulfillment to Seller's reasonable satisfaction, prior to or at the Closing, of the following conditions:
     All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively, except that any representations and warranties that relate solely to a particular date or period shall be true and correct as of such date or period.

     Purchaser shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Default shall have occurred and be continuing.

     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit, proceeding or investigation shall have been commenced and be pending against or affecting or, to the knowledge of the Purchaser threatened against, the Purchaser before any court or governmental agency, body or administrative agency or authority that, if adversely determined, might result in a Material Adverse Effect; and no stop order shall have been issued preventing the Trust
Conveyance or which might have a Material Adverse Effect.

     Seller shall have received on the Closing Date the opinion (satisfactory to Seller and Seller's counsel), dated the Closing Date, of counsel chosen by Purchaser
(subject to the reasonable approval of Seller), addressed to Seller, to the effect that:

          The Purchaser is validly existing as an
     instrumentality of the Nation and has all requisite power and authority to carry on its business as it is being conducted and as it is proposed to be conducted.

          The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the payment of the Purchase
     Price.

          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and is the legally valid and binding agreement of the Purchaser enforceable against it in accordance with its terms, except as rights of indemnity may be limited by state and federal securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     At the Closing, Purchaser shall have executed and delivered the Closing Documents to Seller or the Title
Company together with such other documents and instruments as the Title Company or Seller may reasonably request to effectuate the Transfer.

     Prior to or contemporaneously with the Closing, the financing transactions evidenced by the Senior Secured
Notes (as defined in the Management Agreement) shall be consummated and all documents necessary and incidental thereto shall be executed and delivered by the appropriate parties.

     On or prior to the Closing Date, (i) any and all approvals and consents of any Federal, state or Nation authority shall have been unconditionally obtained
(including without limitation, the National Indian Gaming
Commission and the B.I.A.) for the Property to be conveyed in trust as contemplated hereby and (ii) the documents listed on Schedule 2 shall have been unconditionally executed and delivered by the parties thereto.

     Purchaser's Conditions to Closing.

   Purchaser's obligation to purchase the Property is subject to the fulfillment prior to, or at the Closing of the following conditions:
     All of the representations and warranties of the Seller contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively, except that any representations and warranties that relate solely to a particular date or period shall be true and correct as of such date or period.

     The Seller shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Default shall have occurred and be continuing.

     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit, proceeding or investigation shall have been commenced and be pending against or affecting or, to the knowledge of the Seller threatened against, the Seller before any court or governmental agency, body or administrative agency or authority that, if adversely determined, might result in a Material Adverse Effect; and no stop order shall have been issued preventing the Transfer or which might have a Material Adverse Effect.

     Purchaser shall have received the title policy issued pursuant to the Title Evidence, subject only to the Permitted Exceptions.

     At the Closing, Seller shall have executed and delivered the Closing Documents to Purchaser or the Title
Company together with such other documents and instruments as the Title Company or Purchaser may reasonably request to effectuate the Transfer.

     Prior to or contemporaneously with the Closing, the financing transactions evidenced by the Senior Secured
Notes (as defined in the Management Agreement) shall be consummated and all documents necessary and incidental thereto shall be executed and delivered by the appropriate parties.

     On or prior to the Closing Date, (i) any and all approvals and consents of any Federal, state or Nation authority shall have been unconditionally obtained
(including without limitation, the National Indian Gaming
Commission and the B.I.A.) for the Property to be conveyed in trust as contemplated hereby and (ii) the documents listed on Schedule 1 shall have been unconditionally executed and delivered by the parties thereto.

     Prior to or contemporaneously with the Closing, the Declaration of Covenants, Conditions and Restrictions made by Seller shall have been recorded in the appropriate land records located in Sullivan County, New York.

     Seller shall not have received any written notice referred to in Section 6.07 except with respect to violations which would be cured by reason of the construction contemplated by the Development and Construction Agreement.

     Purchaser shall have approved the General Manager and the management team of which the General Manager is a part.


                     CLOSING DOCUMENTS

     Closing.

     At the Closing, contemporaneously with Purchaser's delivery to Seller of all of the Closing Documents required to be delivered by Purchaser hereunder, Seller shall deliver or cause to be delivered to Purchaser, duly executed by Seller in recordable form, where applicable
(the documents described in this Section 10.01 and all other documents required to be delivered hereunder are referred to collectively as the "Closing Documents"), those Closing Documents to be delivered by Seller as set forth on Schedule 1 attached hereto and made a part hereof.

     At the Closing, contemporaneously with Seller's delivery to Purchaser of all of the Closing Documents required to be delivered by Seller hereunder, Purchaser shall deliver or cause to be delivered to Seller those Closing Documents to be delivered by Purchaser duly executed by Purchaser in recordable form, where applicable, as set forth on Schedule 2 attached hereto and made a part hereof.

     Further Assurances.

 Seller and Buyer each agree, at any time and from time to
time  at  or  after  the Closing, to execute,  acknowledge
where  appropriate, and deliver or cause to  be  executed,
acknowledged  and delivered such further  instruments  and
documents  and to take such other action as the  other  of
them  or the Title Company may reasonably request to carry
out  the  intents  and  purposes of  this  Agreement.  The
provisions  of  this  Section  10.02  shall  survive   the
Closing.

                          BROKERS

Seller  and  Purchaser each represent and warrant  to  the
other  that it has not dealt with any broker or  agent  in
connection  with  the  transaction  contemplated  by  this
Agreement.   Purchaser  hereby  indemnifies   Seller   and
Seller's   Affiliates  and  holds  Seller   and   Seller's
Affiliates  harmless from and against any and  all  claims
for  commission, fee or other compensation by any  Person,
who  shall have dealt with Purchaser or any of Purchaser's
Affiliates in connection with this Agreement and  for  any
and  all  costs incurred by Seller and Seller's Affiliates
in  connection  with  such  claims,  including  reasonable
attorneys   fees   and   disbursements.   Seller    hereby
indemnifies Purchaser and Purchaser's Affiliates and holds
Purchaser  and  Purchaser's Affiliates harmless  from  and
against  any and all claims for commission, fee  or  other
compensation by any Person who shall claim to  have  dealt
with  Seller  or any of Seller's Affiliates in  connection
with this Agreement and for any and all costs incurred  by
Purchaser   in  connection  with  such  claims,  including
reasonable   attorneys'   fees  and   disbursements.   The
provisions of this Article 11 shall survive the Closing or the earlier termination of this Agreement.

                    DEFAULTS; REMEDIES

     Purchaser's Default.

   If  Seller  shall have performed all of its obligations
under  this  Agreement and all conditions  to  Purchaser's
obligation  to  proceed with the Closing shall  have  been
satisfied  or waived, and if Purchaser shall (a)  fail  or
refuse  to  close  as  required  by  the  terms  of   this
Agreement, or (b) otherwise be in default hereunder, the parties hereto agree that the damages that Seller would sustain as a result thereof would be substantial, and would be difficult to ascertain. Accordingly, the parties hereto agree that in the event of such default, failure or refusal by Purchaser, Seller's sole remedy shall be to seek specific enforcement by Purchaser of its obligations under this Agreement. Seller expressly agrees however that Seller shall not have the right to seek to recover any direct or indirect, consequential, actual or punitive damages, or any similar additional sums or amounts by reason of such failure or refusal.
     Seller's Default.

  If Purchaser shall have performed all of its obligations under this Agreement and all conditions to Seller's obligation to proceed with the Closing shall have been satisfied or waived, and if Seller shall (a) fail or refuse to close as required by the terms of this Agreement or (b) otherwise be in default hereunder, which default shall continue unremedied for five (5) Business Days after notice from Purchaser thereof, then Purchaser shall be entitled to seek specific performance by Seller of its obligations under this Agreement. Purchaser expressly agrees however that Purchaser shall not have the right to seek to recover any direct or indirect, consequential, actual or punitive damages, or any similar additional sums or amounts by reason of such failure or refusal.

                AS-IS; WHERE-IS; DISCLAIMER

     As-is: Where-is: Disclaimer.

     PURCHASER ACKNOWLEDGES AND REALIZES THE NATURE OF
THIS TRANSACTION, UNDERSTANDS AND IS FREELY TAKING ALL
RISKS, IF ANY, INVOLVED IN CONNECTION WITH THIS
TRANSACTION AND ACKNOWLEDGES THAT THE SAME IS REFLECTED IN
THE PURCHASE PRICE AND THE TERMS UPON WHICH SELLER IS
WILLING TO TRANSFER THE PROPERTY.

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
AGREEMENT, INCLUDING MATERIAL ADVERSE CHANGES, THE
PROPERTY IS BEING SOLD BY SELLER AND PURCHASER AGREES TO
ACCEPT THE PROPERTY "AS-IS" AND "WHERE-IS", IN ITS
CONDITION ON THE DATE HEREOF. PURCHASER ACKNOWLEDGES,
REPRESENTS AND WARRANTS THAT (I) PURCHASER HAS HAD AN
OPPORTUNITY TO MAKE AN INDEPENDENT INVESTIGATION AND
EXAMINATION OF THE PROPERTY (AND ALL MATTERS RELATED
THERETO), AND TO BECOME FULLY FAMILIAR WITH THE PHYSICAL
CONDITION OF THE PROPERTY, AND (II) SELLER AND SELLER-
RELATED PARTIES HAVE NOT MADE AND SHALL NOT MAKE ANY
VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES OR

STATEMENTS OF ANY NATURE OR KIND WHATSOEVER TO PURCHASER,
WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE ABOVE,
AND, IN PARTICULAR, EXCEPT AS EXPRESSLY SET FORTH IN THIS
AGREEMENT, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE
OR SHALL BE MADE WITH RESPECT TO (A) THE PHYSICAL
CONDITION OR OPERATION OF THE PROPERTY, INCLUDING THE
EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS
THEREON (INCLUDING THE PRESENCE OF ASBESTOS OR ASBESTOS-
CONTAINING MATERIALS OR THE RELEASE OR THREATENED RELEASE
OF HAZARDOUS SUBSTANCES), (B) THE REVENUES OR EXPENSES OF
THE PROPERTY, (C) THE ZONING AND OTHER LEGAL REQUIREMENTS
APPLICABLE TO THE PROPERTY OR THE COMPLIANCE OF THE
PROPERTY THEREWITH, (D) SUBJECT TO THE WARRANTIES SET
FORTH IN THE DEED TO BE DELIVERED BY SELLER, THE NATURE
AND EXTENT OF ANY MATTER AFFECTING TITLE TO THE PROPERTY
OR TO ANY PERSONALTY, (E) THE QUANTITY, QUALITY, OR
CONDITION OF THE PERSONALTY, OR (F) ANY OTHER MATTER OR
THING AFFECTING OR RELATING TO THE PROPERTY, OR ANY
PORTION THEREOF, THE INTERESTS THEREIN TO BE CONVEYED TO
PURCHASER PURSUANT TO THE TERMS OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

     EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER HEREBY
SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, ORAL OR
WRITTEN, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW
OR OTHERWISE, WITH RESPECT TO THE MATTERS REFERRED TO IN
THIS SECTION AND ANY WARRANTY OF CONDITION, HABITABILITY,
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN
RESPECT TO THE PROPERTY. PURCHASER DECLARES AND
ACKNOWLEDGES THAT THIS EXPRESS DISCLAIMER SHALL BE
CONSIDERED A MATERIAL AND INTEGRAL PART OF THE TRANSFER
AND IS REFLECTED IN THE CONSIDERATION GIVEN BY PURCHASER
HEREUNDER, AND AS AN INDUCEMENT FOR SELLER TO PROCEED WITH
THIS TRANSACTION, PURCHASER FURTHER DECLARES AND
ACKNOWLEDGES THAT THIS DISCLAIMER HAS BEEN BROUGHT TO THE
ATTENTION OF PURCHASER AND EXPLAINED IN DETAIL AND THAT
PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED THERETO.
THE PROVISIONS OF THIS ARTICLE THIRTEEN SHALL SURVIVE THE
CLOSING DATE.


                       MISCELLANEOUS

     Reasonableness

..   Whenever the consent or approval of either party under
this Agreement is required, such consent or approval shall
not be unreasonably withheld, unless specifically provided
otherwise.  Further,  whenever  any  provision   of   this
Agreement requires the exercise of "reasonable" consent, judgment, efforts, best efforts or "commercially prudent" efforts the standard for such reasonableness of commercial prudence shall be conduct consistent with the actions of a prudent commercial business person or prudent commercial owner.
     Survival of Representations and Warranties;
Severability.

   All  representations and warranties contained  in  this
Agreement  or  made  in writing by or  on  behalf  of  the
Purchaser in connection with the transactions contemplated
by  this Agreement shall survive, for the duration of  any
statutes  of limitation applicable thereto, the  execution
and delivery of this Agreement or any investigation at any
time  made by Seller or on Seller's behalf. All statements
contained in any certificate or other instrument delivered
by  or  on  behalf  of  the  Purchaser  pursuant  to  this
Agreement   or   in   connection  with  the   transactions
contemplated   by   this   Agreement   shall   be   deemed
representations and warranties of the Purchaser under this
Agreement.  Any  provision  of  this  Agreement  that   is
prohibited or unenforceable in any jurisdiction shall,  as
to such jurisdiction, be ineffective to the extent of such
prohibition  or unenforceability without invalidating  the
remaining  provisions hereof or affecting the validity  or
enforceability   of   such   provisions   in   any   other
jurisdiction.
     Entire Agreement; Amendment and Waiver.

  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof.
This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of Seller and Purchaser.
     Notices, etc.

   Except as otherwise provided in this Agreement, any notice, waiver, consent or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including delivery by a nationally recognized courier service), by pre-paid telegram or by pre-paid registered or certified mail, return receipt requested, addressed (a) if to Seller, at such address as Seller shall have furnished to Purchaser in writing, with a copy to Latham & Watkins LLP., 885 Third Avenue, New
York, New York 10022, Attention: James I. Hisiger, Esq., or (b) if to the Purchaser, at the address of its principal executive offices, to the attention of the authorized representative executing this Agreement, or at such other address, or to the attention of such other officer, as the Purchaser shall have furnished to Seller, with a copy to Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, New York 10020, Attention:
Martin R. Gold, Esq.
Notice hereunder shall be deemed to have been received and be effective for all purposes hereunder (a) if given by pre-paid certified or registered mail, return receipt requested, on the fifth (5th) Business Day after mailing
(b) if given by hand delivery, the day of delivery with signed receipt or (c) if given by any other means, when delivered at the address specified in this Section with signed receipt. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.
     Successors and Assigns.

   Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants and agreements of the Purchaser and Seller in this Agreement shall bind their respective successors and assigns. The Purchaser may not assign or transfer its rights or obligations hereunder without the prior written consent of Seller.
     Descriptive Headings.

   The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     No Personal Liability of Directors, Officers,
Employees and Stockholders.

   Neither the Nation, nor any officer, office holder, agent, representative employee, member of the Purchaser or the Nation, as such, shall have any personal liability for any obligations of the Purchaser under this Agreement or, for any claim based on, in respect of, or by reason of, such obligations or their creation.
     Governing Law.

   THE  INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN
AND BE USED TO CONSTRUE THIS AGREEMENT.
     Judicial Proceedings; Waiver of Jury.

   Any judicial proceeding brought against either party hereto to enforce its rights under this Agreement may be brought in any court of competent jurisdiction in the State of New York or of the United States of America for the State of New York and, by execution and delivery of this Agreement, each such party (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, subject to any rights of appeal, and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each party hereto hereby waives personal service of process and consent that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 14.04, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. EACH PARTY HERETO HEREBY WAIVES
TRIAL  BY  JURY  IN  ANY  JUDICIAL  PROCEEDING  INVOLVING,
DIRECTLY,  OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING  IN
TORT,  CONTRACT OR OTHERWISE) IN ANY WAY ARISING  OUT  OF,
RELATED TO, OR CONNECTED WITH THIS AGREEMENT.
     Dispute Resolution and Consent to Suit. Subject to the provisions of this Section 14.10 and Section 14.11,

          Purchaser  expressly waives  sovereign  immunity
for   the   sole  purpose  of  permitting  or   compelling
arbitration as provided in this Section and consenting  to
the jurisdiction of any federal court located in the State
of  New  York  (or  any  federal  appellate  court  having
jurisdiction thereover) or any State of New York court  of
any level, in each case, of competent jurisdiction for the
purpose   of   any  mediation,  arbitration   or   lawsuit
(including enforcing awards and other remedies on  account
thereof),   as  applicable,  pursuant  to  the  provisions
hereof, arising out of this Agreement.  Without in any way
limiting   the  generality  of  the  foregoing,  Purchaser
expressly authorizes any governmental authorities who have
the right and duty under applicable law to take any action
authorized  or ordered by any court, to take such  action,
including  without limitation, entering the  Property  and
repossessing  any  furniture and equipment  subject  to  a
security  interest or otherwise giving effect to any  such
judgment entered.  In no instance shall any enforcement of
any  kind whatsoever be allowed against any assets of  the
Nation  or Purchaser other than the limited assets of  the
Purchaser specified in Section 14.11.
                14.10.1   Forum.   The following  disputes
between the parties hereto shall be resolved by the United
States  District  Court for the Southern District  of  New
York  (or  any federal appellate court having jurisdiction
thereover) or, if such United States District Court cannot
hear  or  refuses to hear such dispute, by  the  New  York
State  Supreme Court, sitting in New York County  (or  any
state appellate court having jurisdiction thereover):  (a)
any material monetary dispute and (b) any dispute in which
injunctive relief, specific performance or another similar
equitable  remedy is one of the remedies being  sought  by
either   party  (such  disputes  being  referred   to   as
"Judicially  Resolved Matters").  The  following  disputes
between   the  parties  hereto  shall  be  determined   by
mediation or arbitration as set forth in Section  14.10.2:
(a) any dispute as to whether any party hereto acted reasonably, or used commercially reasonable efforts, when required to so act under the terms and provisions of this Agreement, and (b) any non-material monetary dispute (such disputes being referred to as "JAMS Resolved Matters").
In the event that any dispute, controversy or claim arising between the parties hereto is not encompassed within the foregoing definitions of a Judicially Resolved
Matter or a JAMS Resolved Matter, such dispute shall be deemed to be a Judicially Resolved Matter, notwithstanding the definition of such term. Anything to the contrary contained herein notwithstanding, in the event that both the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) and the New York State Supreme

Court, sitting in New York County (or any state appellate court having jurisdiction thereover), cannot or refuse to hear any Judicially Resolved Matter, such dispute shall be brought in the New York State Supreme Court, sitting in Sullivan County (or any state appellate court having jurisdiction thereover) (or if such court cannot or refuses to hear such dispute, such dispute shall be resolved as if it were a JAMS Resolved Matter).

          14.10.2   Mediation and Arbitration.   All  JAMS
Resolved  Matters  shall  be  resolved  by  mediation   or
arbitration, to be held in the County, City and  State  of
New York, or such other location as the parties may agree,
before a single mediator/arbitrator who has at least  five
years of knowledge and experience in the casino, hotel and
real  estate  industries ("Arbitrator"), the  identity  of
whom shall be agreed upon by the parties from the panel of
mediators  and  arbitrators of  JAMS.   Failing  agreement
between  the  parties  concerning  the  identity  of   the
Arbitrator,   JAMS   shall  appoint  such   person.    The
Arbitrator shall immediately conduct mediation between the
parties  to attempt to resolve the dispute.  Failing  such
mediation,  the  Arbitrator shall  determine  the  dispute
through  arbitration.  The parties recognize that disputes
could  arise which will require expeditious determination.
In such cases, the Arbitrator shall render a determination
expeditiously,  and in the exercise of  discretion,  on  a
summary  basis.   Except  in such  exigent  circumstances,
arbitrations are to be conducted in accordance with the rules of JAMS.

          14.10.3   Choice  of  Law.  In  determining  any
matter the court or Arbitrator, as applicable, shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New
York law and applicable federal and Nation law. New York law shall govern the interpretation and construction of this Agreement.

          14.10.4  Confidentiality.  The parties (and,  in
the case of a JAMS Resolved Matter,  the Arbitrator) shall
maintain  strict  confidentiality  with  respect  to   the
judicial proceeding or arbitration, as applicable, subject to the requirements of applicable law, including the federal securities laws.

          14.10.5   Limitation of Actions.  The waiver  of
immunity  from suit in Section 14.10 by the  Purchaser  is
specifically   limited  to  injunctive  relief,   specific
performance and other similar equitable relief and to  the
enforcement  of  an  award of money  damages  by  judicial
proceeding  or  arbitration; provided that the  Arbitrator
and/or  the  court shall have no authority or jurisdiction
to  order execution against any assets or revenues of  the
Nation  and  may execute only as to the Purchaser  against
undistributed  or  future  Net  Revenues  of  the   Gaming
Enterprise  (as  such terms are defined in the  Management
Agreement).   Notwithstanding  any  other  provisions   of
Sections 14.10 and 14.11 to the contrary, in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Purchaser other than the limited assets of the Purchaser specified in this Section.

      Limitation of Liability

       Neither the Nation nor any officer, office-holder, employee, agent, representative or member of the Nation or of the Purchaser, as such, shall have any personal liability for obligations of the Purchaser under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, nor any officer, office holder, employee, agent, representative, or member of any member of Seller shall have any personal liability for the obligations of

Seller under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Counterparts.

   This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          SIGNATURES COMMENCE ON FOLLOWING PAGE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
CATSKILL DEVELOPMENT, L.L.C.



By:
   Name:
   Title:



        SIGNATURE(S) CONTINUE ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
CATSKILL DEVELOPMENT, L.L.C.



By:
                                 Name:
                                 Title:
           SIGNATURE(S) CONTINUE ON THE FOLLOWING PAGE
CAYUGA CATSKILL GAMING AUTHORITY



By:
   Name:
   Title:




CERTIFICATION: This is to hereby certify that the above was duly executed by an officer of Cayuga Catskill Gaming Authority pursuant to the authority vested therein.


______________________________________
______________________, Clerk
______________________________________
Date:

              Attachment to Land Purchase Agreement

                      SECTION 81 COMPLIANCE

In compliance with Section 81 of Title 25 U.S.C.A., the residence and occupation of the parties is as follows:

Party in Interest:       Cayuga Catskill Gaming Authority
Address:
     c/o The Cayuga Nation of New York
Post Office Box 11
Versailles, NY 14168
Occupation:              Gaming Authority

Party in Interest:       Catskill Development, L.L.C.
Address:  Route 17B
PO Box 5013
Monticello, New York 12701-5193
Occupation:              Real Estate and Raceway Company

Fixed limited time to run:    The sale of the real estate is to
be consummated no later than May 1, 2004 (see Section 9.01).

The _____________ of the Management Board of the __________________________________ is authorized to execute the attached document by Resolution No. _________ of the Management Board, dated ________________. Such authority is exercised in this instance because the Management Board has determined that execution of the attached document will further the economic development objectives of the Nation.

The document was executed on or about ____ p.m. on ____________ at __________, New York, for the particular purpose set forth above.

The undersigned parties agree that the foregoing agreement is in compliance with 25 U.S.C. 81.
WITNESS:


          Cayuga Catskill Gaming Authority


By:



WITNESS:


          Catskill Development, L.L.C.


By:
Name:
Title:


Dated:  __________________________, 2003     Approved Pursuant to
25 U.S.C.  81


United States Department of Interior Bureau of Indian Affairs:


By:___________________________________

Director (Acting)
Eastern Area Office
Bureau of Indian Affairs for the Secretary of the Interior and the Commissioner of Indian Affairs, acting under delegated authority

                            EXHIBIT A

                              Land

All that certain plot, piece or parcel of land situate, lying and being in the Village of Monticello, Town of Thompson, County of Sullivan and State of New York being more particularly described and designated as Parcel No. 1 (St. Regis Mohawk Trust Parcel) on "Final Revised Subdivision Plat of Lands of Catskill Development, L.L.C." dated May 25, 1999 and filed in the Office of the Sullivan County Clerk on February 4, 2000 as Map No. 8-271, together with and subject to the easements shown thereon.

                           SCHEDULE 1

                       Seller's Deliveries


1.   Warranty Deed.

2.   Certification of Representations and Warranties.

3.   Property Transfer Forms.

4.   Title Insurance Commitment.

                           SCHEDULE 2

                     Purchaser's Deliveries


1.   Certification of Representations and Warranties.

2.   Opinion Letter set forth in Section 9.02(d).

3.   Property Transfer Forms.

EXHIBIT 10.2

              GAMING FACILITY MANAGEMENT AGREEMENT

                          by and among

                   CAYUGA NATION OF NEW YORK,

                CAYUGA CATSKILL GAMING AUTHORITY,

                               and

              MONTICELLO CASINO MANAGEMENT, L.L.C.






                   Dated:  as of April 3, 2003

1.          RECITALS AND CONDITIONS PRECEDENT                  1

2.          DEFINITIONS                                        2

3.          COVENANTS                                          6
     3.1ENGAGEMENT OF MANAGER                                  6
     3.2TERM                                                   6
     3.3ESTABLISHMENT AND OPERATION OF MANAGEMENT BUSINESS
        BOARD                                                  6
     3.4MANAGER'S COMPLIANCE WITH LAW; LICENSES                7
     3.5THE NATION'S AMENDMENTS TO NATION GAMING ORDINANCE     7
     3.6MANAGEMENT FEE                                         8

4.          BUSINESS AND AFFAIRS IN CONNECTION WITH THE
            GAMING ENTERPRISE.                                 8
     4.1MANAGER'S AUTHORITY AND RESPONSIBILITY                 8
     4.2DUTIES OF MANAGER                                      9
     4.3SECURITY AND SURVEILLANCE                             11
     4.4DAMAGE, CONDEMNATION OR IMPOSSIBILITY OF THE GAMING
        ENTERPRISE                                            12
     4.5ALCOHOLIC BEVERAGES AND TOBACCO SALES                 13
     4.6EMPLOYEES.                                            13
     4.7MARKETING AND ADVERTISING                             14
     4.8PRE-OPENING.                                          15
     4.9OPERATING BUDGETS                                     15
     4.10  CAPITAL BUDGETS                                     17
     4.11  CAPITAL REPLACEMENTS                                17
     4.12  CONTRACTING                                         18
     4.13  DETERMINATION OF QUALIFICATIONS  AND COMPENSATION   18
     4.14  LITIGATION                                          18
     4.15  EMPLOYEE BACKGROUND INVESTIGATIONS                  18
     4.16  GAMING ENTERPRISE PERSONNEL POLICIES                19
     4.17  NO MANAGER WAGES OR SALARIES                        19
     4.18  INTERNAL CONTROL SYSTEMS                            19
     4.19  BANK ACCOUNTS                                       20
     4.20  DAILY DEPOSITS TO DEPOSITORY ACCOUNT                20
     4.21  DISBURSEMENT ACCOUNT                                20
     4.22  NO CASH DISBURSEMENTS                               20
     4.23  PETTY CASH FUND                                     20
     4.24  TRANSFERS BETWEEN ACCOUNTS                          21
     4.25  INSURANCE                                           21
     4.26  ACCOUNTING AND BOOKS OF ACCOUNT.                    22

5.          LIENS                                             23

6.          MANAGEMENT FEE, REIMBURSEMENT AND DISBURSEMENT
            AND FUNDING.                                      24
     6.1AUTHORIZATION FOR PAYMENT OF MANAGEMENT FEE BY
        MANAGER                                               24
     6.2DISBURSEMENTS                                         24
     6.3ADJUSTMENT TO BANK ACCOUNT                            24
     6.4PAYMENT OF FEES AND THE AUTHORITY; DISBURSEMENT       24
     6.5OPERATIVE DATES                                       27
     6.6PAYMENT OF NET REVENUES                               27
     6.7TOTAL RECOUPMENT FOR DEVELOPMENT COSTS                27

7.          GENERAL PROVISIONS.                               27
     7.1NOTICE                                                27
     7.2AUTHORIZATION                                         28
     7.3RELATIONSHIP                                          28
     7.4MANAGER'S CONTRACTUAL AUTHORITY                       28
     7.5FURTHER ACTIONS                                       28
     7.6DEFENSE                                               29
     7.7INDEMNITY                                             30
     7.8WAIVERS                                               30
     7.9CAPTIONS                                              30
     7.10  SEVERABILITY                                        30
     7.11  INTEREST                                            30
     7.12  REIMBURSEMENT                                       30
     7.13  THIRD PARTY BENEFICIARY                             31
     7.14  BROKERAGE                                           31
     7.15  SURVIVAL OF COVENANTS                               31
     7.16  ESTOPPEL CERTIFICATE                                31
     7.17  PERIODS OF TIME                                     31
     7.18  PREPARATION OF AGREEMENT                            31
     7.19  EXHIBITS                                            31
     7.20  NON-ASSIGNABILITY                                   31
     7.21  CONFIDENTIAL INFORMATION                            32
     7.22  PATRON DISPUTE RESOLUTION                           32
     7.23  MODIFICATION                                        32
     7.24  EXECUTION IN COUNTERPART ORIGINALS                  32
     7.25  ENTIRE AGREEMENT                                    32

8.          WARRANTIES.                                       32
     8.1PRESERVATION OF AGREEMENT                             32
     8.2NON-INTERFERENCE IN THE NATION'S AFFAIRS              32
     8.3PROHIBITION OF PAYMENTS TO MEMBERS OF THE NATION
        GOVERNMENT OR THE AUTHORITY                           33
     8.4PROHIBITION OF HIRING MEMBERS OF THE NATION
        GOVERNMENT OR THE AUTHORITY                           33
     8.5PROHIBITION OF FINANCIAL INTEREST IN GAMING
        ENTERPRISE                                            33

     8.6THE NATION TAXES                                      33

9.          GROUNDS FOR TERMINATION.                          34
     9.1VOLUNTARY TERMINATION AND TERMINATION FOR CAUSE       34
     9.2VOLUNTARY TERMINATION                                 34
     9.3TERMINATION FOR CAUSE.                                34
     9.4INVOLUNTARY TERMINATION DUE TO CHANGES IN LEGAL
        REQUIREMENTS                                          36
     9.5MANAGER'S RIGHT TO TERMINATE AGREEMENT                36
     9.6CONSEQUENCES OF TERMINATION FOR MANAGER'S BREACH 36 9.7CONSEQUENCES OF TERMINATION FOR THE AUTHORITY'S
        BREACH                                                36

10.         CONCLUSION OF THE MANAGEMENT TERM                 37
     10.1  TRANSITION                                          37
     10.2  UNDISTRIBUTED NET REVENUES                          37

11.         CONSENTS AND APPROVALS.                           37
     11.1  THE AUTHORITY                                       37
     11.2  MANAGER                                             37

12.         DISCLOSURES.                                      37
     12.1  PARTNERS AND AFFILIATES                             37
     12.2  CRIMINAL AND CREDIT INVESTIGATION.                  37
     12.3  DISCLOSURE AMENDMENTS                               38
     12.4  BREACH OF MANAGER WARRANTIES AND AGREEMENTS         38

13.         RECORDATION                                       38

14.         NO PRESENT LIEN, LEASE OR JOINT VENTURE           38

15.         DISPUTE RESOLUTION.                               45
     15.1  CONSENT TO SUIT                                     14
     15.2  FORUM                                               45
     15.3  LIMITATION OF LIABILITY                             45

16.         TIME IS OF THE ESSENCE                            41

17.         THE AUTHORITY'S ASSETS                            41

18.         GAMING NOTICE PROVISION                           41

19.         PERFORMANCE DURING DISPUTES                       41

20.         MARKS                                             41
     20.1  THE AUTHORITY'S MARKS                               41
     20.2  MANAGER'S MARKS                                     42

21.         GAMING ENTERPRISE NAME                            43

22.         GOVERNMENT SAVINGS CLAUSE                         43

23.         STATEMENT REGARDING CLASS II GAMING               43



                            EXHIBITS
A.   Legal Description of the Property
B.   List of Members of Monticello Casino Management, L.L.C.
C. Policies and Procedures for Resolution of Personnel Disputes between Manager and Employees of Gaming Enterprise
D.   Policies and Procedures for Patron Disputes
E.   List of Nation Holidays
F.   Legal Description of the Non-Casino Facility
G.   Authority Documents of Cayuga Catskill Gaming Authority
H.   Authority Documents of Manager
I.   Monthly Administrative Advances to the Authority
J.   Alpha Merger Transaction

                     Index of Defined Terms

Affiliate  2                       Insurance Company    22
Affiliate Transaction12            Interest and Excess Cash Flow
Agreement  1                        Account   5
Amounts Owed to Senior Secured     Land Lease 5
 Noteholders    27                 Land Purchase Agreement   5
Arbitrator(s)   41                 Legal Requirements   5
Authority  1, 2                    Management Agreement 1
Authority's Inspectors    15       Management Board5
Authority's Marks    43            Management Business Board 5
Authority's Representatives        Management Distributions  27
 2                                 Management Fee  9
B.I.A.2                            Manager    1
Bank Roll Amount21                 Manager's Marks 44
Budget17                           Manager's Representative  5
Bureau of Indian Affairs  2        Member of the Nation
Capital Budget  18                  Government     5
Capital Replacements 18            Minimum Balance 5
Cash Maintenance Account  2        Minimum Priority Payment  5
Class II Gaming 2                  Nation1, 5
Class III Gaming2                  Nation Gaming Ordinance   5
Collateral Agreement 2             National Indian Gaming
Commencement Date    2              Commission     6
Compact    2                       NEPA  31
Cooperation Agreement3             Net Revenues    6
Council    3                       NIGC  6
CPI   3                            Non-Casino Facility  6
Depository Account   3, 21         Operating Expenses   6
Developer  3                       Parties    41
Development and Construction       Person6
 Agreement 3                       Petty Cash Fund 22
Development Business Board3        Pre-Opening Bank Account(s)
Disbursement Account 22             16
Effective Date  3                  Pre-Opening Budget   16
FBI   39                           Project Costs   6
Financing Agreements 3             Promotional Allowances    7
Furniture, Trade Fixtures, and     Property   7
 Equipment 3                       Proposed Assignee    34
GAAP  4                            Qualified  19
Gaming3                            Relative   7
Gaming Authority Charter  3        Senior Secured Note Indenture
Gaming Enterprise    3              7
Gaming Enterprise Personnel        Senior Secured Notes 7
 Policies  4                       Shared Facilities Agreement
Gaming Facility 4                   7
General Manager 4                  Term  8
Generally Accepted Accounting      Trade Fixtures  7
 Principles     4                  Trustee    7
Gross Gaming Revenue Win  4        Win   4
Gross Revenues  4
IGRA  1, 4
Indebtedness    4
Independent Financial Advisor
 4
Indian5

              GAMING FACILITY MANAGEMENT AGREEMENT

THIS GAMING FACILITY MANAGEMENT AGREEMENT (this "Agreement" or this "Management Agreement") has been entered into as of April 3, 2003, by and among CAYUGA CATSKILL GAMING AUTHORITY and its permitted successors and assigns (the "Authority"), MONTICELLO CASINO MANAGEMENT, L.L.C., a New York limited liability company, and its permitted successors and assigns ("Manager") and CAYUGA NATION OF NEW YORK (the "Nation") for the limited purposes stated in Sections 3.5 and 4.2.2 and Articles 8 and 15.

Recitals and Conditions Precedent


WHEREAS, the Nation is an Indian Nation acknowledged as such by the United States; and
WHEREAS, the United States Congress enacted the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701, et seq. (the "IGRA") to promote economic development, self-sufficiency, and strong governments in the Nation; and
WHEREAS, the Nation intends to enter into a Class III gaming compact with the State of New York, and have such compact approved by the United States Secretary of the Interior, to govern the conduct of Class III gaming on lands held in trust by the United States of America for the benefit of the Nation; and WHEREAS, it is the objective of the Nation to provide employment for its members and improve the social, economic, educational, and health services for its members and the community; and WHEREAS, Catskill Development, L.L.C., proposes to convey legal title to approximately 30 acres of land in Monticello, New York to the United States of America in trust for the Nation; and WHEREAS, the Sullivan County community surrounding such land is very positive about and strongly supportive of the Nation's plan to develop such land and to conduct gaming upon such land; and WHEREAS, the Nation has established the Authority, an instrumentality of the Nation, to which the Nation has assigned its authority over the development and conduct of gaming on the land in Monticello, New York, to be conveyed to the United States in trust for the Nation, including the authority to enter into agreements for the financing, development, construction and operation of a casino on such land; and
WHEREAS, the development of the Gaming Enterprise (hereinafter defined) will require a significant capital investment; and WHEREAS, the Authority seeks technical and financial expertise to manage the Gaming Enterprise and desires to employ a firm with the appropriate management and business expertise to manage the Gaming Enterprise; and
WHEREAS,  Manager  meets the Authority's  standard  in  terms  of expertise, experience and ability to assist the Authority in obtaining financing to construct and develop the Gaming Enterprise and thereafter to manage, operate, and maintain the Gaming Enterprise as well as to instruct the Authority and others in the operation of a first-class gaming facility; and WHEREAS, this Agreement is entered into pursuant to IGRA.
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby restate the Original Agreement in its entirety and further agree as follows:

Definitions

   As used in this Agreement, the terms listed below shall have the meanings assigned to them in this Section:
"Affiliate" shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person. For the purpose of this definition, "control" means the ability to directly or indirectly, by voting securities, partnership or member interests, contract or otherwise, direct or cause the direction of the policies or management of the specified Person. "Authority" shall mean Cayuga Catskill Gaming Authority, an instrumentality of the Nation.
"Authority's Representatives" shall mean the persons designated by the Authority to sit on the Management Business Board. The Authority's Representatives shall serve as the liaisons between the Authority and Manager during the term of this Agreement. "Bureau of Indian Affairs" or "B.I.A" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.
"Cash Maintenance Account" shall mean the cash collateral account required to be established by the Senior Secured Note Indenture. "Class II Gaming" shall mean Class II Gaming as defined in IGRA. "Class III Gaming" shall mean Class III Gaming as defined in IGRA.
"Collateral Agreement" shall mean another agreement between the parties as defined by 25 C.F.R. 502.5.
"Commencement Date" shall mean the first date that the Gaming Facility is Completed (as defined in the Senior Secured Note Indenture), open to the public and that Gaming is being conducted in the Gaming Facility on a non-temporary basis, pursuant to the terms of this Agreement. Manager shall memorialize the
Commencement  Date  in  a  writing  signed  by  Manager  and  the
Authority and delivered to the NIGC and to the B.I.A. Area Director, Eastern Area Office.
"Compact" shall mean the state Compact of the Nation, and any amendments or modifications thereto, to be entered into between the Nation and the State of New York pursuant to IGRA, or such other Compact as may be substituted therefor.
"Cooperation Agreement" means that certain Cooperation Agreement, dated December 17, 1997, made by and between Catskill Development, L.L.C. and the Village of Monticello, as the same may be modified from time to time.
"Council" shall mean the Council of Chiefs, Representatives and Clan Mothers of the Nation.
"Depository Account" shall mean the depository account established by Manager for the benefit of the Authority pursuant to Section 4.20 hereof.
"Developer"  shall  mean Monticello Raceway Development  Company,
L.L.C.
"Development and Construction Agreement" shall mean that certain Development and Construction Agreement, dated as of the date as of which this Agreement is made, by and among Developer, the Authority, and the Nation for the limited purposes set forth therein, providing the terms under which Developer will develop the Gaming Facility, including without limitation, design, construction and furnishing and equipping same.
"Development Business Board" shall mean the committee of that name created by the Development and Construction Agreement. "Effective Date" shall mean the date on which the Chairman of the NIGC grants written approval of this Agreement. The parties agree to cooperate and to use their commercially reasonable efforts to satisfy the above condition at the earliest possible date.

"Financing Agreements" shall mean the Senior Secured Note Indenture, the Senior Secured Notes, and any other related or collateral agreement and the exhibits and schedules thereto by which funds are advanced to the Authority, the proceeds of which are to be used exclusively to purchase the Property, develop, design, construct, furnish, equip and provide start-up and working capital for the Gaming Enterprise and to make certain renovations, improvements or alterations to the Non-Casino Facility.
"Furniture, Trade Fixtures, and Equipment" shall mean all furniture, Trade Fixtures and equipment required or used in the operation of the Gaming Enterprise in accordance with the plans and specifications of the Gaming Facility.
"Gaming" shall mean any and all activities defined as Class II or Class III Gaming under IGRA or authorized under the Compact. "Gaming Authority Charter" shall mean the charter establishing the Authority as enacted by a resolution adopted by the Council on March 7, 2003.
"Gaming Enterprise" shall mean any commercial enterprise of the Authority authorized by the IGRA and/or the Compact and operated and managed by Manager on the Property in accordance with the terms and conditions of this Agreement to engage in Gaming; and any other lawful commercial activity related to Gaming allowed in the Gaming Facility including, but not limited to, automatic teller machines, and, subject to any limitations contained in the Cooperation Agreement, the sale for individual consumption of food, beverages, tobacco, gifts and souvenirs, but excluding any franchised or licensed vendors paying a fee to the Gaming Enterprise. "Gaming Enterprise" shall exclude any wagering activities related to the outcome of any racetrack or racing contest conducted off the Property; provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the Non-Casino Facility at any time during a consecutive twenty-four (24) month period or if such racetrack has been abandoned and not reoccupied within seven
(7) days after notice from the Authority to the record owner of the Non-Casino Facility, the foregoing prohibition against racetrack wagering activities shall (subject to applicable Legal Requirements) be of no further force or effect. "Gaming Enterprise" includes any building or accommodation used for Gaming on the Property and related on-site retail sales on the Property. The Authority shall have the sole proprietary interest in and responsibility for the conduct of all Gaming conducted by the Gaming Enterprise, subject to the rights and responsibilities of Manager under this Agreement.
"Gaming Enterprise Personnel Policies" shall mean the policies and procedures established pursuant to Section 4.16 herein. "Gaming Facility" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Property within which the Gaming Enterprise will be housed.
"General Manager" shall mean the individual employed by Manager to direct the operation of the Gaming Facility.
"Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants from time to time and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
"Gross Gaming Revenue Win" or "Win" shall mean the net win from Gaming activities which is the difference between Gaming wins and losses before deducting costs and expenses, determined in accordance with GAAP consistently applied.

"Gross Revenues" shall mean all revenues of any nature derived directly or indirectly from the Gaming Enterprise including, without limitation, gross gaming win, interest, distributions, or dividends earned on bank accounts and investments, food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires), and revenue recorded for Promotional Allowances, determined in accordance with GAAP consistently applied.
"IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq. as it may, from time to time, be amended.
"Indebtedness" shall have the meaning set forth in the Senior Secured Note Indenture.
"Independent   Financial  Advisor"  shall  mean  an   accounting,
appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Management Business Board, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and Manager.
"Indian"  shall mean any member of a federally recognized  Indian
Nation.
"Interest and Excess Cash Flow Account" shall have the meaning set forth in the Senior Secured Note Indenture.
"Land Lease" means that certain land lease to be made by and between the Nation, as lessor, and the Authority, as lessee, demising the Property, the terms and provisions of which shall be agreed upon by the Authority and the Nation, subject to the approval  of  Manager, which approval shall not  be  unreasonably withheld.
"Land Purchase Agreement" shall mean that certain Land Purchase Agreement, dated as of the date as of which this Agreement is made between Catskill Development, L.L.C. and the Authority, by which Catskill Development, L.L.C. shall convey the Property to the United States to be held in trust for the benefit of the Nation.
"Legal Requirements" shall mean singly and collectively, the Compact, IGRA, the Cooperation Agreement, all applicable laws, rules and regulations of the Nation, including, without limitation, the Nation Gaming Ordinance, and all other applicable federal and New York laws.
"Management  Board"  shall  mean  the  Management  Board  of  the
Authority.
"Management Business Board" shall mean the committee  created  by
Section 3.3 of this Agreement.
"Manager's Representative" shall mean the persons designated by Manager to sit on the Management Business Board. Manager's Representatives shall serve as the liaisons between Manager and the Authority during the term of the Agreement.
"Member  of the Nation Government" shall mean any member  of  the
Council or of the Management Board of the Authority, and any Nation court official with jurisdiction over the Property or over the Gaming Enterprise.
"Minimum Balance" shall mean that sum of money agreed to by the Management Business Board to be maintained in the Gaming Enterprise bank account(s) to serve as working capital for Gaming Facility operations. The Management Business Board may adjust the Minimum Balance at any time and from time to time in accordance with reasonable and prudent business practices. "Minimum Priority Payment" shall mean the amount to be paid to the Authority as provided in Section 6.4 (First) of this Agreement.
"Nation" shall mean Cayuga Nation of New York, a federally recognized Indian nation.
"Nation Gaming Ordinance" shall mean the resolutions authorizing Class III Gaming adopted by the Council on March 7, 2003 and any amendments, supplements or modifications thereto, and all related or implementing ordinances, which are enacted by the Nation or the Authority to authorize and regulate Gaming on the Property pursuant to IGRA.

"National Indian Gaming Commission" or "NIGC" shall mean the commission established pursuant to 25 U.S.C. 2704.
"Net Revenues" shall mean Gross Revenues of the Gaming Enterprise from all sources excluding Gross Revenues related to Class II Gaming, less all related Operating Expenses, excluding the Management Fee, and less the retail value of Promotional Allowances and less the following revenues actually received by the Gaming Enterprise and included in Gross Revenues: (i) any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons;
(iii) any sums and credits received by the Gaming Enterprise for lost or damaged merchandise; (iv) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) which are received from patrons and passed on to a governmental or quasi-governmental entity; (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets; (vi) any fire and extended coverage insurance proceeds other than for business interruption; (vii) any condemnation awards other than for temporary condemnation; and (viii) any proceeds of financing or refinancing, all as determined  in accordance with GAAP consistently applied  and  25
U.S.C.  2703 (9).
"Non-Casino Facility" shall mean all buildings, fixtures and improvements located on land described in Exhibit F owned by Catskill Development, L.L.C., or any of its affiliates. "Operating Expenses" shall mean expenses of the operation of the Gaming Enterprise, excluding expenses related to Class II Gaming, determined in accordance with GAAP, consistently applied. Operating Expenses shall include, without limitation: (i) all accrued interest expense (whether or not distributed and whether or not deposited including deposits into the Interest and Excess Cash Flow Account as that term is defined in the Senior Secured
Note Indenture) with respect to interest on the Senior Secured Notes; (ii) depreciation and amortization expense; (iii) any bond premium incurred pursuant to the Senior Secured Note Indenture;
(iv) payments required pursuant to the Cooperation Agreement; and
(v) payments required pursuant to any agreement with the State of New York and (vi) any amounts that may be funded on account of the Minimum Balance from time to time.
"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. "Project Costs" shall mean the sum of: (i) all so-called "hard" and "soft" costs incurred in developing, designing, constructing, equipping and furnishing the Gaming Facility, and making certain renovations, improvements or alterations to the Non-Casino Facility, including, without limitation, any costs related to land acquisition, professional services, pre-opening costs, and initial operating capital for the Gaming Enterprise; (ii) all start up and operating costs of the Gaming Authority until the Commencement Date; and (iii) all financing fees and expenses including, without limitation, interest payments and any scheduled principal payments, prior to the Commencement Date; provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied.
"Promotional Allowances" shall mean the retail value of any transportation, complimentary accommodations at local hotels, food, beverages, merchandise, chips, tokens, shows, or services provided to patrons for promotional purposes.

"Property" shall mean the parcel of land described in Exhibit A, or such other parcel, approved by the Nation, and Catskill Development, L.L.C., to be held by the United States of America in trust for the Nation and upon which the Gaming Enterprise is to be conducted.
"Relative" shall mean an individual residing in the same household and who is related as a spouse, father, mother, sister, brother, son or daughter of the other person.
"Senior Secured Note Indenture" shall mean that certain Indenture by and among the Authority, the Nation, and the Trustee, pursuant to which the Senior Secured Notes are issued.
"Senior Secured Notes" shall mean the Authority's Series A Senior Secured Notes and Series B Senior Secured Notes, if any, issued by the Authority pursuant to the Senior Secured Note Indenture. "Shared Facilities Agreement" shall mean that certain Shared Facilities Agreement dated as of the date as of which this Agreement is made by and between the Authority and Catskill Development, L.L.C., as the same may be modified from time to time.
"Trade Fixtures" shall mean fixtures or equipment attached to the building in which the Gaming Enterprise shall be conducted that are used to conduct, support or facilitate the conduct of Gaming, and including, but not limited to: gaming machines, gaming tables, gaming equipment cabinets, coin, cash and chip counting machines, computers, computer monitors and related equipment, cash registers, safes, surveillance equipment, television cameras, monitors and recorders, audio and musical instruments, equipment and speakers, and stoves, ovens, cabinets, refrigerators, freezers, and other kitchen equipment. Decorative fixtures, railings, lights, flooring, plumbing fixtures, sinks, toilets, and all other real property fixtures are not Trade Fixtures and shall not be subject to any lien or encumbrance. "Trustee" shall mean the trustee designated under the Senior Secured Note Indenture.

Covenants

   In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:
Engagement of Manager

   The Authority hereby retains and engages Manager as the Authority's agent for the purposes of carrying out its duties under this Agreement including managing the Gaming Enterprise (other than those portions of the Gaming Enterprise conducting Class II Gaming) and training designees of the Authority and employees of the Gaming Enterprise in the management of the Gaming Enterprise. Subject to the terms of this Agreement, the foregoing is intended to grant Manager the exclusive right to manage the Gaming Enterprise (other than those portions of the Gaming Enterprise conducting Class II Gaming) during the Term. Nothing contained herein grants or is intended to grant Manager a titled interest to the Gaming Facility or to the Gaming Enterprise or any right to manage Class II Gaming. Manager hereby accepts such retention and engagement and promises to use commercially reasonable efforts to promote and manage the Gaming Enterprise and to train the designees of the Authority and others as aforesaid.

Term

   This Agreement shall become effective on the Effective Date. The term ("Term") of this Agreement shall begin on the Commencement Date and continue for a period of seven years, unless sooner terminated by either party in accordance with the provisions of this Agreement, provided that the Term shall not include any period of cessation of Gaming on the Property during which the Term is tolled pursuant to Section 4.4.5 of this Agreement.
Establishment and Operation of Management Business Board

   The Management Business Board is a committee that shall consist of four representatives, two of whom are appointed by the Authority and two of whom are appointed by Manager. Manager shall designate as its representatives to the Management Business Board the same persons who represent Developer on the Development

Business Board established by the Development and Construction Agreement. The Authority shall designate as its representatives to the Management Business Board the same persons who represent it on the Development Business Board. Either party may change its representatives to the Management Business Board at any time, provided that this Section is complied with and that notice is provided pursuant to Article 7. The Authority and Manager may designate a proxy on behalf of a named representative to act in the absence of such representative to the Management Business Board, provided that such designation be in writing by, in the case of the Authority, its chairman, or in the case of Manager, its managing director, and that notice of such designation be provided pursuant to Section 7.1 of this Agreement. Such proxy shall have the full authority to act, vote or consent on behalf of such representative. Except as otherwise expressly provided in this Agreement, in order to be effective, any action of the Management Business Board must be the result of agreement by at least three members of the Management Business Board or designees. The parties hereby agree to ensure that their respective representatives to the Management Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Management Business Board. In the event such agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 15. The parties shall cooperate in setting meeting schedules for the Management Business Board during the term hereof. Any two or more representatives of the Management Business Board shall have authority to call a special meeting of the Management Business Board on three (3) days' written notice (by facsimile or otherwise) to the other representatives that comprise the Management Business Board on such date.
Manager's Compliance with Law; Licenses

..   Manager  covenants that it will at all times  comply  in  all material respects with all Legal Requirements, including the Nation Gaming Ordinance, the IGRA, the Compact, applicable New York statutes, applicable Federal law, and any licenses issued
under   any  of  the  foregoing.   Manager,  Manager's  executive
officers, and all other persons required by applicable law shall be licensed to operate the Gaming Enterprise (other than those portions of the Gaming Enterprise conducting Class II Gaming) pursuant to the Nation Gaming Ordinance. The Authority shall not
unreasonably  withhold,  withdraw,  qualify  or  condition   such
licenses, provided however, that the Authority may assess license fees reflecting commercially reasonable regulatory costs incurred by the Authority solely in connection with the Gaming Enterprise and any other costs incurred by the Authority pursuant to the Compact solely in connection with the Gaming Enterprise.

The Nation's Amendments to Nation Gaming Ordinance. Except as required by State or federal law, the Nation and the Authority will not adopt any amendments to the Nation Gaming Ordinance that would (a) materially increase Manager's obligations hereunder or under the Nation Gaming Ordinance; (b) result in a material reduction in the amount of the Management Fee payable to Manager absent such amendment to the Nation Gaming Ordinance; or (c) have any other material adverse effect on Manager's rights under this Agreement, the Financing Agreements, Developer's rights under the Development and Construction Agreement, or any other document executed by the parties related thereto, provided that nothing herein shall prevent the Authority from assessing license fees reflecting commercially reasonable regulatory costs incurred by the Authority and any other costs incurred by the Authority pursuant to the Compact. The Authority shall give Manager notice and a copy of the full text of any proposed amendment to the Nation Gaming Ordinance at least 14 days before any such amendment will go into effect, but failure to give such notice shall not affect the validity or enforceability of such amendment.

Management Fee

..   The  Authority  agrees to pay Manager a fee (the  "Management
Fee")  equal to thirty-five percent (35%) of Net Revenues.   Such
fee  shall be paid pursuant to Article 6 of this Agreement.   The
Management Fee shall be calculated as described in this Section and shall be paid monthly as provided by Section 6.1 of this Agreement.

Business and Affairs in Connection with THE Gaming Enterprise.

Manager's Authority and Responsibility

..   All  business  and affairs in connection with the  day-to-day operation, management and maintenance of the Gaming Enterprise and the Gaming Facility (excluding, in each case, that portion of the Gaming Enterprise and the Gaming Facility conducting Class II Gaming), including the establishment of operating days and hours, shall be the exclusive responsibility of Manager and shall be performed in accordance with the applicable provisions hereof, including without limitation, the Budget. Manager shall select a General Manager on or before a date that is at least ninety (90) days prior to the Commencement Date. The General Manager shall be an employee of the Gaming Enterprise. Manager is hereby granted all power and authority that is necessary or appropriate to act, through the General Manager, in order to fulfill its responsibilities under this Agreement. Manager agrees to employ
prudent   and   commercially  reasonable  management   practices,
including competitive selection of goods and services, where appropriate.
     Selection of General Manager. Manager shall propose the General Manager, and his appointment shall be subject to approval by the Management Business Board, provided that such approval must be by unanimous vote of the four members of the Management Business Board. Manager shall exercise commercially reasonable efforts to promptly propose the General Manager, including any replacement General Manager, and to obtain Management Business Board approval.

     Removal of General Manager. The General Manager may be removed, with or without Cause (hereafter defined), by an affirmative vote of three members of the Management Business Board. In addition, the General Manager shall be removed if Cause exists for his removal and the Authority's Representatives request his removal in writing, specifying such Cause, provided that "Cause" for the purposes of this Section shall be limited to the following: (a) the failure or inability for any reason of the General Manager to devote his full business time to the business of the Gaming Enterprise, (b) the failure of the General Manager to diligently perform his duties on behalf of the Authority, (c) the commission by the General Manager of any crime involving moral turpitude or a felony, (d) the commission by the General Manager of any act which adversely affects or would reasonably be expected to adversely affect the Gaming Enterprise or the Authority's business reputation, (e) any breach by the General Manager of any of the material terms of, or the failure to perform any material covenant contained in, any agreement between him and the Authority which is not cured within fifteen
(15) days after notice from the Authority to General Manager and Manager of such breach, (f) the violation by the General Manager of material instructions or policies established by the Manager pursuant to the terms hereof with respect to the operation of Gaming Enterprise which is not cured within fifteen (15) days after notice from Manager of such violation, (g) the removal of the General Manager is required by the NIGC or its Chairman in order to avoid termination of this Agreement or (h) the General Manager has knowingly and willfully provided false or misleading material statements or information to the NIGC or the Authority. In the event that a dispute exists between the Authority's Representatives and the other members of the Management Business Board as to whether Cause exists with respect to Cause as described in clauses (a), (b) or (d), such dispute shall be resolved by mediation or arbitration as set forth and in the manner provided in Article 15. In all other cases, the determination by the Authority's Representatives that Cause exists shall (subject to the notice and cure provisions set forth in clause (e) and (f) above, if applicable) be conclusive.

     Interim General Manager. In the event that the General Manager's position is vacant, until such time as the Management Business Board approves a General Manager, Manager may appoint an interim General Manager subject to the approval of the Management Business Board.

Duties of Manager

..   In  managing, operating, maintaining and repairing the Gaming
Enterprise and the Gaming Facility, Manager's duties shall include, without limitation, the following:
     Management. Manager shall use prudent and commercially reasonable measures for the orderly administration, management, and operation of the Gaming Enterprise and the Gaming Facility.

     Compliance. Manager shall comply in all material respects with all present and future statutes, regulations and ordinances of the Nation and the Authority. Except with the consent of the Management Business Board or as required by federal, state or local law, the Nation shall not and the Authority shall not, and shall not permit any of their respective representatives, political subunits or councils, agencies or instrumentalities, to, directly or indirectly, (i) increase or impose any tax, levy, or other monetary payment or reimbursement obligation on the Gaming Enterprise (except for licensing fees and the costs and expenses of investigations for gaming licenses of the Nation as permitted in this Agreement if conducted by the State of New York, the FBI (hereinafter defined) or any other law enforcement agency or regulatory authority that is not an Affiliate of the Nation and the reasonable costs and expenses of such investigations if conducted by the Authority or any other Person not referred to above) or on any patrons of the Gaming Enterprise, or on any activity at the Gaming Enterprise (gaming or otherwise), other than any payments due under any agreement in effect on the Effective Date or any such payments that are not materially adverse to the economic interests of Manager; (ii) amend the terms of the Financing Agreements in any material manner that would be materially adverse to the economic interests of Manager; (iii) take any other action, enter into any agreement or enact any ordinance, law, rule or regulation that would, directly or indirectly, have a material adverse economic effect on Manager's rights hereunder, materially reduce the Management Fee otherwise payable hereunder or materially increase Manager's obligations hereunder; or (iv) violate the Indian Civil Rights Act (25 U.S.C. 1301-1303). Prior to any changes in the Nation's or the Authority's land use or zoning regulations or ordinances applicable to the Property or the Gaming Facility during the Term of this Agreement, Manager and the Nation and/or the Authority shall jointly determine whether the Property or the Gaming Facility, as applicable, shall be exempt from such changes; provided, however, that the Nation may, without having to obtain the consent or approval of Manager, pass reasonable health, building and safety ordinances applicable to the Property and/or the Gaming Facility that are no more onerous than and that would not increase the expense of the Property or the Gaming Facility, as applicable, to an extent greater than the comparable health and safety regulations or laws that would be in effect if the Property were not land held in trust by the United States for the benefit of the Nation. In addition, except as specifically provided in this Agreement, the Nation shall not, and shall not permit the Authority or any of the Nation's representatives, political subunits or councils, agencies, instrumentalities to, directly or indirectly, impose, levy, tax or otherwise make any charge on the Management Fee, unless such levy, tax, or charge is reimbursed in full.

          If the Nation or the Authority takes action to comply with federal or state law that would otherwise violate the foregoing paragraph, the Nation or the Authority, as applicable, will give notice to Manager of such action and, to the extent practicable, the Nation or the Authority, as applicable, shall give Manager at least 30 days prior written notice of any such action. If the Nation or the Authority violates the foregoing paragraph for any other reason, the Authority, shall compensate Manager for any actual costs or losses associated therewith.

          The Nation will not permit or incur any consensual liability of the Nation (or of any other instrumentality or subunit of the Nation) that is a legal obligation of the Authority (except if payable solely from the Authority's distribution of Net Revenues), or for which the Authority's assets (other than the Authority's distribution of Net Revenues) may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Agreement. Without the consent of the Management Business Board, neither the Authority nor Manager shall incur any liability that is not consistent with the annual budget or incur any material indebtedness which shall directly or indirectly become an Operating Expense, except nothing herein shall limit the power of the Nation to assess the licensing fees permitted under this Agreement.

          The Nation will not, pursuant to or within the meaning of any bankruptcy law, appoint or consent to the appointment of a custodian of the Authority or for all or substantially all of the property of the Authority that has the effect of staying, repudiating, or terminating this contract, or removing Manager.

          The Nation agrees that it will not enact any bankruptcy law or similar law for the relief of debtors that would impair, limit, restrict, delay, or otherwise materially adversely affect any of the rights and remedies of Manager provided in this Agreement.

          The Nation agrees that it will not, and will not permit the Authority or any of the Nation's representatives, political subunits, agencies, instrumentalities or councils to, exercise any power of eminent domain over the Property (other than any such exercise that would not materially adversely affect the economic rights and benefits of Manager).

          The Nation agrees that the Authority shall have sole and exclusive jurisdiction to operate any Gaming enterprise on behalf of the Nation or any political subunit thereof on the Property.

          Nothing in this Section shall limit or restrict the sovereign right of the Nation to enact laws, regulations or ordinances that do not affect the Gaming Enterprise or the rights and benefits of Manager hereunder or otherwise in a manner that does not violate this Section.

     Required Filings. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact.

     Contracts in the Authority's Name and at Arm's Length. Contracts for the operation of the Gaming Enterprise (other than in respect of Class II Gaming) shall be negotiated by Manager and shall be entered into on behalf of and in the name of the Authority and signed by the General Manager. The General Manager may enter into such contracts without the approval of the Management Business Board if the expenditure under such contract is provided for in the annual budget approved by the Management Business Board and is not with an Affiliate of Manager or its members, officers, or directors. Contracts requiring the expenditure in any fiscal year in excess of Twenty-Five Thousand Dollars ($25,000) in a single transaction or a series of related transactions, the expenditure of which is not provided for in the annual budget, shall require the approval of the Management Business Board. No contracts for the supply of goods or services to the Gaming Enterprise shall be entered into with Manager, its Affiliates or their respective members, managers, officers or directors (an "Affiliate Transaction") unless such Affiliate Transaction is approved by the Management Business Board. Prior approval by the Management Business Board of a contract referred to above shall not be required where the contract is entered into to remedy an immediate threat or danger to persons or property or to the Gaming Enterprise or the conduct of Gaming thereon, provided that Manager shall promptly thereafter notify all members of the Management Business Board of the nature of the danger or threat and of the contract so executed.

     Financing. Manager or its affiliates shall assist the Authority in obtaining financing for the Gaming Enterprise, including but not limited to financing for the construction and equipping of the Gaming Facility and any additions to or replacement thereof. Any fees associated with this effort which might otherwise be paid by the lender to Manager shall be applied to reduce the principal amount of such financing. This provision shall not apply to the Management Fee payable hereunder or to the Development Fee payable pursuant to the Development and Construction Agreement.

     Operating Capital. The Authority shall procure all necessary initial capital for the Gaming Enterprise through proceeds of the Financing Agreements.

     Compliance with Material Agreements. Manager shall use commercially reasonable efforts to assure that the Authority complies with the Authority's obligations under all material agreements, including, without limitation, the Financing Agreements, the Land Lease, and the Shared Facilities Agreement; provided, however, that Manager shall not be liable for any of the Authority's obligations under any such agreements. Notwithstanding the foregoing, Manager's breach of the foregoing covenant shall constitute a breach of this Agreement and subject to the applicable provisions of this Agreement, the Authority shall be entitled to exercise its available remedies and shall be entitled to indemnification to the extent set forth in
Section 7.7 on account thereof.

Security and Surveillance

..   Manager shall supervise appropriate security and surveillance for the operation of the Gaming Facility (other than that portion of the Gaming Facility conducting Class II Gaming). All aspects of such Gaming Facility security and surveillance shall be managed and administered by Manager on behalf of the Authority.
Any   security  officer  shall  be  bonded  and  insured,  either individually or under blanket policies, in an amount commensurate with his or her enforcement duties and obligations and customary in the industry. The cost of any charge for fire, ambulance or other emergency public safety services will be an Operating

Expense. The members of the Management Business Board and authorized officials of the Authority of which Manager has been given notice pursuant to this Agreement shall have full 24-hour access to the entire Gaming Facility, including the surveillance room, and to all surveillance tapes and records. All surveillance and security records of any kind, including tapes, computer records and written files, shall be maintained at the Gaming Facility. All costs and expenses incurred in providing appropriate security, surveillance services and related ancillary services for the Gaming Facility (other than that portion of the Gaming Facility conducting Class II Gaming) shall constitute an Operating Expense. Subject to the provisions of the Compact, nothing herein shall limit the law enforcement authority of the Nation on the Property.
Damage, Condemnation or Impossibility of the Gaming Enterprise

..   If,  during  the  Term,  the Gaming Facility  is  damaged  or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable federal legislation, or if, through no fault of Manager, the Authority unilaterally and without cause prohibits Manager from performing its obligations under this Agreement, or if the conduct of Gaming pursuant to this Agreement becomes commercially impracticable in the view of the Management Business Board, subject to the Financing Agreements, Manager shall have the following options:
     Recommencement of Operations. Manager shall have the option in its sole discretion to continue its interest in this Agreement and to commence or recommence the operation of Gaming at the Gaming Facility if, at some point during the Term of this Agreement, such commencement or recommencement shall be legally and commercially feasible in the judgment of the Management Business Board.

     Repair or Replacement. If the Gaming Facility is damaged, destroyed or condemned so that Gaming can no longer be conducted at the Gaming Facility, subject to the terms of the Financing Agreements, the insurance or condemnation proceeds shall, at the option of the Management Business Board, be utilized to restore or replace the Gaming Facility and to reopen the Gaming Enterprise, and Manager may within 60 days after the casualty, choose to reconstruct the Gaming Facility to a condition at least comparable to that before the casualty occurred. If the Management Business Board elects to reconstruct the Gaming Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Gaming Facility to such condition, Manager may, if it has obtained the prior approval of the Authority and the B.I.A. or the NIGC as appropriate, supply or arrange such additional funds as are necessary to reconstruct the Gaming Facility to such condition and such funds shall, constitute obligations of the Authority. The principal amount of any such borrowing shall be repayable by the Authority from its share of the Net Revenues of the Gaming Enterprise upon such terms as may be agreed upon by the Authority and Manager. The interest and other charges (if any) of any such borrowing shall be payable from the Gross Revenues of the Gaming Enterprise as an Operating Expense; provided, however, that the aggregate of any such borrowing (exclusive of interest other than capitalized interest) together with all other indebtedness for Project Costs shall not exceed Five Hundred Five Million Dollars ($505,000,000) without the consent of the Management Business Board, which approval shall not be unreasonably withheld. If the insurance proceeds or condemnation proceeds are not used to repair the Gaming Facility, the Authority shall have the sole right to adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first to the amounts due under the Financing Agreements (including principal, interest and premium, if any); second, any other Indebtedness of the Authority and Operating Expenses; third, any undistributed Net Revenues pursuant to Article 6 of this Agreement; and fourth, any surplus shall be paid over to the Authority. Proceeds of business interruption insurance shall be included in the Gross Revenues of the Gaming Enterprise.

     Other Business Purposes. Manager shall allow the Gaming Facility to be used for other purposes reasonably incidental to Gaming, provided the Management Business Board has approved such purposes, which approval shall not be unreasonably withheld, and the Management Business Board shall approve such purposes as set forth in the subdivision application previously submitted to the Village of Monticello. For any purpose other than Gaming, Manager and the Management Business Board shall obtain all approvals necessary pursuant to the Financing Agreements and under applicable law. Neither the Authority nor Manager shall conduct any wagering activities on the Property related to the outcome of any racetrack or racing contest; provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the Non-Casino Facility at any time during a consecutive twenty-four (24) month period or if such racetrack has been abandoned and not reoccupied within seven (7) days after notice from the Authority to the record owner of the Non-Casino Facility, the foregoing prohibition against racetrack wagering activities shall (subject to applicable Legal Requirements) be of no further force or effect.

     Cessation of Gaming. Manager may, at any time following the cessation of Gaming on the Property, notify the Authority in writing that it is terminating this Agreement, in which case Manager shall retain any rights to undistributed Net Revenues pursuant to Article 6 of this Agreement, and any rights pursuant to Article 15 of this Agreement. If Manager does not elect to terminate this Agreement, it may, with the prior approval of the Management Business Board, which approval shall not be unreasonably withheld, take whatever action may be necessary to reduce expenses during such cessation of Gaming on the Property.

     Tolling Of the Agreement. If, after a period of cessation of Gaming on the Property, the recommencement of Gaming is possible, and if Manager has not terminated this Agreement under the provisions of Section 4.4.4, the period of such cessation shall not be deemed to have been part of the Term of the Agreement and the date of expiration of the Term of the Agreement shall be extended by the number of days of such period of cessation, provided that in no event shall this Agreement be extended pursuant to this Section for more than five years.

Alcoholic Beverages and Tobacco Sales

..   Alcoholic  beverages may be served for individual consumption at  the  Gaming  Facility,  if  permissible  subject  to  and  in
accordance   with   the   Compact,  the   Authority's   licensing
requirements, other applicable law and the Cooperation Agreement. Tobacco may be sold for individual consumption at the Gaming Facility subject to and in accordance with the Authority's licensing requirements, other applicable law, and the Cooperation Agreement.
Employees.

     Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, hiring, retention, training, control and discharge of all employees performing regular services for the Gaming Enterprise in connection with the maintenance, operation, and management of the Gaming Enterprise and the Gaming Facility, excluding employees whose services relate solely to Class II Gaming operations.

     The Authority's Employees.  All employees of the Gaming
Enterprise will be employees of the Authority.

     The Authority's Inspector(s). The Authority shall select a reasonable number of the Authority's inspector(s) (the "Authority's Inspectors"), who shall be employed (or, if appropriately bonded and with such professional and regulatory licenses and permits as may be required, otherwise engaged) by the Authority and shall have the full access to inspect all aspects of the Gaming Enterprise, including the daily operations of the Gaming Enterprise, and to verify daily Gross Revenues and all income of the Gaming Enterprise, at any time without notice, in a manner which does not materially hamper or impede the normal course of business. The Authority shall give notice to Manager of the selection of the Authority's Inspectors in accordance with this Agreement. The General Manager or his or her designee may accompany the Authority's Inspector(s) upon any inspection. The salary or other remuneration and benefits, if any, of the Authority's Inspector(s) and other financial terms of the employment or engagement, as applicable, shall be paid by the Authority from the license fees assessed against the Gaming Enterprise pursuant to Section 3.4 hereof. The Authority's Inspector(s) shall report directly to the Authority.

     Indian Employment Preference and Training. In order to maximize benefits of the Gaming Enterprise to the Nation, Manager shall, during the term of this Agreement, give preference in recruiting, training and employment first to qualified members of the Nation, and secondly to other qualified Indians and the local community. Manager shall provide training programs for members of the Nation. Such training programs shall be available to assist members of the Nation in obtaining necessary skills and qualifications relating to all job categories. Notwithstanding anything to the contrary contained in this Agreement, all costs and expenses of any training programs administered or supervised by Manager shall constitute Operating Expenses of the Gaming Enterprise. Manager shall use its reasonable commercial efforts to recruit and train members of the Nation, including without limitation, providing job fairs for members of the Nation and clearly specifying in all job advertisements the preference for members of the Nation.

     Removal of Employees. The General Manager will act in accordance with the Gaming Enterprise Personnel Policies with respect to the discharge, demotion or discipline of any Enterprise employee. Manager shall promptly notify the Authority's Representatives of any such discharge, demotion or discipline. Only the Authority shall have the right to remove the Authority's Inspector(s), subject to any contractual rights of such persons, and the Authority shall promptly notify Manager of any such removal.

Marketing and Advertising

.. Manager shall have responsibility to advertise and promote the Gaming Enterprise in accordance with a marketing plan approved by the Management Business Board and subject to the Budget. Manager may participate in sales and promotional campaigns and activities involving Promotional Allowances. Manager, in marketing and advertising the Gaming Facility, and subject to Sections 4.2.4 and 4.6.3, shall have the right to use marketing, transportation, advertising and other employees and services of Manager, its partners, parent and affiliated companies not located at the Gaming Facility.
Pre-Opening.

     No later than one-hundred-eighty days prior to the Commencement Date, Manager shall commence implementation of a pre-opening program that shall include all activities necessary to operationally prepare the Gaming Facility to be Fully Operating (as defined in the Senior Secured Note Indenture) on the Commencement Date. To implement such pre-opening program, Manager shall prepare a comprehensive pre-opening budget, which it shall submit to the Management Business Board for its approval no later than two hundred ten days prior to the Commencement Date ("Pre-Opening Budget"). All costs and expenses of the pre-opening program shall be paid from a special bank account(s) opened by Manager in the name of, and on behalf of, the Authority upon which only Manager shall be authorized to draw ("Pre-Opening Bank Account(s)"). After all pre-opening expenses have been paid, Manager shall transfer the balance in the Pre-Opening Bank Account(s) to the Depository Account and shall close the Pre-Opening Bank Account(s).

     Beginning on the Effective Date, and ending on the 90th day to occur after the Commencement Date, Manager shall make a monthly administrative payment to the Authority as set forth in
Exhibit I, which shall be applied by the Nation and the Authority to the costs and expenses incurred by the Nation and the Authority arising out of or in connection with the acquisition and development of the Property and Gaming Facility and the fees and disbursements to be paid to legal counsel, accountants and such other professionals, consultants and specialists engaged by or on behalf of the Nation or the Authority in connection
therewith.   The first such payment shall be due on the first
business day of the month immediately following the month in which the Effective Date occurs and each subsequent payment shall be due on the first business day of each month thereafter through and including the Commencement Date. Such payments shall be credited against the distributions to be made to the Authority out of Net Revenues under Section 6.4 of this Agreement, provided that such payments shall not reduce any Minimum Monthly Priority Payment due the Authority under Section 6.4 of this Agreement.

Operating Budgets

..   Manager  shall,  ninety (90) days prior to  the  Commencement
Date, submit to the Management Business Board, for its approval, a detailed proposed budget (other than with respect to Class II
Gaming),  including  compensation  for  all  key  employees   and
projected contracts with third party vendors and consultants, for the remainder of the then current fiscal year (the "Budget"). Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial fiscal year, submit to the Management Business Board, for its approval, a proposed Budget for the ensuing full or partial fiscal year, as the case may be.
The Management Business Board shall not unreasonably withhold or delay its approval of the Budget. Manager or the General Manager shall meet with the Management Business Board to discuss the proposed Budget and the Management Business Board's approval shall be deemed given unless a specific written objection thereto is delivered to Manager within thirty (30) days after Manager or the General Manager and the Management Business Board have met to discuss the proposed Budget. If the Management Business Board for any reason declines to meet with Manager or the General Manager to discuss a proposed Budget, it shall be deemed to have
given  its  consent  unless  a  specific  written  objection   is
delivered by it or the objecting representatives, as applicable, to Manager within thirty (30) days after the date the proposed
Budget  is  submitted  to  the Management  Business  Board.   The
failure of the Management Business Board to meet with Manager or General Manager to discuss a proposed Budget shall in no event affect the right of any representative on the Management Business Board to dispute the proposed Budget by delivering a specific written objection as set forth in this Section. The Management Business Board or the objecting representatives, as applicable,
shall  review  the  Budget  on  a  line-by-line  basis.   To   be
effective, any notice that disapproves a proposed Budget must contain specific objections in reasonable detail to individual line items.
If the initial proposed Budget contains disputed budget item(s), Manager's Representatives and the Authority's Representatives shall cooperate with each other in good faith to resolve the
disputed  or  objectionable  proposed  item(s).   In  the   event
Manager's Representatives and the Authority's Representatives are
not   able   to  reach  agreement  concerning  any  disputed   or
objectionable item(s) within a period of thirty (30) days after the date the Management Business Board receives a copy of such proposed Budget from Manager, either party shall be entitled to submit the dispute to arbitration in accordance with Article 15
of   this  Agreement.   If  Manager's  Representatives  and   the
Authority's Representatives are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Budget shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Budget for the preceding fiscal year (or in the proposed Budget if there is no Budget for the preceding fiscal year) shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Budget. Those line items that are in dispute shall be determined by Manager and shall not exceed the product of the preceding fiscal year's actual expense (pro-rated over a full year, in the event the Gaming Enterprise was not in operation during the entire preceding fiscal year) for the corresponding line items multiplied by the greater of (a) one and (b) a fraction, the numerator of which is the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1982-1984=100) (together with any successor or replacement index thereto, the "CPI") for the fiscal year with respect to which the adjustment to the line item(s) is being calculated and the denominator of which is the CPI for the fiscal year prior
thereto.   The resulting Budget obtained in accordance with  this
paragraph  shall be deemed to be the Budget in effect until  such
time   as   Manager's   Representatives   and   the   Authority's
Representatives  have  resolved  the  items  objected  to  or  in dispute.
Manager may, after notice to the Management Business Board, revise the Budget from time-to-time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Manager may, after notice to the Management Business Board, reallocate part or all of the amount budgeted with respect to any line item to another line item and make such other modifications to expenses under the Budget as Manager deems necessary, provided
that:   (i)  the  individual or cumulative modifications  of  the
Budget (a) shall not exceed ten percent (10%) of the approved Budget during the first twelve (12) month period beginning after the Commencement Date; or (b) with respect to any period thereafter, shall not exceed five percent (5%) of the approved Budget, and (ii) do not otherwise conflict with the terms of this
Agreement.   Budget adjustments that exceed the restrictions  set
forth in the preceding sentence shall require the approval of the Management Business Board. Budget adjustments which otherwise vary from the terms of this Agreement shall require the written approval of the Management Business Board. In addition, in the event actual Gross Revenues for any fiscal period are greater than those provided for in the Budget, the amounts approved in the Budget for Operating Expenses for any fiscal month may be increased by Manager to reflect commercially reasonable Operating Expenses actually incurred up to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross Revenue for such fiscal month bears to the projected Gross Revenue for such fiscal month to the extent that such increase in Gross Revenues is related to an increase in Operating Expenses, provided that such Operating Expenses are so-called
"variable expenses" (e.g. food costs) which are incurred from time to time. If such Operating Expenses constitute non-variable expenses or relate to a material change in the activities being conducted on the Property (e.g. holding boxing events on the Property), then such increase shall be subject to the prior approval of the Management Business Board, which approval shall not be unreasonably withheld. In the event Manager revises the Budget to increase Operating Expenses as aforesaid, Manager shall provide notice to the Management Business Board of such revision. The Authority acknowledges that the Budget is intended only to be a reasonable estimate of the Gaming Enterprise revenue and expenses for the ensuing fiscal year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Budget.
Capital Budgets

..   Manager  shall,  not  later than  sixty  days  prior  to  the
Commencement Date and the commencement of each fiscal year thereafter, submit to the Management Business Board a recommended "Capital Budget" for the ensuing full or partial fiscal year, as the case may be, for furnishings, equipment, and ordinary capital replacement items ("Capital Replacements") as shall be required to operate the Gaming Enterprise (other than with respect to Class II Gaming) in accordance with sound business practices. The Management Business Board and Manager shall meet to discuss the proposed Capital Budget, and the Management Business Board or the objecting representatives, as applicable, shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in
Section  4.9  with  respect  to a Budget.   The  failure  of  the
Management Business Board to meet with Manager to discuss the proposed Capital Budget shall in no event affect the right of any representative on the Management Business Board to dispute the
proposed   Capital  Budget  by  delivering  a  specific   written
objection as set forth in Section 4.9 and as set forth below. The Management Business Board shall not unreasonably withhold its consent to any proposed Capital Budget. Unless the Management Business Board and Manager otherwise agree, Manager shall be
responsible   for   the  design  and  installation   of   Capital
Replacements (other than with respect to Class II Gaming), subject to the Management Business Board's approval and right to inspect.
Any notice that disapproves a proposed Capital Budget must contain specific objections in reasonable detail to individual
line  items.   If  the initial proposed Capital  Budget  contains
disputed budget item(s), the Management Business Board and Manager agree to cooperate with each other in good faith to
resolve  the  disputed  or objectionable  proposed  item(s).   If
unable   to   reach   agreement  concerning   any   disputed   or
objectionable item(s) within thirty days after the date the Management Business Board or the objecting representatives, as applicable, provides written notice of its objection to Manager,
either  party  shall  be  entitled  to  submit  the  dispute   to
arbitration in accordance with Article 15 of this Agreement.   If
the Management Business Board and Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Capital Budget shall be deemed to be adopted and approved.
Capital Replacements

..   The  Authority shall effect and expend such amounts  for  any
Capital Replacements as shall be required, in the course of the operation of the Gaming Enterprise, to maintain the Gaming

Enterprise in compliance with any applicable Legal Requirements and to comply with the Management Business Board's recommended programs for renovation, modernization and improvement intended to keep the Gaming Enterprise competitive in its market, maintain first class standards for the Gaming Enterprise, or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs that are required to be effected by the Authority, which require immediate action to preserve and protect the Gaming Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Gaming Facility's guests or employees. Manager is authorized, upon consultation with the Management Business Board, to take all steps and to make all expenditures from the Disbursement Account, described at Section 4.21, as it deems necessary to repair and correct any such condition, regardless of whether such provisions have been made in the Budget for any such expenditures, and the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Management Business Board may establish to minimize interference with or disruption of ongoing operations.
Contracting

..   In  entering  into  contracts for the  supply  of  goods  and services for the Gaming Enterprise, Manager shall give preference first to Qualified members of the Nation, and Qualified business
entities  certified  by  the  Authority  or  the  Nation  to   be
controlled by members of the Nation, and second to other Qualified Indians and Qualified business entities certified by the Authority to be controlled by Indians and to the local community; provided that this preference shall not apply where the contract is entered into to remedy an immediate threat or danger to the Gaming Enterprise or the conduct of Gaming thereon. "Qualified" shall mean an individual or a business entity, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in Manager's reasonable opinion, and can meet Manager's reasonable bonding requirements. Manager shall provide written notice to the Authority in advance
of   all   such   contracting,  subcontracting  and  construction
opportunities   in   excess  of  Twenty-Five   Thousand   Dollars
($25,000).
Determination of Qualifications  and Compensation

..   Subject  to  Sections  4.2.4, 4.6.1, 4.15 and  4.16,  Manager
shall have the sole responsibility for determining whether a prospective employee is Qualified and the appropriate level of compensation to be paid thereto.
Litigation

.. If the Nation, the Authority, Manager, the Management Business Board or any employee of the Nation, the Authority, or Manager at the Gaming Facility or of the Gaming Enterprise is sued by any person not a party to this Agreement, or is alleged by any person not a party to this Agreement, to have engaged in unlawful or discriminatory acts within the scope of their employment in connection with the operation of the Gaming Enterprise, the Authority or Manager, as appropriate, shall defend such action. Any cost of such litigation shall constitute an Operating Expense, or, if incurred prior to the Commencement Date, shall be a pre-opening Operating Expense. Nothing in this Section shall be construed to waive or limit the Nation's or the Authority's sovereign immunity as against suit by a person not party to this Agreement.
Employee Background Investigations

.. The Authority shall be responsible for conducting a background investigation in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. Neither Manager nor the Authority shall employ any individual whose prior activities, criminal record, if any, or reputation, habits and associations pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager or any of its affiliates, or create or enhance the dangers of unsuitable, unfair or illegal practices
and  methods  and  activities  in the  conduct  of  Gaming.   The
background  investigation  procedures  shall  be  formulated   in
consultation  with  Manager  and  shall  satisfy  all  regulatory
requirements  independently  applicable  to  Manager.   Any  cost
associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to shareholders, members, officers, directors, managers or key employees of Manager or of the Authority or of employees whose services relate solely to Class II Gaming shall not constitute an Operating Expense and the
costs  thereof  shall be borne by the applicable party.   Manager
and the Authority shall provide all information required by the NIGC with respect to background investigations as required by the IGRA.
Gaming Enterprise Personnel Policies

..   Manager shall establish Gaming Enterprise Personnel  Policies in accordance with the Budget, which Gaming Enterprise Personnel Policies shall include (a) a job classification system with salary levels and scales; (b) provisions for an employee-funded defined contribution retirement program, to the extent permitted by law; and (c) a grievance procedure which seeks to establish fair and uniform standards for the employees of the Gaming Enterprise. The grievance procedures attached hereto as Exhibit C shall be incorporated into such Enterprise Personnel Policies. Any revisions to the Gaming Enterprise Personnel Policies shall not be effective unless the Management Business Board approves
them.   All such actions shall comply with applicable law of  the
Nation.   The  Gaming  Enterprise Personnel Policies  shall  also
require   employees   to  comply  with  all   applicable   rules,
regulations and laws of the New York State Racing Authorities and other applicable entities.
No Manager Wages or Salaries

..   Neither  Manager nor any of its members, managers,  officers, directors, or employees shall be compensated by wages from or contract payments by the Gaming Enterprise for their efforts or for any work that they perform under this Agreement, other than reimbursement payments provided for in this Agreement and the
Management  Fee  paid to Manager under Section 6.4.   Nothing  in
this subsection shall restrict the ability of an employee of the Gaming Enterprise to purchase or hold stock in Manager, its parents, subsidiaries or affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than ten percent (10%) of the outstanding stock in the corporation.
Internal Control Systems

..   Manager  shall install systems for monitoring of  all  funds, which systems shall be submitted to the Management Business Board for approval in advance of implementation, which approval shall not be unreasonably withheld. The Authority shall retain the right to review all internal control systems and any material changes instituted to the internal control systems of the Gaming
Enterprise.   The  Authority shall have the right  to  retain  an
independent auditor to review the adequacy of the internal control systems prior to the Commencement Date. The cost of such
review  shall  constitute  a start-up expense.   Any  significant
changes in such systems after commencement of operation of the Gaming Facility also shall be subject to review and approval by the Authority. The Authority and Manager shall have the right and duty to maintain and police the internal control systems in order to prevent any loss of proceeds from the Gaming Enterprise. The Authority shall have the right to audit, inspect and oversee the systems and to have the Authority's Inspector present to oversee all cash counting and machine or game credit verification procedures at all times. Manager shall install a closed circuit television system to be used for monitoring the cash counting rooms and the cage area. The Authority's Inspector shall have full access to the closed circuit television system for use in monitoring the cash handling activities of the Gaming Enterprise.

Bank Accounts

..   The  Management  Business  Board  shall  select  a  State  or
Federally chartered bank or banks located in the State of New York for the deposit and maintenance of funds and shall establish such bank accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement.
All   such  bank  accounts  established  shall  comply  with  any applicable requirements of the Financing Agreements with respect to the granting of a security interest therein. Manager shall give notice of any such accounts to the Trustee and shall take such other action as the Trustee may require to evidence the establishment of the security interest in accordance with the terms of the Senior Secured Note Indenture.
Daily Deposits to Depository Account

..   Manager  shall establish for the benefit of the Authority  in the  Authority's  name  a  depository bank  account  ("Depository
Account")  in  accordance with Section 4.19  above.   Subject  to
Section 4.23 of this Agreement, Manager shall collect all Gross Revenues (excluding Gross Revenues from Class II Gaming) and deposit the related cash less any Bank Roll Amount (hereinafter defined) into the Depository Account at least once during each business day. On a daily basis, the General Manager, acting in good faith, shall determine in its discretion based on prudent commercial practices and the experience of the General Manager in light of the amount of Gaming conducted in the Gaming Facility in the past, the amount of cash ("Bank Roll Amount") necessary to be maintained on-site at the Gaming Facility for the day-to-day operation of the Gaming Enterprise. The Bank Roll Amount shall be calculated based on all cash or coins located on the premises including, without limitation, all cash or monies in the counting room, cages and any other temporary holding facility in the
Gaming  Facility  for  cash  or  other  monies.   Notwithstanding
anything to the contrary contained in this paragraph, the Bank Roll Amount on any given day shall not exceed Four Million Dollars ($4,000,000) without the prior written consent of the Management Business Board. All money received by the Gaming Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period and Manager shall provide the Authority with a report summarizing the result of such count within 24 hours after the same has been conducted. The parties hereto agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, if such service is available at a reasonable cost, which expense shall constitute an Operating Expense.
Disbursement Account

..   Manager  shall establish for the benefit of the Authority  in the  Authority's name a disbursement bank account  in  accordance
with  Section 4.19 hereof (the "Disbursement Account").   Manager
shall, consistent with and pursuant to the approved Budget, have responsibility and authority for making all required payments for Operating Expenses, debt service, management fees, disbursements to the Authority, and other disbursements permitted by this Agreement from the Disbursement Account.
No Cash Disbursements

..   Manager shall not make any cash disbursements from  the  bank accounts except for the payment of cash prizes and expenditures from the Petty Cash Fund described in Section 4.23; any and all payments or disbursements by Manager shall be made by check or wire transfer drawn against a bank account.
Petty Cash Fund

.. Manager shall establish and maintain for the benefit of and in the name of the Authority a petty cash fund ("Petty Cash Fund") in the amount of Ten Thousand Dollars ($10,000), or such other amount as the Management Business Board may set. The Management Business Board shall establish the amounts of such fund in conjunction with the establishment of the Budget, as an Operating Expense, or more often as approved by the Management Business Board. The Petty Cash Fund shall be used for miscellaneous small expenditures of the Gaming Enterprise, and shall be maintained at the Gaming Facility.

Transfers Between Accounts

..    Manager  has  the  authority  to  transfer  funds  from  the
Depository  Account to the Disbursement Account in order  to  pay
Operating Expenses and to pay debt service pursuant to the Financing Agreements, amounts payable pursuant to the Development and Construction Agreement and the fees payable to Manager pursuant to this Agreement.
Insurance

..   Manager, on behalf of the Authority, shall maintain, or cause its agents to maintain, with responsible insurance carriers (each, an "Insurance Company") licensed to do business in the State of New York, insurance reasonably satisfactory to the Authority covering the Gaming Facility and the operations of the Gaming Enterprise, naming the Authority, and Manager as insured parties, as follows:
     Builder's Risk. During the course of any new construction or remodeling, builder's risk insurance on an "all risk" basis (including collapse) on a non-reporting form for full replacement value covering the interest of the Authority in all work incorporated in the Gaming Facility, all materials and equipment on or about the Gaming Facility and any new construction or remodeling of the Gaming Facility. All materials and equipment in any off-site storage location intended for permanent use in the Gaming Facility, or incident to the construction thereof, shall be insured on an "all risk" basis as soon as the same have been acquired by the Authority.

     Liability. Commercial general liability insurance on behalf of the Nation, the Authority, and Manager in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence and One Hundred Million Dollars ($100,000,000) in the aggregate for all activities on, about or in connection with the Gaming Facility. The commercial general liability insurance shall include premises liability, contractor's protective liability on the operations of all subcontractors, completed operations and blanket contractual liability. The automobile liability insurance shall cover owned, non-owned and hired vehicles.

     All Risk. On or before the Commencement Date, "all risk" insurance on the Gaming Facility against loss by fire, lightning, extended coverage perils, collapse, water damage, vandalism, malicious mischief and all other risks and contingencies, subject only to such exceptions as the Authority and Manager may approve in an amount equal to the actual replacement costs thereof, without deduction for physical depreciation, with coverage for demolition and increased costs of construction, and providing coverage in an "agreed amount" or without provision for co-insurance.

     Worker's Compensation.  Worker's Compensation and Employer's
Liability Insurance subject to the statutory limits of the State of New York in respect of any work or other operations on, about or in connection with the Gaming Facility.

     Dram Shop. From and after the Commencement Date, (a) "Dram Shop" or "Liquor Law Liability" insurance on behalf of the Nation, the Authority, and Manager against all claims or liability arising directly or indirectly to any persons or property on account of the sale or dispensing of beer, wine or other alcoholic beverages on the Gaming Facility including, without limitation, coverage for loss of means of support in an amount not less than Ten Million Dollars ($10,000,000) per occurrence; (b) fidelity bond coverage with respect to those employees of the Gaming Enterprise specifically designated in writing by the Management Business Board; (c) business interruption (including loss of rents) insurance covering not less than twelve months of loss; and (d) special theft insurance coverage; all in such amounts as determined by Manager as commercially prudent taking into consideration the coverages maintained by owners of casino facilities comparable to the Gaming Facility.

     Other Insurance. Such other or differing insurance with respect to the Gaming Facility and in such amounts as the Authority from time-to-time may require against such insurable hazards which at the time are commonly insured against in respect of property similar to the Gaming Facility, with such coverages and in such amounts as would be carried in respect of property similar to the Gaming Facility.

The insurance policies required under Sections 4.25.1, 4.25.3 and
4.25.5 above shall have a standard noncontributory endorsement naming Manager as an additional loss payee, to the extent of any insurable interest. The insurance required under Section 4.25.2 above shall name Manager as an additional named insured. All insurance required hereunder shall contain a provision requiring at least thirty days' prior written notice to Manager and the Authority before any cancellation, material changes or reduction shall be effective. Appropriate deductibles, approved by the Authority, shall be included for all types of insurance required under this Section. Manager may effect any insurance coverage required by this Agreement under blanket insurance policies, provided that the Authority shall be furnished satisfactory evidence that the protection afforded the Authority and Manager under such blanket insurance policy is not less than that which would have been afforded under separate policies relating only to the Gaming Facility.
The insurance policies acquired under this Section 4.25 shall include a provision that prohibits any Insurance Company from invoking the Nation's or the Authority's sovereign immunity as a defense to any action within the limits of the policy. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate as certified by a reputable insurance broker.
     Waiver of Subrogation. Each of the Authority and Manager, shall, to the extent such insurance endorsement is available, obtain for the benefit of the other a waiver of any right of subrogation that the fire and extended coverage insurer may acquire against the other by virtue of the payment of any such loss covered by such insurance. The foregoing waiver shall be operative only so long as the same shall not preclude the other from obtaining insurance, and shall have no effect to the extent that it diminishes, reduces, or impairs the liability of any insurer or the scope of any coverage under any policy applicable to the Property.

Accounting and Books of Account.

     Statements and Audits. Manager shall prepare and provide to the Authority on a monthly, quarterly, and annual basis, operating statements that, after the full year of operation, will include comparative statements of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Gaming Enterprise (excluding operations in respect of Class II Gaming). A nationally recognized independent certified public accounting firm with casino industry experience selected by the Authority shall perform an annual audit of the books and records of the Gaming Enterprise. The Management Business Board shall have full access to the audit work papers and all instructions to and reports from the auditor. The Authority, the B.I.A. and the NIGC shall also have the right to perform special audits of the Gaming Enterprise on any aspect of the Gaming Enterprise at any time without restriction. The costs incurred for such audits and reports shall constitute an Operating Expense (except to the extent related to Class II Gaming, in which case a reasonable portion of such expense shall be allocated to Class II Gaming operating expense). Such audits shall be provided by the Authority to all applicable federal and state agencies, as required by law, and may be used by Manager for reporting purposes under federal, foreign, and state securities and gaming laws, if required.

     Books of Account. Manager shall maintain full and accurate books of account at an office in the Gaming Facility and at such other location(s) as Manager may determine, with the prior written consent of the Management Business Board, which consent shall not be unreasonably withheld. The Management Business Board and the Authority's Inspectors shall have access to the daily operations of the Gaming Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records, provided that any such inspection shall be conducted in a manner to minimize interference with normal day-to-day operations of the Gaming Enterprise. Such rights may be exercised through a designated agent, employee, attorney, or independent accountant acting on behalf of the Management Business Board, provided that any such designation be in writing signed by the members of the Management Business Board, and that notice of such designation be provided to Manager. Nothing contained herein is intended to restrict Manager's right to utilize centralized accounting at an off-site location for the Gaming Enterprise upon prior notice to the Management Business Board, provided that the Management Business Board or the Authority shall have full twenty-four hour access to such accounting, and all related books and records at or from the Gaming Facility.

     Accounting Standards. Manager shall maintain the books and records reflecting the operations of the Gaming Enterprise (other than with respect to Class II Gaming operations) in accordance with the accounting practices of Manager in conformity with GAAP, and shall adopt and follow fiscal accounting periods as set by the Management Business Board. The Gaming Facility accounting records reflecting detailed day-to-day transactions of the Gaming Facility's operations shall be kept pursuant to Section 4.26.2 of this Agreement. The accounting systems and procedures shall, at a minimum (i) include an adequate system of internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP; (iii) be susceptible to audit; (iv) allow the Gaming Enterprise, the Authority, and the NIGC to calculate the annual fee payable under 25 C.F.R. 514.1; (v) permit the calculation and payment of the Management Fee described in
Section 3.6; and (vi) provide for the allocation of Operating Expenses or overhead expenses among the Authority, the Gaming Facility, and any other user of shared facilities and services, and the allocation between Class II Gaming operations and Class III Gaming operations.

     Depreciation Schedules. The Management Business Board shall determine depreciation schedules for all assets of the Gaming Enterprise in accordance with GAAP, consistently applied. The Gaming Facility shall be depreciated over a forty-year life.


Liens

..   The Authority specifically warrants and represents to Manager that during the term of this Agreement the Authority shall not act in any way whatsoever, either directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Gaming Facility, other than Manager or the lender(s) under the Financing Agreements, or to allow any party to obtain any interest in this Agreement without the prior written consent of Manager, and, where applicable, consent from the United States. Manager specifically warrants and represents to the Authority that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any party to hold a valid encumbrance of or lien on the Property or the Gaming Facility, or to obtain any interest in this Agreement without the prior written consent of the Authority, and, where applicable, the United States. The Authority and Manager on behalf of the Authority, shall keep the Gaming Facility and Property free and clear of all valid mechanics' and other liens resulting from the construction of the Gaming Facility and all other liens which may attach to the Gaming Facility or the Property, which shall at all times remain the property of the United States in trust for the Nation. Manager shall have the right to contest any such liens on behalf of the Authority. Notwithstanding the foregoing, security interests in personal property and the Authority's leasehold interest in the Property may be granted with the consent of the Authority and, when necessary, the B.I.A., United States Department of Interior or the NIGC, as appropriate.

Management Fee, Reimbursement and Disbursement AND Funding.

Authorization for Payment of Management Fee by Manager

..   Subject  to the provisions of Section 6.4, on or  before  the twenty-fifth day of each calendar month after the first full month of operation, Manager is authorized by the Authority to pay itself from the Bank Account(s) a fee calculated as provided by
Section 3.6 of this Agreement.
Disbursements

..   As  and when received by Manager, Manager shall deposit Gross
Revenues  in the Depository Account created pursuant  to  Section
4.20 of this Agreement. There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Authority, funds from the Disbursement Account to pay to the extent available Operating Expenses. Manager will reserve funds (in excess of the Minimum Balance), on an annualized basis, in the Disbursement Account each fiscal month for payment of any Operating Expenses or any of the above items that Manager has a duty to pay that are not paid on a monthly basis (e.g., insurance premiums, etc.).
Adjustment to Bank Account

..    After   the  disbursements  pursuant  to  Section  6.2   and
establishment of any reserves for future disbursements as Manager deems necessary, taking into account anticipated cash flow and Operating Expenses at the Gaming Facility, any excess funds remaining in the Disbursement Account over the Minimum Balance (and such reserves) shall be disbursed monthly in accordance with
Section 6.4.
Payment of Fees and The Authority; Disbursement

..   Within twenty-five days after the end of each calendar  month
of   operations,  Manager  shall  calculate  and  report  to  the
Authority the Gross Revenues, Operating Expenses and Net Revenues of the Gaming Enterprise (except with respect to Class II Gaming) for the previous month's operations and the year's operations to
date.   Within  twenty-five  (25) days  after  the  end  of  each
calendar month of operations, such Net Revenues, less any amount reasonably needed to maintain the Petty Cash Fund as previously agreed upon by the Management Business Board and any amounts required to fund the Bank Roll Amount, shall be disbursed by the Manager from the Bank Account(s) to the extent available to pay the scheduled items to the extent due and payable and earned in the following order of priority:
First The Minimum Priority Payment shall have first priority and shall be paid monthly in the amount of [Five Hundred Sixteen Thousand Six Hundred Sixty-Six and 66/100

       ($516,666.66)]* during the Term. Minimum Priority Payments shall be charged against the Authority's distribution of Net Revenues and, where there is insufficient Net Revenues in a given month, Manager shall advance the funds necessary to compensate for the deficiency and the Authority shall reimburse Manager in the next succeeding month or months in accordance with the schedule of disbursements set forth in this Section, as recoupment payments. Minimum Priority Payments shall be made for any month during which Gaming is conducted, including on a pro rata basis during those months when Gaming is conducted for only a part of a month. No Minimum Priority Payment shall be owed for any month during which Gaming is suspended or terminated at the Gaming Facility for a full month pursuant to Section 4.4. The obligation shall cease to accrue upon termination of this Agreement for any reason.

Second Current principal and any other payments including sinking funds or any required deposit to the Cash Maintenance Account and in the Interest and Excess Cash Flow Account (exclusive of interest, which shall be paid as an Operating Expense) due on or pursuant to the Senior Secured Notes (including pursuant to any required offer to purchase) or the Senior Secured Note Indenture.

Third Recoupment payments to Manager for funds advanced to the Authority for Minimum Priority Payments made for any prior period, and reimbursement of other amounts advanced by Manager pursuant to Section 7.12. (These funds shall be charged, with interest at a rate equal to the composite prime interest rate published from time to time in the Wall Street Journal plus one percent, against the Authority's share of Net Revenues.)

Fourth The Management Fee, subject to the restrictions on the distributions of the Management Fee in the Senior Secured
       Note Indenture.

All remaining Net Revenues and cash from any prior period shall be distributed to the Authority subject to the restrictions on distributions to the Authority in the Senior Secured Note Indenture. The priority of payments from available funds described in this Section does not control the calculation of the amount of each of these obligations. The calculation of the amounts of these obligations shall be as otherwise provided by this Agreement. Manager and the Authority agree that they will disburse all Net Revenues and cash and pay all Operating Expenses in accordance with the terms of this Section.
     Subordination Provisions. Notwithstanding anything to the contrary contained in this Agreement, the following paragraphs shall apply during any period when any amounts are due and outstanding under the Senior Secured Notes and/or Senior Secured
Note Indenture:

          By the execution of this Agreement, Manager hereby acknowledges and agrees that the Management Fee and any other amounts owed by the Authority to Manager under this Agreement shall be subordinated in right of payment to the prior payment in full of all the obligations of the Authority which are then due and payable under the Senior

* May be adjusted to the extent indicated in Exhibit I.

     Secured Note Indenture and the Senior Secured Notes, and that such subordination is for the benefit of the holders of the Senior Secured Notes.

          Upon any distribution to any creditors of the assets of the Gaming Enterprise in a liquidation or dissolution of the Gaming Enterprise or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding of the Gaming Enterprise or its property, or any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Gaming Enterprise, (i) the holders of the Senior Secured Notes shall be entitled to receive payment in full of all Obligations (as defined in the Senior Secured
     Note Indenture) in respect of the Senior Secured Notes, including, without limitation, any principal, interest, penalties, premiums or other amounts due and payable under the Senior Secured Notes ("Amounts Owed to Senior Secured Noteholders") before any payment of any accrued and unpaid Management Fees, recoupment payments or any other distributions permitted under this Agreement to Manager ("Management Distributions") and before any payment or other distributions to the Authority pursuant to this Agreement; and (ii) any distributions to Manager and the Authority that they would be entitled to under this Agreement but for this paragraph shall be made to the holders of the Senior Secured Notes. Any distribution paid under clause (ii) shall not be deemed to be a payment in satisfaction or discharge of any obligation to pay Management Distributions to Manager under this Agreement.

          Manager agrees that it shall not make or receive any Management Distributions (i) if a default in the payment of any Amounts Owed to Senior Secured Noteholders occurs and is continuing beyond any applicable grace period provided for in the Senior Secured Note Indenture, until all Amounts Owed to Senior Secured Noteholders have been paid in full; or
     (ii) if a default, other than a payment default, under the Senior Secured Note Indenture occurs and is continuing and is of such a nature that the Trustee, or the holders of the Senior Secured Notes is permitted to accelerate the principal, premium, if any, and interest due under the Senior Secured Notes, until such default is cured. The Authority covenants that it shall provide written notice to Manager upon the occurrence of any default described in this paragraph.

          If Manager receives any payment or distribution from the Authority at a time when Manager has actual knowledge that such payment or distribution is in violation of the terms and provisions of this Section, such payment or distribution shall be held by Manager, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Trustee on behalf of the holders of the Senior Secured Notes to be applied in accordance with the applicable provisions of the Senior Secured Note Indenture.

          This Section defines the relative rights of Manager and the holders of the Senior Secured Notes. Nothing in this Section shall (i) impair, as between the Authority and Manager, the right of Manager to receive any Management Distributions; (ii) affect the relative rights of Manager and creditors of the Authority other than their rights in relation to the holders of the Senior Secured Notes; or
     (iii) prevent Manager from exercising its available remedies upon a breach of the Authority's obligations under this

     Agreement, subject to the rights of the holders of the Senior Secured Notes to receive distributions and payments otherwise payable to Manager.

          No right of any holder of the Senior Secured Notes to enforce the subordination of the Management Fee and any other amounts owed to Manager under this Agreement shall be impaired by any act or failure to act by the Trustee, any holder of the Senior Secured Notes, the Authority, or Manager in compliance with the terms of this Section.

          The provisions of this Section shall not be amended or modified without the written consent of the Trustee, on behalf of the holders of the Senior Secured Notes.

Manager agrees that if the Trustee under the Senior Secured Note Indenture forecloses upon, or accepts a deed in lieu of foreclosure of, the Leasehold Mortgage (as defined in the Senior Secured Note Indenture), then Manager shall have no interest in the leasehold estate thereunder or any rights or remedies against the Trustee (so long as the Trustee pays any Management Distributions payable to Manager under this Agreement and permitted to be paid under this Section) or the Senior Secured Noteholders for the loss of its management interests hereunder, and Manager shall vacate and not remain on the Premises, so long as Gaming is not conducted on the Premises.

Operative Dates

..   For  purposes of this Article, the first year  of  operations shall begin on the Commencement Date and continue until the last day of the month immediately preceding the first anniversary of the Commencement Date, and each subsequent year of operations shall be the 12-month period following the end of the previous year. Notwithstanding the foregoing, subject to Sections 3.2 and 4.4.5, the Term shall extend up to and through but not beyond seven years after the Commencement Date.
Payment of Net Revenues

.. Manager is authorized to transfer funds from the bank accounts of the Gaming Enterprise to the bank accounts of Manager and the Authority in order to distribute Net Revenues and any other amounts due under this Article. The Net Revenues paid to the Authority pursuant to this Section shall be payable to the bank account specified by the Authority pursuant to Article 7.
Total Recoupment for Development Costs

..    The   total  amount  of  recoupment  for  development  costs
(exclusive of interest other than capitalized interest) including the aggregate principal amount of borrowings by the Authority for Project Costs shall under no circumstances exceed Five Hundred Five Million Dollars $505,000,000.

General Provisions.

Notice

..   Any  notice  required or permitted to  be  given  under  this
Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (i) on the date of hand
delivery,   with  signed  receipt,  (ii)  on  the  business   day
immediately following transmittal to Federal Express or other nationally recognized overnight commercial courier, with signed receipt, or (iii) five days after deposit in the United States mail, certified mail, return receipt requested, postage and fees prepaid, in any case addressed to the address of the applicable party set forth below, or such other address as such party may
hereafter  specify  by  notice to the other.   The  parties  also
designate the following persons as agents for receipt of service of process:

     If to the Authority:     Cayuga Catskill Gaming Authority
                              c/o Cayuga Nation of New York
                              Post Office Box 11
                              Versailles, NY 14168
                              Attn:  Chairman

     with a copy to:          Sonnenschein Nath & Rosenthal
                              1221 Avenue of the Americas
                              New York, NY 10020
                              Attn:  Martin Gold, Esq.

     If to Manager:           Monticello Casino Management,
                              L.L.C.
                              c/o Catskill Development, L.L.C.
                              c/o Monticello Raceway, P.O. Box
                              5013
                              Monticello, NY  12701-5193
                              Attn:  Morad Tahbaz

          with a copy to:     Alpha Hospitality
                              12 East 49th Street
                              New York, NY  10017
                              Attn:  Thomas Aro

          with a copy to:     Latham & Watkins LLP
                              885 Third Avenue
                              New York, NY  10022
                              Attn:  James I. Hisiger, Esq.

or to such other different address(es) as Manager or the Authority may specify in writing using the notice procedure called for in this Section.

Authorization

..   The Authority and Manager represent and warrant to each other that each has full power and authority to execute this Agreement, to be bound by and perform the terms hereof and to perform its obligations hereunder. Each party shall furnish evidence of such authority to the other, which shall be attached as Exhibits to this Agreement.
Relationship

..   Manager  and  the Authority shall not be construed  as  joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.
Manager's Contractual Authority

..   Subject  to  the  provisions of  this  Agreement,  including, without limitation, Section 4.2.4, Manager is authorized to make, enter into and perform in the name of and for the account of the Authority any contracts in furtherance of its obligations under this Agreement, including, without limitation, promotional or cross marketing agreements with any third party which are intended to enhance Gaming revenues.
Further Actions

..   The  Authority  and Manager agree to execute  all  contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof. The parties further agree that:

     Fire and Safety. The Gaming Facility shall be constructed and maintained in substantial compliance with such fire and safety statutes, New York Building Code and related regulations which would be applicable if the Gaming Facility were located outside of the jurisdiction of the Authority although those requirements would not otherwise apply within that jurisdiction. To the extent that the Authority adopts fire, safety, or building code requirements that are more stringent than those otherwise applicable pursuant to the Compact, the Gaming Facility shall comply with such law. Nothing in this Section shall grant any jurisdiction (including but not limited to jurisdiction regarding zoning or land use) to the State of New York or any political subdivision thereof over the Property or the Gaming Facility.
The Authority, or third parties pursuant to agreement, will provide fire protection services for the Gaming Facility with the Authority.

     Taxes. If any government attempts to impose any possessory interest tax upon any party to this Agreement or upon the Gaming Enterprise, the Gaming Facility or the Property, the Authority, in the name of the appropriate party or parties in interest, may resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Gaming Enterprise. Any such tax or required payment shall constitute an Operating Expense of the Gaming Enterprise. This Section shall in no manner be construed to imply that any party to this Agreement or the Gaming Enterprise is liable for any such tax. This Section shall not be construed to apply to any lawfully imposed tax, including but not limited to federal or state income taxes, that may be imposed upon Manager's share of the Net Revenues.

     Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of the State of New York. All gaming covered by this Agreement will be conducted in accordance with the Compact, IGRA, and the Nation Gaming Ordinance.

     National Environmental Policy Act. The Authority shall supply the NIGC or the B.I.A., as appropriate, with all information necessary for the NIGC or the B.I.A. to comply with the National Environmental Policy Act ("NEPA"), and any applicable regulations thereunder. The cost of any such compliance shall constitute an Operating Expense.

Defense

.. Except for disputes between the Authority and Manager, Manager shall bring, defend, or settle any claim or legal action brought by or against Manager or the Authority, individually, jointly or
severally  in  connection  with  the  operation  of  the   Gaming
Enterprise, provided, however, that if such claim or legal action is brought by or against the Authority, Manager shall bring, defend or settle such claim or legal action only if the same relates to or arises out of the ordinary course of business of the Gaming Enterprise and, unless the payment of the claim for damages would be covered by insurance, such claim(s) does not exceed $1,000,000 individually or $5,000,000 in the aggregate (any such claim or legal action to be brought by or against Manager or the Authority pursuant to this sentence being referred to herein as a "Permitted Action"). Subject to the approval of the Management Business Board, Manager shall retain and supervise
legal   counsel,   accountants  and  such  other   professionals,
consultants and specialists as Manager deems appropriate to defend and/or settle any such Permitted Action. The Management Business Board shall supervise any Permitted Action that poses a substantial risk to the normal operation of the Gaming Facility with notice to and appropriate consultation with the Authority.
All   liabilities,  costs,  and  expenses,  including  reasonable
attorneys'  fees  and  disbursements,  incurred  in  defense   or
settlement of any such Permitted Action which are not covered by insurance shall be an Operating Expense. Any claim or legal action brought hereby or against Manager or the Authority which is not a Permitted Action shall be brought, defended or settled
by  Manager  only  with the Authority's prior  approval.   If  so
approved by the Authority, Manager shall bring, defend or settle such claim or legal action in accordance with the applicable provisions of this Section set forth above. Nothing contained in this Section is a grant to Manager of the right to waive the Nation's or the Authority's sovereign immunity.
Indemnity

..   Manager shall indemnify and save the Authority harmless  from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of Manager in the
performance  of  its  duties under this  Agreement.   Except  for
Manager's theft, fraud, willful misconduct or gross negligence, the Authority shall indemnify, defend and hold harmless Manager from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements relating to the Gaming Enterprise or Gaming Facility that results from Manager's performance of its obligations under this Agreement. The payment of all such obligations of the Authority shall constitute Operating Expenses. The indemnifications and terms set forth in this Section shall survive the expiration or earlier termination of this Agreement.
Waivers

.. No failure or delay by Manager or the Authority to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition  of  this  Agreement and no  breach  thereof  shall  be
waived,  altered  or modified except by written  instrument.   No
waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
Captions

..   The  captions for each Article and Section are  intended  for convenience only.
Severability

..   If  any  of  the terms and provisions hereof  shall  be  held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this
Agreement    shall   be   declared   invalid   or   unenforceable
(specifically including Manager's right to receive its Management
Fees), the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty days written notice to the other party, without liability on the part of the terminating party.
Interest

..   Any  amount payable to Manager or the Authority by the other, including without limitation, unpaid interest, which has not been paid when due shall accrue interest at same rate as the Senior Secured Notes, but in no event shall such interest exceed the cost of such funds. Any funds advanced by Manager for the minimum monthly guaranteed payment will be repaid from the Authority's share of future Net Revenues with interest as provided in clause third of Section 6.4.
Reimbursement

..   With  the approval of the Management Business Board,  Manager may, according to the terms of this Agreement or at its option, advance funds or contribute property, on behalf of the Authority, to satisfy obligations of the Authority in connection with the
Gaming   Facility  and  this  Agreement.   Manager   shall   keep
appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by the Authority or its agents upon request. The Authority agrees to reimburse Manager with interest from future Net Revenues for money paid or property contributed by Manager in accordance with the terms of this Agreement to satisfy obligations of the

Authority in connection with the Gaming Enterprise and this Agreement. Interest shall be calculated at the rate and in the manner set forth in Section 7.11 from the date the Authority was obligated to remit the funds or contribute the property for the satisfaction of such obligation to the date reimbursement is made; all such interest shall constitute an operating expense pursuant to GAAP. Manager's sole source of such reimbursement shall be from undistributed and future Net Revenues.
Third Party Beneficiary

..   Except  with  respect to the rights of the  Trustee  and  the holders of the Senior Secured Notes under Sections 4.2 and 6.4, this Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and notwithstanding the provisions of
Section 7.12, shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.
Brokerage

..   Manager and the Authority each hereby agrees to indemnify and hold  the  other  harmless from and against any and  all  claims,
loss,   liability,  damage  or  expenses  (including   reasonable
attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party. This provision shall survive the expiration or earlier termination of this Agreement.
Survival of Covenants

..   Any  covenant, term or provision of this Agreement  that,  in order to be effective, must survive the expiration or earlier termination of this Agreement shall survive any such expiration or earlier termination.
Estoppel Certificate

..   Manager  and the Authority agree to promptly furnish  to  the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Gaming Enterprise as may be reasonably requested.
Periods of Time

..   Whenever any determination is to be made or action is  to  be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday, legal holiday under the laws of the State of New York, or legal holiday of the Nation (a list of which is set forth on Exhibit E attached hereto), then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
Preparation of Agreement

..   This  Agreement shall not be construed more strongly  against
either   party   regardless  of  who  is  responsible   for   its
preparation.
Exhibits

..   All  exhibits  attached  hereto are  incorporated  herein  by reference and made a part hereof as if fully rewritten or reproduced herein.
Non-Assignability

.. This Agreement shall not be directly or indirectly assigned by either party, nor shall subcontracts be entered into between Manager and a third party wherein the third party will have any responsibility for gaming or access to the proceeds of the gaming operation, without the prior written consent of the other party. No assignment of a controlling interest in Manager shall be made without the prior written consent of the Authority. No direct or indirect assignment involving responsibility for Gaming shall be
valid  until  approved  by  the Chairman  of  the  NIGC.   If  an
assignment is so approved, this Agreement shall inure to the benefit of and be binding on the assignee. Notwithstanding the foregoing provisions of this Section 7.20, transfers of stock in a corporation whose shares are traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this Agreement, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Section 7.20.

Notwithstanding  anything  to  the  contrary  contained  in  this
Agreement, Manager may assign its rights or interests in this Agreement by operation of law or otherwise without the consent of the Authority, if such assignment is consummated as part of the transaction set forth on Exhibit J. In addition and in consideration of such transfer being consummated without the consent or approval of the Authority, Manager hereby agrees that from and after the date that such a transfer is consummated, Manager shall indemnify and hold the Authority harmless from and against any and all liability of the Developer to the Authority under the Development and Construction Agreement pursuant to the terms thereof as if such liability were the direct and primary liability of Manager.
Confidential Information

.. Each party agrees that any information received concerning the other party during the performance of this Agreement, regarding a party's organization, financial matters, marketing plans, or other information of a proprietary nature, will be treated in a confidential manner and will not be disclosed to any other persons, firms or organizations, provided that the foregoing shall not apply to information that is (a) publicly available,
(b)   obtained   from  third  parties  without  restrictions   on
disclosure, or (c) required to be disclosed by order of  a  court
of   competent  jurisdiction  or  other  applicable  governmental
entity.   In  an  action under Article 15 of this  Agreement  for
actual or threatened breach of the provisions of this Section, the party bringing the action will be deemed to have no adequate remedy at law and will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual money damages. This provision shall survive the expiration or earlier termination of this Agreement.
Patron Dispute Resolution

..   Manager shall attempt to resolve all Patron disputes pursuant to the Policies and Procedures set forth in Exhibit D.
Modification

..   Any  change to or modification of this Agreement must  be  in writing signed by Manager and the Authority and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.
Execution in Counterpart Originals

.. This Agreement is being executed in counterparts. Each of the originals is equally valid. This Agreement shall be deemed
"executed" and shall be binding upon both parties when properly executed and approved by the Chairman of the NIGC.
Entire Agreement

..   This Agreement, including the Schedules and Exhibits referred to herein, any collateral documents, and any documents executed by the parties simultaneously herewith, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties.

Warranties.

Preservation of Agreement

..   Manager,  the  Nation,  and the Authority  each  warrant  and represent that they shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to Section 7.23 and
Article 9. Manager, the Nation, and the Authority warrant and represent that they shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.
Non-Interference in the Nation's Affairs

.. Manager agrees not to interfere in or attempt to influence the internal affairs or government decisions of the Nation or the Authority by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that only affect the activities of the Gaming Enterprise. For the purposes of this Section, if the Nation or the Authority alleges any such interference in the affairs of the Nation, the provisions of Section 9.3 shall apply.
Prohibition of Payments to Members of the Nation Government or the Authority

..   Manager represents and warrants that no payments or gifts  of services or other things of value have been or will be made to any member, official, Relative of a member or official, or employee of the Nation government or of the Management Board or the regulatory arm of the Authority for the purpose of obtaining
any  special  privilege, gain, advantage or  consideration.   The
foregoing shall not prohibit seasonal gifts, birthday gifts, and gifts for other special occasions, provided that each such gift is for nominal value not to exceed One Hundred Dollars ($100), and the aggregate value of such gifts in any one calendar year
shall  not  exceed  Five Hundred Dollars ($500).   The  Authority
shall provide to Manager from time to time a list of all members, officials, Relatives of each member and official, and employees of the Nation government, the Management Board and any regulatory arm of the Authority, and Manager shall be entitled to rely upon such list for purposes of this Section.
Prohibition of Hiring Members of the Nation Government or the Authority

..   No member, official, or employee of the Nation government  or of the Management Board or regulatory arm of the Authority may be employed at the Gaming Enterprise without a written waiver of this Section by the Authority, as appropriate, and, where required by applicable law, the Area Director, Eastern Area Office, B.I.A. or the NIGC or other appropriate federal official. The Authority shall provide to Manager from time to time a list of all members, officials, Relatives of each member and official, and employees of the Nation government, the Management Board and any regulatory arm of the Authority, and Manager shall be entitled to rely upon such list for purposes of this Section. Prohibition of Financial Interest in Gaming Enterprise

.. No member or Relative of a member of the Nation government, or of the Management Board or the regulatory arm of the Authority shall have a direct or indirect financial interest in the Gaming Enterprise greater than the interest of any other member of the Nation; provided, however, nothing in this subsection shall restrict the ability of a member of the Nation to purchase or hold stock in Manager, its partners, parents, subsidiaries or affiliates where (i) such stock is publicly held, and (ii) the member of the Nation acquires less than (10%) ten percent of the outstanding stock in the corporation, provided that if a member of the Nation shall acquire more than (10%) ten percent such person shall comply with all applicable law, including, without limitation, the Compact.
The Nation Taxes

..   The  Authority and the Nation warrant and agree that  neither they nor any agent, agency, affiliate or representative of the Authority or the Nation will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any kind to Manager or to any lender furnishing financing for the Gaming
Facility  or  for  the  Gaming  Enterprise,  or  on  the   Gaming
Enterprise, the Gaming Facility, the revenues therefrom or on the Management Fee as described in Section 6.4 of this Agreement; provided, however, the Authority or the Nation, as appropriate, may assess against the Gaming Enterprise license fees reflecting
commercially   reasonable  regulatory  costs  incurred   by   the
Authority  or the Nation and any other regulatory costs  incurred
by  the  Authority  or the Nation pursuant to the  Compact.   The
Authority and the Nation further warrant and agree that neither they nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends or distributions paid to, any of Manager's partners, members, stockholders, officers, directors, or employees or affiliates, or any of the employees of the Gaming Enterprise. If any such tax, fee, assessment or other charge is in fact levied, imposed, or collected, the Authority or the Nation warrants and agrees that it shall reimburse Manager or the affected partners, members, stockholders, officers, directors, employees or affiliates for the full value, and dollar for dollar of such tax, fee, assessment or other charge. Except as otherwise provided herein, if the Authority or the Nation levies any taxes, fees or
assessments,   such  taxes  and  assessments   shall   constitute
Operating Expenses of the Gaming Enterprises.

Grounds for Termination.

Voluntary Termination and Termination for Cause

..  This Agreement may be terminated pursuant to the provisions of
Section 4.4.4 and Sections 9.2, 9.3, 9.4, 9.5, and 12.4.
Voluntary Termination

..   This  Agreement  may be terminated upon  the  mutual  written consent and approval of the parties.
Termination for Cause.

     By Either Party. Either party may terminate this Agreement if the other party commits or allows to be committed any material default of this Agreement. Neither party may terminate this Agreement on grounds of material default unless it has provided written notice to the other party of such default, and the defaulting party thereafter fails to cure or take steps to substantially cure the default within sixty (60) days following receipt of such notice. If during the period specified in such notice the defaulting party is actively proceeding in good faith to cure such default, the cure period shall be extended for a reasonable period. During the period specified in such notice, either party may submit the matter to arbitration under the dispute resolution procedures of this Agreement. The period to cure such default shall be tolled during the pendency of such arbitration proceeding. The discontinuance or correction of a default shall constitute a cure thereof.

     By the Authority. The Authority may also terminate this Agreement where (a) Manager, or a manager, member, director, or officer of Manager, has been convicted or indicted for any federal or state felony or other crime involving moral turpitude or any federal or state gaming offense, provided, however, that the Authority may not terminate this Agreement based on the conviction or indictment of a member, director, or officer where Manager terminates such individual (or such individual withdraws or resigns, as applicable) within ten days after receiving notice of the conviction or indictment from the Authority; (b) the removal of Manager is required by the NIGC or its Chairman, provided, however, that the Authority shall not so terminate this Agreement and Manager may contest such requirement of the NIGC or its Chairman so long as such contest is in good faith and shall not prevent the Authority from conducting Gaming at the Gaming Facility; (c) Manager, through a manager, member, director, or officer of Manager, has knowingly and willfully provided false or misleading materially important statements or information to the Authority, provided, however, that the Authority may not terminate this Agreement based on such statements or information provided by a manager, member, director, or officer of Manager or a member of Manager, where Manager terminates such individual (or such individual withdraws or resigns, as applicable) within thirty (30) days after the later of (i) Manager receives written notice from the Authority of such statements or information or
(ii) if Manager contests in good faith such statements or information by filing for a proceeding in arbitration in accordance with Section 15.1.1 within such thirty (30) days and terminates such individual (or such individual withdraws or resigns as applicable) promptly but no later than five (5) days after the decision of such arbitrator in favor of the Authority; or (d) the Development and Construction Agreement has terminated on account of a material breach of the provisions thereof by the Developer subject to cure and/or notice requirements provided therein. In addition to the foregoing, the Authority may terminate this Agreement where the Authority has accused Manager or a manager, member, director, or officer of Manager, of commission of a crime involving moral turpitude, a felony, or any federal or state gaming offense and has given Manager notice of the Authority's intent to terminate this Agreement on account thereof (the "Accusation Notice"); provided, however, that the Authority may not terminate this Agreement on account of any matter that is the subject of an Accusation Notice, if (x) Manager terminates such individual (or such individual withdraws or resigns, as applicable) within ten (10) days after receipt of the Accusation Notice or (y) Manager disputes such accusation within ten (10) days after receipt of the Accusation Notice, in which case the following provisions shall apply. Promptly upon receipt of the Accusation Notice and at all times during the pendency of the dispute, Manager shall use commercially reasonable efforts to restrain such individual from entering the Gaming Facility, participating in any operations of the Gaming Enterprise and otherwise having any involvement of any kind or nature in respect of the operation and conduct of the Gaming Enterprise. In the event Manager timely delivers notice of its intent to contest such accusation as aforesaid, such dispute shall be resolved by the Arbitrator (as hereinafter defined) pursuant to the provisions of Section 15.1.2 hereof. If the Arbitrator determines that it is reasonably likely that such individual committed the crime, felony or gaming offense set forth in the Accusation Notice, the Authority may terminate this Agreement on account thereof unless Manager terminates such individual (or such individual withdraws or resigns, as applicable) within five (5) days after the Arbitrator makes its determination. If the Arbitrator determines that it is not reasonably likely that such individual committed the crime, felony or gaming offense set forth in the Accusation Notice, Manager shall be entitled to reinstate such person as a manager, member, director or officer, as applicable, of Manager, with all rights and duties incident thereto, and shall have no right to terminate this Agreement on account of the matters set forth in the Accusation Notice. Anything to the contrary contained herein notwithstanding, in the event that such manager, member, director or officer of manager is convicted or indicted as set forth in clause (a) of this Section during or after the pendency of any dispute between the Authority and Manager described above, the Authority shall have the right to terminate this Agreement in accordance with and subject to the provisions of clause (a) above.

     Rights Upon Termination. In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to Article 6 of this Agreement; and the Authority shall retain title to the Gaming Enterprise and Furniture, Trade Fixtures and Equipment, and Gaming Facility improvements, supplies, funds and accounts, and subject to the rights of Manager subject to offset, to any accrued and unpaid Net Revenues due under Article 6 of this Agreement. Subject to any adjudicated offsets, Manager shall continue to have the right to repayment of unpaid principal and interest and other amounts due under any other agreements.

     No Election of Remedies. Subject to Article 15, an election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect pursuant to the provisions of Section 9.6 or
9.7 shall not preclude the injured party from providing notice of termination pursuant to this Section, neither shall termination preclude a suit for damages.

Involuntary Termination Due to Changes in Legal Requirements

..   It is the understanding and intention of the parties that the establishment and operation of the Gaming Enterprise conforms to and complies with all Legal Requirements. If during the term of this Agreement, the Gaming Enterprise, any material aspect of Gaming or any material aspect of the Compact is rendered unlawful by an Act of Congress, or is determined to be unlawful under federal law by the final judgment of a federal or state court of competent jurisdiction, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that (i) Manager shall have the rights in
Section 4.4 of this Agreement; (ii) Manager and the Authority shall retain all money previously paid to them pursuant to
Article 6 of this Agreement; (iii) funds of the Gaming Enterprise in any account shall be paid and distributed as provided in
Article 6 of this Agreement; (iv) any money lent by or guaranteed by Manager or its affiliates to the Authority shall be repaid to Manager to the extent provided in Section 15.2.1; and (v) the Authority shall retain its interest in the lease and title to all Furniture, Trade Fixtures and Equipment and Gaming Enterprise supplies, subject to the rights of Manager under the Financing
Agreements   and  subject  to  any  requirements   of   financing
arrangements.
Manager's Right to Terminate Agreement

..   Manager  may  terminate  this  Agreement  by  written  notice effective upon receipt by the Authority if:
     Any Nation, State or Federal authority whose approval is required fails to approve this Agreement or otherwise objects to the performance by Manager of any material obligation imposed on it under this Agreement;

     Manager has been notified by any regulatory agency that the performance by it of any material obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by Manager or any of its affiliates in any other jurisdiction, and the Authority refuses to allow Manager to immediately rectify any such complaint; or

     Manager, after seven days prior notice to the Authority, has reason to believe that the performance by it or the Authority of any material obligation imposed under this Agreement may reasonably be expected to result in the breach of any applicable
Nation, State or Federal law.

Consequences of Termination for Manager's Breach

..   In  the  event  of the termination of this Agreement  by  the
Authority for cause under Section 9.3, Manager shall not, prospectively from the date of termination, except as provided in
Section 9.3, have the right to its Management Fee from the Gaming Enterprise, but such termination shall not affect Manager's rights relating to reimbursement under this Agreement or any
other   agreements  entered  pursuant  hereto.    Manager   shall
indemnify and hold the Nation and the Authority harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from
acts  within  the  control of Manager or  its  agents.   Any  Net
Revenues accruing through the date of termination shall be distributed in accordance with Article 6 of this Agreement. Nothing in this Section shall preclude any claim by the Authority against Manager for damages or equitable remedies caused by a breach of this Agreement. Further, nothing in this Section shall preclude any claim by Manager against the Authority for damages or equitable remedies caused by a wrongful termination of this Agreement.
Consequences of Termination for the Authority's Breach

..   In the event of termination of this Agreement by Manager  for cause under Section 9.3, Manager shall not be required to perform any further services under this Agreement and the Authority shall indemnify and hold Manager harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from acts within the control of the Authority or its agents and except to the extent caused by Manager's theft, fraud, willful misconduct or gross negligence. Any Net Revenues accruing through the date of termination shall be distributed in accordance with Article 6 of this Agreement. Nothing in this Section shall preclude any claim by Manager against the Authority for damages or equitable remedies caused by a breach of this Agreement. Further, nothing in this Section shall preclude any claim by the Authority against Manager for damages or equitable remedies caused by wrongful termination of this Agreement.

Conclusion of the Management Term

..   Upon the conclusion of the term of this Management Agreement,
or   the  termination  of  this  Agreement  under  other  of  its provisions, in addition to other rights under this Agreement, Manager shall have the following rights:
Transition

..   If termination occurs at any time other than upon the natural conclusion of the Term, Manager shall be entitled to a reasonable period of not more than thirty days (such time as may be necessary to bring the accounting period to the close of a calendar month) to transition management of the Gaming Enterprise to the Authority or its designee. Manager and the Authority shall cooperate to effect an orderly transition.
Undistributed Net Revenues

..   If  the Gaming Enterprise has accrued Net Revenues that  have not  been distributed under Article 6 of this Agreement, such Net
Revenues shall be distributed according to Section 6.4 of this Agreement.

Consents and Approvals.

The Authority

..   Where approval or consent or other action of the Authority or any agent or political subdivision of the Authority is required, such approval shall mean the written approval of the Management Board of the Authority evidenced by a duly enacted resolution thereof, or such other person or entity designated by resolution of such board. Any such approval, consent or action shall not be unreasonably withheld, delayed, or conditioned.
Manager

..   Where  approval  or  consent or other action  of  Manager  is required,  such  approval  shall mean  the  written  approval  of
Manager's   Representatives.   Except  as   otherwise   expressly
provided herein, any such approval, consent or other action shall not be unreasonably withheld, delayed, or conditioned.

Disclosures.

Partners and Affiliates

.. Manager warrants that on the date of this Agreement a complete list of its members and officers is attached as Exhibit B.
Criminal and Credit Investigation.

  Manager agrees that all of its members and officers involved in the Gaming Enterprise shall:
          consent to background investigations to be conducted by the Authority, the State of New York, the Federal Bureau of Investigation (the "FBI") or any other law enforcement authority or regulatory authority having jurisdiction, if requested by the Authority and to the extent required by the IGRA and the Compact, be subject to licensing requirements in accordance with the law of the Authority,

          consent to a background, criminal and credit investigation to be conducted by the NIGC or B.I.A., consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the Authority,

          cooperate fully with such investigations,

          disclose any information requested by the Authority which would facilitate in the background and financial investigation, and pay the cost and expenses of investigation required by 25 CFR Part 537 for licensing of any person.

Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of the Authority shall result in the immediate dismissal of such employee. The Authority may disclose the results of any such investigation to federal officials as required by law. The Authority may assess reasonable costs and expenses of investigation for licensing of any person required by the Nation Gaming Ordinance.
Disclosure Amendments

.. Manager shall, no later than thirty days prior to any proposed change in financial interest in Manager, provide the Authority with all information required by 25 CFR 537.1, provided, however, that if Manager exercises due diligence pursuant to this Section, any reasonable or unavoidable delay in the delivery of such information shall not be or be deemed to be a material breach of
this  Agreement.   The  Authority shall  submit  the  information
required by 25 CFR  533 and 537 to the NIGC.
Breach of Manager Warranties and Agreements

..   If  a  matter  is  discovered that was not disclosed  by  any background check conducted by the FBI as part of the B.I.A. or other federal approval of this Agreement, and that would cause the subject not to be licensable, or that would cause the denial or revocation of any gaming license needed to operate the Gaming Facility, then Manager shall have thirty days after notice from the Authority to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect. Manager shall have thirty days after notice from the Authority to cure a failure to update changes in financial position or additional gaming related activities prior to termination.

Recordation

..   At  the  option  of  Manager or the Authority,  any  security agreement related to the Financing Agreements may be recorded in any public records. Where such recordation is desired in the public records of the B.I.A., the Authority will accomplish such recordation upon the request of Manager. No such recordation shall waive the Authority's sovereign immunity.

No Present Lien, Lease or Joint Venture

..   The  parties  agree and expressly warrant that  neither  this
Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Gaming Facility or the Property, nor any proprietary interest in the Gaming Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Authority and Manager.

disputes and remedies; waiver of sovereign immunity; arbitration

Consent to Suit

         .  Subject to the provisions of this Article and
Article 19, (a) the Nation expressly waives sovereign immunity for the sole purpose of consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction only for the purpose of enforcing remedies permitted hereunder arising out of its obligations under Section 4.2.2,
Article 8 and this Article and then only to the extent that the judicial remedy being sought in such judicial proceeding is injunctive relief, specific performance, or any other similar remedy that is equitable in nature and that does not involve the payment by the Nation of any monetary damages, it being understood and agreed by the parties hereto that the Nation in no event shall be liable or otherwise responsible for the payment of any award of monetary damages. In the event that any court or Arbitrator (as hereinafter defined), as applicable, determines that a breach of the provisions of Section 4.2.2 or Article 8 by the Nation caused Manager economic harm for which an award of monetary damages from the Nation, but for the foregoing provisions of this Section 15.1 (a), would be the appropriate judicial remedy, the Authority (but in no event the Nation) shall, subject to the applicable terms and provisions of this Article, pay the amount of such award to Manager.

          (b) the Authority expressly waives sovereign immunity for the sole purpose of permitting or compelling arbitration as provided in this Section and consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction for the purpose of any mediation, arbitration or lawsuit (including enforcing awards and other remedies on account thereof), as applicable, pursuant to the provisions hereof, arising out of this Agreement, or of the Nation Gaming Ordinance, or any rules, actions, or decisions of the Authority pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license. Without in any way limiting the generality of the foregoing, the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including without limitation, entering the Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in Section 15.6.
Forum. The following disputes between the parties hereto shall be resolved by the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) or, if such United States District Court cannot hear or refuses to hear such dispute, by the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover): (a) any material monetary dispute and (b) any dispute in which injunctive relief, specific performance or another similar equitable remedy is one of the remedies being sought by either party (such disputes being referred to as "Judicially Resolved Matters"). The following disputes between the parties hereto shall be determined by mediation or arbitration as set forth in Section 15.3: (a) any dispute as to whether any party hereto (or such party's representative(s) on the Management Business Board) acted reasonably, or used commercially reasonable efforts, when required to so act under the terms and provisions of this Agreement, (b) any non-material monetary dispute, and (c) any matter referred to mediation/arbitration pursuant to Section 9.3.2, (such disputes being referred to as "JAMS Resolved Matters"). In the event that any dispute, controversy or claim arising between the parties hereto is not encompassed within the foregoing definitions of a Judicially Resolved Matter or a JAMS Resolved Matter, such dispute shall be deemed to be a Judicially Resolved Matter, notwithstanding the definition of such term.

Anything to the contrary contained herein notwithstanding, in the event that both the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) and the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover), cannot or refuse to hear any Judicially Resolved Matter, such dispute shall be brought in the New York State Supreme Court, sitting in Sullivan County (or any state appellate court having jurisdiction thereover) (or if such court cannot or refuses to hear such dispute, such dispute shall be resolved as if it were a JAMS Resolved Matter).

Mediation and Arbitration. All JAMS Resolved Matters shall be resolved by mediation or arbitration, to be held in the County, City and State of New York, or such other location as the parties may agree, before a single mediator/arbitrator who has at least five years of knowledge and experience in the casino, hotel and real estate industries ("Arbitrator"), the identity of whom shall be agreed upon by the parties from the panel of mediators and arbitrators of JAMS. Failing agreement between the parties concerning the identity of the Arbitrator, JAMS shall appoint such person. The Arbitrator shall immediately conduct mediation between the parties to attempt to resolve the dispute. Failing such mediation, the Arbitrator shall determine the dispute through arbitration. The parties recognize that disputes could arise which will require expeditious determination. In such cases, the Arbitrator shall render a determination expeditiously, and in the exercise of discretion, on a summary basis. Except in such exigent circumstances, arbitrations are to be conducted in accordance with the rules of JAMS.

Choice of Law. In determining any matter the court or Arbitrator, as applicable, shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and Nation law. New York law shall govern the interpretation and construction of this Agreement.

Confidentiality.  The parties (and, in the case of a JAMS
Resolved Matter, the Arbitrator) shall maintain strict confidentiality with respect to the judicial proceeding or arbitration, as applicable, subject to the requirements of applicable law, including the federal securities laws and Section
7.21 of this Agreement.

Limitation of Actions. The waiver of immunity from suit in this Article by the Authority is specifically limited to injunctive relief, specific performance and other similar equitable relief and to the enforcement of an award of money damages by judicial proceeding or arbitration; provided that the Arbitrator and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Nation and may execute only as to the Authority against (i) undistributed or future Net Revenues of the Gaming Enterprise; or (ii) if it has been specifically found by an arbitrator that, by exercise of regulatory authority pursuant to the Nation Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Authority pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license, the Authority has prejudiced Manager's rights under this Agreement, or has in any material way caused the lack of business success of the Gaming Enterprise, the future Net Revenues of any other gaming operations conducted by the Authority, or any other entity of the Authority, on the Property. Notwithstanding any other provision of this Article 15 to the contrary, in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in this Section.

     Limitation of Liability

..   Neither  the Nation nor any officer, office-holder, employee,
agent,  representative  or  member  of  the  Nation  or  of   the
Authority, as such, shall have any personal liability for obligations of the Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, nor any officer, office holder, employee, agent, representative, or member of any member of Manager shall have any personal liability for the obligations of Manager under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Time is of the Essence

..  Time is of the essence in the performance of this Agreement.

The Authority's Assets

..   Except  as  otherwise expressly provided in  this  Agreement, nothing in this Agreement shall obligate or authorize the payment or encumbrance of any funds or assets of the Nation, or the
Authority.   The  only assets subject to payment  or  encumbrance
shall be the revenues and assets of the Gaming Enterprise (excluding the Gaming Facility and the Property on which it is located) held by the Authority.

GAMING Notice Provision

..   The  Authority  will  give  Manager  notice  of  any  alleged
violation  of  the  Nation  Gaming  Ordinance  and  thirty   days
opportunity to cure before the Authority may take any action based on such alleged violation. If during such period Manager is actively proceeding to cure the violation, the period shall be extended for a reasonable time. At least fourteen days before any final action upon any proposed amendments to the Nation Gaming Ordinance, the Authority will give Manager written notice of the complete text of any such amendments.

Performance During Disputes

..   It  is  mutually agreed that during any kind of  controversy, claim,  disagreement or dispute, including a dispute  as  to  the
validity   of   this   Agreement,  the  issuance,   non-issuance,
condition,  suspension, denial or revocation of any  license,  or
Manager's   ability  to  perform  its  duties  and  collect   its
Management Fee, Manager shall remain in possession of the Gaming Facility as Manager, and the Authority and Manager shall continue their performance of the provisions of this Agreement and its exhibits. Manager shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

Marks

..   Prior  to the Commencement Date and from time to time  during the Term, Manager agrees to erect and install, in accordance with applicable local codes and regulations, all signs Manager deems necessary in, on or about the Gaming Facility, including, but not limited to, signs bearing Manager's and the Authority's Marks. The use of any such Marks shall require the prior approval of the
Authority.   The  costs  of  purchasing,  leasing,  transporting,
constructing, maintaining, and installing the required signs and systems shall be part of the start-up costs and Operating Expenses, as the case may be.
The Authority's Marks

..   Manager  agrees to recognize the exclusive right of ownership of the Authority to all of the Authority's service marks, trademarks, copyrights, trade names, designs, logos, company name, fictitious business name, trade styles and/or other sources and/or business identifiers and applications pertaining thereto, including, without limitation, the Nation's logo (collectively, the "Authority's Marks"). Manager hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. Manager acknowledges that all of the Authority's Marks might not be used in connection with the Gaming Enterprise, and the Authority shall have sole discretion to determine which the Authority's Marks shall be so used. Manager shall not use the
Authority's   name,  or  any  variation  thereof,   directly   or
indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without in each instance the prior written approval of the Authority.
In the event the Authority and/or Manager is (are) the subject of any litigation or action brought by any party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Authority and/or Manager of any Authority's Mark used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of the Authority, notwithstanding that the Authority may not be named as a party thereto. In the event Manager desires to bring suit against any user of any Authority's Mark, seeking to restrain such user from using any Authority's Mark, then such suit shall be brought only with the consent of the Authority and at the expense of the Manager, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any
suit   whether  brought  by  the  Authority  and/or  Manager   or
instituted against the Authority and/or Manager shall be under the absolute control of the Authority, notwithstanding that the Authority may not be a party to such suit. Manager, at its sole cost, shall have the right to engage its own legal counsel and Manager's own counsel shall have the right to non-controlling participation in any such litigation. Manager shall have the right at any time during the course of such litigation to withdraw from participation therein.
Manager's Marks

..   The  Authority  agrees to recognize the  exclusive  right  of ownership of Manager to all Manager's service marks, trademarks, copyrights, trade names, designs, logos, company name, fictitious business name, trade styles and/or other sources and/or business
identifiers  and  applications  pertaining  thereto,   including,
without limitation, the use of the marks "Monticello Race Track" now or hereafter held or applied for in connection therewith (collectively, the "Manager's Marks"), provided that Manager
shall  claim no ownership of any of the Authority's  Marks.   The
Authority  hereby  disclaims any right or interest  in  Manager's
Marks, regardless of any legal protection afforded thereto.   The
Authority acknowledges that all of Manager's Marks might not be used in connection with the Gaming Enterprise, and Manager shall have sole discretion to determine which Manager's Marks shall be
so   used.   The  Authority  covenants  that  in  the  event   of
termination,  cancellation  or  expiration  of  this   Agreement,
whether as a result of a default by Manager or otherwise, the Authority shall not hold itself out as, or continue operation of the Gaming Enterprise as Manager's casino nor will it utilize any of Manager's Marks or any variant thereof in the operation of its
Gaming  Facility.   The  Authority agrees  that  Manager  or  its
representative may, at any reasonable time thereafter, enter the Gaming Facility for the sole purpose of removing all signs,
furnishings,   printed  material,  emblems,  slogans   or   other
distinguishing characteristics which are now or hereafter may be connected or identified with Manager's or which carry any of Manager's Marks. Such removal shall be accomplished in a manner that leaves the premises in a condition suitable for appropriate commercial use. The Authority shall not use Manager's name, or any variation thereof, directly or indirectly, in connection with
(a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of Manager.
In the event the Authority and/or Manager is (are) the subject of any litigation or action brought by a party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the

Authority and/or Manager of any of Manager's Marks used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of Manager, notwithstanding that Manager may not be named as a party thereto. In the event the Authority desires to bring suit against any user of any of Manager's Marks, seeking to restrain such user from using any of Manager's Marks, then such suit shall be brought only with the consent of Manager and at the expense of the Authority, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Authority and/or Manager or instituted against the Authority and/or Manager shall be under the absolute control of Manager, notwithstanding that Manager may not be a party to such suit. The Authority, at its sole cost, shall have the right to engage its own legal counsel and the Authority's own counsel shall have the right to non-controlling participation in any such litigation. The Authority shall have the right at any time
during   the   course  of  such  litigation  to   withdraw   from
participation therein.

Gaming Enterprise Name

.. The Gaming Enterprise shall be operated under such name as the parties may agree.

Government Savings Clause

..   Each  of  the  parties  agrees to execute,  deliver  and,  if
necessary,   record   any   and   all   additional   instruments,
certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, B.I.A., the NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the
fullest  extent  permitted  by  law;  provided,  that  any   such
additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Authority or Manager under this Agreement or any other agreement or document related hereto, without the consent of the affected party.

Statement Regarding Class II Gaming

..   Notwithstanding any other provision of this Agreement to  the contrary, Manager shall not manage, and shall not be responsible for managing, any operations at or on the Gaming Facility relating to Class II Gaming. All calculations of Gross Revenues,
Net   Revenues,  and/or  Operating  Expenses  for   purposes   of
calculating   Management   Fees   shall   exclude   any   amounts
attributable or allocable to Class II Gaming and all such calculations shall include a reasonable allocation for any item that is shared or mutually benefits Class III and Class II operations.

                   SIGNATURES FOLLOW HEREAFTER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
                              MONTICELLO CASINO MANAGEMENT,
                              L.L.C.

                              By:
                                   Name:
                                   Title:



                              CAYUGA CATSKILL GAMING AUTHORITY

                              By:
                                   Name:
                                   Title:


CAYUGA NATION OF
NEW YORK
(solely with respect to its
rights and obligations
under Section 3.5 and
Section 4.2.2 and Articles
8 and 15 of this Agreement)
pursuant to a resolution by
the Council dated October
12, 2002, a copy of which
is attached


By:
  Name:
  Title:

                            Exhibit A

                Legal Description of the Property


[See Attached.]

                            Exhibit B

         Members of Monticello Casino Management, L.L.C.


Catskill Development, L.L.C.
Alpha Monticello, Inc.

                            Exhibit C


       Policies and Procedures for Resolution of Personnel
   Disputes between Manager and Employees of Gaming Enterprise


[To be agreed on by the parties, initialed and inserted in the execution copies.]

                            Exhibit D

           Policies and Procedures for Patron Disputes


[To be agreed on by the parties, initialed and inserted in the execution copies.]

                            Exhibit E


                     List of Nation Holidays

[To be provided by Nation.]

                            Exhibit F


            Legal Description of Non-Casino Facility

                            Exhibit G


     Authority Documents of Cayuga Catskill Gaming Authority

                            Exhibit H


                  Authority Document of Manager

                            Exhibit I


        Monthly Administrative Advances to the Authority




[To be agreed on by the parties, initialed and inserted in the execution copies.]

                            Exhibit J


                    Alpha Merger Transaction




The transaction among Alpha Hospitality Corp., Catskill Development LLC, its affiliates and voting members, including, without limitation, American Tower Partners, Monticello Realty LLC, Watertone Holdings, LP and Alpha Monticello, Inc. substantially on the terms and conditions described in the Form 8-K of Alpha Hospitality Corp., dated on or about February 4, 2003, filed with the Securities and Exchange Commission.

EXHIBIT 10.3







                         GAMING FACILITY

             DEVELOPMENT AND CONSTRUCTION AGREEMENT

                              among

                CAYUGA CATSKILL GAMING AUTHORITY,

                    CAYUGA NATION OF NEW YORK

                               and

         MONTICELLO RACEWAY DEVELOPMENT COMPANY, L.L.C.




                    Dated as of April 3, 2003

                        TABLE OF CONTENTS

                                                             Page

RECITALS                                                        1

ARTICLE 1. DEFINITIONS                                          2
     1.1.  DEFINED TERMS.                                       2
     1.2.  UNDEFINED TERMS.                                     5

ARTICLE 2. APPOINTMENT OF DEVELOPER; DEVELOPMENT BUSINESS
            BOARD; DESIGN PHASE                                 5
     2.1.APPOINTMENT OF DEVELOPER;EXCLUSIVE RIGHTS OF
           DEVELOPMENT.                                         5
     2.2.DEVELOPMENT BUSINESS BOARD.                            6
     2.3. EMPLOYMENT OF ARCHITECT.                              6
     2.4. DESIGN, CONSTRUCTION AND EQUIPMENT BUDGETS.           6
     2.5. CONCEPT DESIGN AND DESIGN DOCUMENTS.                  7
     2.6. PLANS AND SPECIFICATIONS.                             8
     2.7.COMPLIANCE WITH CONSTRUCTION STANDARDS,
            ENVIRONMENTAL LAWS AND REGULATIONS.                 8

ARTICLE 3. CONSTRUCTION PHASE                                   9
     3.1.PROPOSAL REVIEW; SELECTION OF CONTRACTORS AND
            SUBCONTRACTORS.                                     9
     3.2.   CONTRACTS.                                          9
     3.3.   CONSTRUCTION ADMINISTRATION.                       10
     3.4.   PROGRESS PAYMENTS.                                 10
     3.5.   AFFILIATE CONTRACTS.                               11

ARTICLE 4. SELECTION OF FURNITURE, TRADE FIXTURES AND
            EQUIPMENT                                          11

ARTICLE 5. FUNDING REQUIREMENTS OF DEVELOPMENT                 11
     5.1.  AUTHORITY'S FUNDING OBLIGATIONS.                    11
     5.2.  AGREED CEILING FOR REPAYMENT OF DEVELOPMENT AND
            CONSTRUCTION COSTS.                                12
     5.3.  DEVELOPER'S FEE.                                    12
     5.4.REIMBURSEMENT OF OUT-OF-POCKET EXPENSES INCURRED
            PRIOR TO FINANCING AVAILABILITY.                   12

ARTICLE 6. NATION TAXES; COMPLIANCE WITH NATION LAW;
            AMENDMENTS TO NATION GAMING ORDINANCE              13
     6.1.  NATION TAXES.                                       13
     6.2.  COMPLIANCE WITH NATION LAW.                         13
     6.3.  NATION'S AMENDMENTS TO NATION GAMING ORDINANCE.     13

ARTICLE 7. DEFAULT, TERMINATION AND DISPUTES                   14
     7.1.  DEFAULT.                                            14
     7.2.  MUTUAL TERMINATION.                                 14
     7.3.DISPUTES AND REMEDIES; WAIVER OF SOVEREIGN
            IMMUNITY; ARBITRATION.                             14

     7.4.   DEFENSE.                                           16
     7.5.   INDEMNITY.                                         17
     7.6.   LIMITATION OF LIABILITY.                           17

ARTICLE 8. MISCELLANEOUS PROVISIONS                            17
     8.1.  GOVERNMENT SAVINGS CLAUSE.                          17
     8.2.  THIRD PARTY BENEFICIARY.                            18
     8.3.  AUTHORIZATION.                                      18
     8.4.  RELATIONSHIP.                                       18
     8.5.  INTENTIONALLY DELETED.                              18
     8.6.  NOTICES.                                            18
     8.7.  NO WAIVER.                                          19
     8.8.  CONFLICTS.                                          19
     8.9.  SUCCESSORS AND ASSIGNS.                             19
     8.10. ARTICLE AND SECTION HEADINGS.                       19
     8.11. PARTIES IN INTEREST.                                19
     8.12. SEVERABILITY.                                       19
     8.13. EXHIBITS.                                           20
     8.14. ENTIRE AGREEMENT.                                   20
     8.15. COUNTERPARTS.                                       20

                            EXHIBITS

Exhibit A Property
Exhibit 2.3    Consent to Architect and Architect Agreement
Exhibit 2.4    Budget Approval Form
Exhibit 2.6    Plans and Specifications Approval Form
Exhibit 3.1    General Contractor Approval Form


                     INDEX OF DEFINED TERMS

Affiliate Transaction      11      Project Cost    5
Agreement                   2      Property   1, 5
Approved Subcontractors    10      Qualified Entities   5
Arbitrator                 15      Senior Secured Note Indenture
Architect                2, 7       5
Architect Agreement         7      Senior Secured Notes 5
Authority                1, 2      SEQRA 9
BIA                         2      Shared Facilities Agreement
Budget                      7       5
Bureau of Indian Affairs    2      Trustee                     6
Collateral Agreement        2
Commencement Date           2
Compact                     2
Completion Date             2
Concept Program             8
Construction Budget         7
Contract Documents         10
Cooperation Agreement       3
Council                     3
Design Budget               7
Developer                   1
Development Business Board  3
Development Fee            12
Disbursement and Escrow
 Agreement                  3
Effective Date              3
Equipment Budget            7
Financing Agreements        3
GAAP                        3
Gaming                      3
Gaming Authority Charter    3
Gaming Enterprise           3
Gaming Facility             4
General Contractor          9
IGRA                        4
Independent Financial Advisor
 4
Issuance Date               4
Land Purchase Agreement     4
Legal Requirements          4
Management Agreement        4
Manager                     4
Material Budget Amendment   8
Nation                   1, 4
Nation Gaming Ordinance     4
National Indian Gaming
 Commission                4
NEPA                        9
NIGC                        4
Non-Casino Facility         4
Partial Completion Date    12
Person                      5
Plans and Specifications    9
Project                     5

     GAMING FACILITY DEVELOPMENT AND CONSTRUCTION AGREEMENT

This Gaming Facility Development and Construction Agreement has been entered into as of April 3, 2003, by and among CAYUGA CATSKILL GAMING AUTHORITY and its permitted successors and assigns having an address at c/o Cayuga Nation of New York, Post Office Box 11, Versailles, NY 14168, (the "Authority"), MONTICELLO RACEWAY DEVELOPMENT COMPANY, L.L.C., a New York limited liability company and its permitted successors and assigns having an address c/o Catskill Development, L.L.C., Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701-5193 ("Developer") and CAYUGA NATION OF NEW YORK (the "Nation") having an address at Post Office Box 11, Versailles, NY 14168, for the limited purposes stated in Articles 6 and 7 hereof.
                            RECITALS

A. The Nation is a federally recognized Indian nation. The Nation is expected to be the beneficial owner of certain land located in the State of New York and more particularly described in Exhibit A attached hereto and incorporated herein (the "Property") to be held in trust for the benefit of the Nation by the United States of America.
B. The Nation desires to use the Property to improve the economic conditions of its members.
C. The Nation has established the Authority, an instrumentality of the Nation, to which it has assigned its authority over the development and conduct of Gaming (hereafter defined) on the Property.
D. The Authority desires certain developmental and technical experience and expertise for the planning, design, engineering, construction and operational start-up of the Gaming Facility (hereinafter defined).
E. Developer has the developmental and technical experience and expertise to perform the planning, design, engineering, construction and operational start-up of such gaming facility.
F. The Authority desires to grant to Developer the exclusive right and obligation on behalf of the Authority to design, engineer, construct, furnish and develop the Gaming Facility (hereinafter defined) for any Class II or Class III gaming operation and Developer desires to so act.
G. Developer or one of its affiliates will assist the Authority in obtaining a loan to finance the amounts necessary for purposes of constructing, equipping and operating the Gaming Facility and to make certain renovations, improvements or alterations to the Common Areas (as such term is defined in the Shared Facilities Agreement) of the Non-Casino Facility (hereinafter defined).
H. In order to create an attractive amenity for the Gaming Facility that the Authority believes will assist in attracting gaming patrons to the Gaming Facility and as part of its goal and obligations of improving the community surrounding the Gaming Facility (in accordance with the Cooperation Agreement (hereafter defined)), and in order to create a unified design and theme for the Gaming Facility and the Non-Casino Facility, the Authority will make certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility in accordance with this Agreement.
NOW, THEREFORE, in consideration of the payment of Ten ($10) and the mutual covenants, conditions and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is expressly acknowledged, the Authority, Developer and the Nation (to the limited extent specified herein) hereby agree as follows:

  DEFINITIONS

Defined Terms.

   The  following  terms shall have the meanings hereinafter  set forth, except as otherwise expressly provided or unless the context otherwise requires:
"Agreement" shall mean this Gaming Facility Development and Construction Agreement together with all schedules and exhibits hereto.
"Architect" shall mean the duly licensed professional employed pursuant to Section 2.3 of this Agreement.
"Authority" shall mean Cayuga Catskill Gaming Authority.
"Bureau of Indian Affairs" or "BIA" shall mean the Bureau of Indian Affairs under the Department of the Interior of the United States of America.
"Collateral Agreement" shall mean other agreements between the parties as provided by 25 C.F.R. 502.5.
"Commencement Date" shall mean the first date that the Gaming Facility is fully Completed (as such term is defined in the Senior Secured Note Indenture), open to the public and Gaming is being conducted in the Gaming Facility on a non-temporary basis pursuant to the Management Agreement. The Manager shall memorialize the Commencement Date in a writing signed by the
Manager and the Authority, and delivered to the NIGC and to the Bureau of Indian Affairs, Area Director, Eastern Area Office. "Compact" shall mean the Nation-State Compact, and any amendments or modifications thereto, to be entered into between the Nation and the State of New York to govern Gaming on the Property pursuant to IGRA or such other Compact as may be substituted therefor.
"Completion Date" shall mean the date upon which the Manager receives (i) an architect's certificate from the Architect certifying that the Gaming Facility and any renovations, improvements or alterations to the Common Areas of the Non-Casino Facility has been substantially completed in accordance with the Plans and Specifications (hereinafter defined); (ii) a certification from the Manager (or the division, department or designee of Manager having responsibility to assure compliance with any operational standards) stating that the Gaming Facility, as substantially completed, is in compliance with any such standards; and (iii) such other certificates of professional designers, inspectors or consultants or opinions of counsel, as Manager may determine to be reasonably necessary or appropriate, verifying that the construction and furnishing of the Gaming Facility and the renovations, improvements or alterations to the Common Areas of the Non-Casino Facility is in substantial compliance with all Legal Requirements.
"Cooperation Agreement" means that certain Cooperation Agreement, dated December 17, 1997, made by and between Catskill Development, L.L.C. and the Village of Monticello, as the same may be modified from time to time.
"Council" shall mean the Council of Chiefs, Representatives and Clan Mothers of the Nation.
"Development Business Board" shall mean the committee established pursuant to Section 2.2 hereof.
"Disbursement and Escrow Agreement" shall mean the Disbursement and Escrow Agreement to be entered into in connection with the Senior Secured Note Indenture as the same may be amended from time to time.

"Effective Date" shall mean the date on which written approval of this Agreement is granted by the Secretary of the Interior. The parties hereto agree to cooperate and to use their commercially reasonable efforts to satisfy the above condition at the earliest possible date.
"Financing Agreements" shall mean the Senior Secured Note Indenture, the Senior Secured Notes, and any other related or collateral agreement and the exhibits and schedules thereto, by which funds are advanced to the Authority, the proceeds of which are to be used exclusively to purchase the Property, develop, design, construct, furnish, equip and provide start-up and working capital for the Gaming Enterprise and to make certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility.
"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants from time to time and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
"Gaming" shall mean any and all activities defined as Class II or Class Ill Gaming under the IGRA or authorized under the Compact. "Gaming Authority Charter" shall mean the charter establishing the Authority as enacted by Resolution No. 96-22 of the Council of the Nation.
"Gaming Enterprise" shall mean any commercial enterprise of the Authority to be authorized by IGRA and/or the Compact and operated on the Property; and any other lawful commercial activity related to Gaming and operated on the Property including, but not limited to, automatic teller machines, and subject to any limitations contained in the Cooperation Agreement, the sale for individual consumption of food, beverages, tobacco, gifts and souvenirs. The Gaming Enterprise includes any building or accommodation used for Gaming on the
Property and related on-site retail sales and services on the Property. The Authority shall have the sole proprietary interest in and responsibility for the conduct of all Gaming conducted by the Gaming Enterprise, subject to the rights and responsibilities, if any, of the Manager under the Management Agreement.
"Gaming Facility" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Property in which the Gaming Enterprise is housed.
"IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497; 25 U.S.C. 2701 et seq. as it may, from time to time, be amended.
"Independent   Financial  Advisor"  shall  mean  an   accounting,
appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Development Business Board, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Authority and Developer.
"Issuance Date" shall mean the date that the Senior Secured Notes are issued by the Authority pursuant to the Senior Secured Note Indenture.
"Land Purchase Agreement" shall mean that certain Land Purchase Agreement, dated as of the date as of which this Agreement is made, between Catskill Development, L.L.C. and the Authority, pursuant to which Catskill Development, L.L.C. shall convey the Property to the United States to be held in trust for the benefit of the Nation, as the same may be amended from time to time. "Legal Requirements" shall mean singularly and collectively, the Compact, IGRA, Cooperation Agreement, all applicable laws, rules and regulations of the Nation, including, without limitation, the Nation Gaming Ordinance, and all other applicable federal and New York laws.

"Manager" shall mean Monticello Casino Management, L.L.C. and its successors or assigns.
"Management Agreement" shall mean that certain Gaming Facility Management Agreement, dated as of the date as of which this Agreement is made, among the Authority, the Nation and Manager, as the same may be amended from time to time.
"Nation" shall mean Cayuga Nation of New York, a federally recognized Indian nation.
"Nation Gaming Ordinance" shall mean the resolutions authorizing Class III Gaming adopted by the Council on March 7, 2003 and any amendments, supplements or modifications thereto, and all related or implementing ordinances, which are enacted by the Nation or the Authority to authorize and regulate Gaming on the Property pursuant to IGRA.
"National Indian Gaming Commission" or "NIGC" shall mean the commission established pursuant to 25 U.S.C. 2704.
"Non-Casino Facility" shall mean all buildings, fixtures and improvements located on the land adjacent to the Property or owned by Catskill Development, L.L.C., or any of its affiliates. "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. "Project" shall mean the Gaming Facility and the Common Areas of the Non-Casino Facility.
"Project Cost" shall mean the sum of: (1) all so-called "hard" and "soft" costs incurred in developing, designing, constructing, equipping and furnishing the Gaming Facility, and making certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, including, without limitation, any costs related to land acquisition, professional services, pre-opening costs and initial operating capital for the Gaming Enterprise (but such costs shall not include (i) costs and expenses incurred with respect to litigation or other proceedings in which the Nation and/or the Authority are not a party, which litigation or proceeding has commenced prior to the date hereof, (ii) fees and expenses paid to any counsel in connection with its representation of any Indian or Native American tribe or nation (together with their instrumentalities) other than the Nation or any instrumentality thereof, or (iii) costs and expenses incurred in connection with the operation of the Developer's businesses (or the businesses of any of the affiliates of Developer), including, without limitation, salaries, rent, insurance, utility charges and any other type of general administrative or overhead expense of Developer or any such affiliate; (2) all start up and operating costs of the Authority until the Commencement Date; and
(3) all financing fees and expenses including, without limitation, interest payments and any scheduled principal payments, prior to the Commencement Date; provided that all Project Costs shall be allocated in accordance with GAAP, consistently applied.
"Property" shall mean the parcel of land described in Exhibit A attached hereto, or such other parcel as is approved by Catskill Development, L.L.C. and the Authority to be held by the United States of America in trust for the Nation and upon which the Gaming Enterprise is to be conducted.
"Qualified Entities" shall mean any Approved Subcontractor (as defined herein) who or which is able to provide development or construction services at prices or bids at least equal to those submitted by the subcontractor that would otherwise be selected by the General Contractor and has comparable skill and experience and is comparably licensed by the state of New York for such work and is comparably bondable. Notwithstanding anything to the contrary contained in the preceding sentence, a sub-subcontractor shall not be required to be licensed by the State of New York in order to qualify as a "Qualified Entity," provided that the other conditions set forth in the preceding sentence are satisfied.

"Senior Secured Note Indenture" shall mean that certain Indenture, dated as of the Issuance Date, by and among the Authority, the Nation and the Trustee, pursuant to which the Senior Secured Notes are issued.
"Senior Secured Notes" shall mean the Authority's Series A Senior Secured Notes and Series B Senior Secured Notes, if any, issued by the Authority pursuant to the Senior Secured Note Indenture. "Shared Facilities Agreement" shall mean that certain Shared Facilities Agreement dated as of the date as of which this Agreement is made by and between the Authority and Catskill Development, L.L.C., as the same may be modified from time to time.
"Trustee" shall mean the trustee designated under the Senior Secured Note Indenture.
Undefined Terms.

   All capitalized terms used, but not otherwise defined in this Agreement, shall have the respective meanings ascribed to them in the Management Agreement.

  APPOINTMENT OF DEVELOPER; DEVELOPMENT BUSINESS BOARD; DESIGN
PHASE

Appointment of Developer; Exclusive Rights of Development.

   Pursuant to the terms of this Agreement, the Authority hereby appoints Developer as its agent and grants to Developer the exclusive right as Authority's agent to design, engineer, develop, construct, and furnish the Gaming Enterprise for a term commencing on the Effective Date and ending upon the earlier of
(i)  the  expiration or termination of the Management  Agreement,
(ii) as otherwise terminated pursuant to the terms of this Agreement, or (iii) the Completion Date. If the term expires as set forth in clause (iii) of the preceding sentence, such expiration shall in no event affect or be deemed to affect the right of Developer to be paid all remaining outstanding amounts with respect to the Developer's Fee upon completion of the Remedial Work (as hereinafter defined). During the term of this Agreement, the Authority shall not designate or appoint any other person or entity to act as the "developer" of the Gaming Facility including, without limitation, any similar role to a developer of a project of the size, type and nature of the Gaming Facility or role incidental thereto except pursuant to the express provisions of this Agreement. The prohibition contained in the immediately preceding sentence shall apply solely with respect to the Gaming Facility. Subject to the terms of this Agreement, as exclusive developer of the Gaming Facility, Developer shall be responsible for (a) selecting, negotiating with, securing the performance of, and cooperating with and supervising architects, interior designers, engineers, construction managers, contractors, subcontractors, project consultants, marketing and leasing consultants; (b) purchasing equipment, materials and supplies in connection with the development and construction of the Gaming Facility; and (c) preparing plans for the purposes of securing bids. Developer shall have access to the Property in order to supervise all on-site persons employed in the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility. Developer recognizes that a relationship of good faith and fair dealing is created by this Agreement and by reason of Developer's experience and expertise in facility construction and development, and Developer agrees to use prudent and commercially reasonable efforts, and to devote such time as may be reasonably necessary to perform its services under this Agreement with prudence and diligence. Without limiting the foregoing, Developer shall keep the Authority and representatives on the Development Business Board currently apprised of any material information about the construction and development of the Gaming Facility. Upon termination of this Agreement, the Developer has no on-going role in the Gaming Facility.

Development Business Board.

   On or prior to the Effective Date, the Authority and Developer shall establish the Development Business Board. The Development Business Board shall be a committee consisting of four representatives, two of whom are appointed by the Authority and two of whom are appointed by Developer. The members of the Development Business Board shall consist of the same members as the Management Business Board. The Development Business Board shall have the rights, obligations and powers set forth in this Agreement. Either party may change its representatives to the Development Business Board at any time, provided that this
Section is complied with, and that notice is provided pursuant to
Section 8.6. The Authority and Developer may designate a proxy on behalf of a named representative to act in the absence of such representative to the Development Business Board, provided that such designation be in writing by, in the case of the Authority, its Chairman, or in the case of Developer, its managing director, and that notice of such designation be provided pursuant to
Section  8.6 of this Agreement.  Such proxy shall have  the  full
authority   to   act,  vote  or  consent  on   behalf   of   such
representative. Except as otherwise expressly provided in this Agreement, in order to be effective, any action of the Development Business Board must be the result of agreement by at least three members of the Development Business Board or designees. The parties hereby agree to ensure that their respective representatives to the Development Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Development Board. In the event such agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 7. The parties shall cooperate in setting meeting schedules for the Development Business Board during the term hereof. Any two or more representatives of the Development Business Board shall have authority to call a special meeting of the Development Business Board on three (3) days written notice (by facsimile or otherwise) to the other representatives that comprise the Development Business Board on such date.
Employment of Architect.

   On or prior to the Issuance Date, Developer, with the approval of the Authority, shall select and employ an architect (the "Architect") familiar with the design of gaming facilities for the purposes of designing and performing certain other services in connection with the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility. The Authority's agreement with the Architect (the "Architect Agreement") shall be in a form of contract prepared by Developer and approved by the Authority on or prior to the Issuance Date. All consents required of the Authority pursuant to this Section shall be evidenced by a written consent in the form of Exhibit
2.3 attached hereto. The Authority shall compensate the Architect for services rendered out of the Authority's proceeds from the Financing Agreements obtained in connection with the Gaming Facility and as required by Section 5.1 of this Agreement, after approval of any payment by the Development Business Board. The Authority shall delegate to Developer Authority's responsibilities under any architectural and/or other engineering agreements, including, without limitation, the Architect
Agreement, in order to allow Developer, on behalf of the Authority, to supervise direct, control, and administer the duties and activities and functions of the Architect under such agreements, except to the extent set forth to the contrary herein.
Design, Construction and Equipment Budgets.

     On or prior to the Issuance Date, Developer, with the assistance and input of the Architect, shall establish a budget for design (the "Design Budget"), a budget for construction (the "Construction Budget"), and a budget for the furnishing and equipping ("Equipment Budget"), of the Gaming Facility which

Design Budget, Construction Budget and Equipment Budget may contain certain line items for amounts that are exclusively for the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility (the Design Budget, Construction Budget and Equipment Budget, collectively, the "Budget"). The Budget shall be submitted to the Authority for its written approval, such approval not to be unreasonably withheld, and shall, assuming timely submission to the Authority, be approved on or prior to the Issuance Date, in the form of the approval attached hereto as Exhibit 2.4.

     Subject to the terms of this paragraph, during the term of this Agreement, Developer shall review the Budget and may revise the Budget from time-to-time, as Developer deems necessary, to reflect any unpredicted changes, variables or events or to include significant, additional, unanticipated items of expense. Notwithstanding anything to the contrary contained in the preceding sentence, Developer shall not be allowed to reallocate part or all of the amount budgeted with respect to any line item to another line item or to make such other modifications to the Budget as Developer deems necessary as provided above, if (i) such modifications taken as a whole causes the total Budget to
(x) exceed the amount of all available funds for construction (including, without limitation, all contingency funds) or (y) be reduced by an amount exceeding five percent (5%) thereof; (ii) such modifications result in a material change in the Concept Program described in Section 2.5 below, the theme or layout of the Gaming Facility; or (iii) such modifications result in an increase of the aggregate amount of the approved line items exclusively for the Common Areas of the Non-Casino Facility in excess of its pro rata share of the unallocated contingency in the Budget (any of the foregoing clauses "i" through "iii" a "Material Budget Amendment"). All Material Budget Amendments shall require the written approval of the Development Business Board. Developer agrees to use commercially prudent efforts to arrange, on commercially reasonable terms, financing for the Authority to pay Project Costs estimated at Five Hundred Five Million Dollars ($505,000,000).

     The Authority acknowledges that the Budget is intended only to be a reasonable estimate of the construction and development costs and expenses. Neither the Manager nor Developer shall be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Budget.

Concept Design and Design Documents.

     On or prior to the Issuance Date, the Authority shall designate its requirements for the design of the Gaming Facility, including, but not limited to, a concept program which shall set forth Developer's and the Authority's objectives, schedule requirements, design criteria, assumptions regarding HVAC demands, space requirements, special equipment and site requirements ("Concept Program"). The Architect shall review such Concept Program for the Gaming Facility and provide advice to the Developer and the Authority regarding such program. The Concept Program shall be submitted to the Authority for its written approval, such approval not to be unreasonably withheld, and shall be approved on or prior to the Issuance Date, in the form of approval attached hereto as Exhibit 2.5.

     Based upon the Concept Program and the Budget, on or prior to the Issuance Date, the Architect shall prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of the proposed Gaming Facility and its components. The Architect shall also prepare for Developer's review design development documents consisting of drawings and other documents to fix and describe the size and character of the Gaming Facility as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate. Further, Architect shall advise Developer and the Authority regarding any preliminary estimates of construction costs and the Budget and shall update the same.

Plans and Specifications.

  Based upon the design development documents approved in Section
2.5 above and the Budget, on or prior to the Issuance Date, the Architect shall prepare certain construction documents consisting of detailed drawings, plans and specifications setting forth the general requirements for construction of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility (collectively, the "Plans and Specifications"). The Plans and Specifications shall be submitted to the Authority for its written approval (such approval not to be unreasonably withheld) and shall, assuming timely submission to the Authority, be approved on or prior to the Issuance Date, through an approval in the form of Exhibit 2.6 attached hereto. During the term of this Agreement, Developer shall have the right to make modifications to the Plans and Specifications without the consent of the Authority provided that such changes, individually or taken together with all other changes (a) do not lead to a material change in the Concept
Program, theme or layout of the Gaming Facility; (b) do not result in a Material Budget Amendment; (c) do not have a material adverse economic effect on the Gaming Facility, taken as a whole; or (d) do not materially adversely affect the quality of materials to be used in construction of the buildings on the Property, nor the material uses proposed for the Property. Compliance with Construction Standards, Environmental Laws and Regulations.

The Gaming Facility shall be designed and constructed so as to adequately protect the environment and the public health and safety. The design, construction and maintenance of the Gaming Facility shall, except to the extent a particular requirement or requirements has been waived in writing by the Authority, meet all minimum standards under New York State building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and land use laws, ordinances, regulations and requirements) that would be imposed on the Gaming Facility by existing New York or federal statutes or regulations that would be applicable if the Gaming Facility were located outside of the jurisdictional boundaries of the Nation, even though those requirements may not apply within the Nation's jurisdictional boundaries. In addition, those mitigation steps specified in any phase I environmental assessments conducted of the Property on or prior to the date hereof or required under the National Environmental Policy Act ("NEPA") and/or the State Environmental Quality Review Act ("SEQRA") shall be taken. The Nation shall have the right to rely upon the Architect's certification and the Architect Agreement shall expressly include a provision stating that the Nation is an intended third party beneficiary of the Architect's certifications or the certifications of the Architect's consultants. The Nation may use such certifications, information, reports, data, or information provided to the Nation under this Agreement, and shall be entitled to rely upon the accuracy and completeness thereof. If required to do so by applicable law, the Nation shall certify to appropriate governmental agencies as to the information provided to the
Nation in the certification from Architect (and/or its consultants and/or any other consultants retained in connection with the development of the Gaming Facility) regarding compliance with NEPA and SEQRA and all other applicable environmental laws and regulations ("Environmental Compliance"), but only to the extent the Nation has received reasonable assurances of the truth and veracity of such certifications from the Architect or from consultants to the Architect (or other consultants retained in connection with the development of the Gaming Facility) who are credentialed engineers with demonstrated knowledge or expertise in Environmental Compliance. Nothing in this subsection shall grant to the State of New York or any political subdivision thereof any jurisdiction (including, but not limited to, jurisdiction regarding zoning or land use) over the Property or the development and management of the Gaming Facility.

  CONSTRUCTION PHASE

Proposal Review; Selection of Contractors and Subcontractors.

   On or prior to the Issuance Date, Developer, on behalf of the Authority, shall solicit and conduct a review of proposals for the construction of the Gaming Facility and the making of certain renovations, improvements or alterations to Common Areas of the Non-Casino Facility. Developer shall, in consultation with and subject to the reasonable approval of the Authority, select the most well-qualified construction manager or contractor (the "General Contractor"). Developer shall negotiate and award with the input and reasonable approval of the Development Business Board, a construction management agreement and/or construction contract with the General Contractor. The approvals required pursuant to this Section shall be in the form of Exhibit 3.1. The General Contractor shall be properly licensed in the State of New York and shall furnish a payment and performance bond satisfactory to the Development Business Board to cover the construction for which such contractor or construction manager was retained. On or prior to the Issuance Date, the Developer, in consultation with the Authority, shall prepare a list of certain subcontractors, specialists or consultants (the "Approved Subcontractors") to be considered for the performance of certain services in connection with the construction, development and operational start-up of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility. The General Contractor shall be permitted to select all subcontractors for work covered under its contract, provided that, (i) the General Contractor shall permit any Approved Subcontractor to bid for appropriate subcontracts and (ii) shall give preference to a Qualified Entity. In addition, the General Contractor shall be required to use its reasonable best efforts to give and to cause subcontractors to give, a hiring preference to qualified members of the Nation that have appropriate experience and skill. Contracts.

   On or prior to the Issuance Date, the Authority shall enter into a construction management agreement and/or construction contract with the General Contractor (such agreement to be subject to the approval of the Development Business Board, which approval shall not be unreasonably withheld) and related contracts and subcontracts for the construction and development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility (collectively, the "Contract Documents"). All Contract Documents shall be prepared and negotiated by Developer on behalf of the Authority. The Contract Documents shall expressly provide that (a) all work shall be done in accordance with the Plans and Specifications; (b) construction of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility shall commence on the Issuance Date and following the granting of all approvals necessary to commence such work; (c) any contractor, subcontractor, consultant and/or construction manager shall exert good commercial efforts to complete construction prior to the completion date specified in the applicable Contract Document;
(d) all contractors or subcontractors shall warrant the construction to be free of defects and constructed in a workmanlike manner for a period of at least one year from the date of completion and (e) progress payments will be subject to a commercially reasonable retainage as required under the Senior Secured Note Indenture or otherwise. The Contract Documents shall also provide for adequate insurance, guarantees, appropriate lien waivers, and for construction schedules by which milestones, progress payments and late penalties may be calculated all as determined by the Development Business Board in its reasonable discretion. Contract Documents shall also contain such provisions for the protection of the Authority as Developer and the Authority shall deem appropriate. The Authority shall compensate the General Contractor, any other contractors, subcontractors, and consultants selected by Developer and approved by the Development Business Board to the extent provided for in this Agreement for the construction of the Gaming Facility and/or the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, but only to the extent of proceeds available from or permitted by the Financing Agreement. The Authority shall not be liable for any shortfall in available proceeds to satisfy claims for Project Costs. The Authority shall be a third party beneficiary of all future subcontracts entered into by the General Contractor. To the fullest extent permitted by law, each contract or subcontract shall include among its provisions an agreement that the Development Business Board and the Authority shall be indemnified and held harmless of and from any and all damages, liabilities, claims, losses, or costs, including reasonable attorneys' fees and defense costs, arising from or in any way connected with the construction of the Gaming Facility, including any act or omission of the General Contractor, its employees, representatives, subcontractors, affiliates or assigns attributable to injury to person or property in such form as the Authority shall reasonably require. Developer agrees to require all contractors of any tier to carry statutory Workers Compensation, Employers Liability Insurance and appropriate limits of Commercial General Liability Insurance in such amounts and with such endorsements as the Development Business Board shall reasonably require, including endorsements as to additional insureds. In addition, the General Contractor shall provide the Developer and the Development Business Board certificates of insurance as evidence of the required insurance prior to commencing work and upon renewal of each policy during the entire period of construction, including coverage sufficient to insure the hold harmless and indemnity obligations contemplated under this Section.
Construction Administration.

    Developer shall act as the Authority's designated representative and shall have full power and complete authority to act on behalf of the Authority in connection with any Contract Documents subject to the terms of this Agreement. Developer shall have complete control and charge of any persons performing work on site at the Gaming Facility and the Common Areas of the Non-Casino Facility. Developer shall interpret and decide on matters concerning the performance of the General Contractor, any other contractor, subcontractor and/or consultant and the requirements of the Contract Documents. Developer shall have the authority to and shall reject work that does not conform in all material respects to the Contract Documents or the Plans and Specifications except with the approval of the Development Business Board. Developer shall conduct inspections to determine the date or dates of substantial completion and the date of final completion of the Project. Developer shall observe and evaluate or authorize the evaluation of work performed, the review of applications for payment for submission to the Authority and the review and certification of the amounts due the General Contractor any other contractors, subcontractors or consultants. Progress Payments.

   Pursuant to the terms and provisions of the Disbursement and Escrow Agreement, the Authority shall make progress payments for construction performed by the General Contractor or any other contractors, subcontractors or consultants on a periodic basis as directed and approved by Developer. Progress payments for construction shall be funded by the Authority from the Financing Agreement proceeds as required by Section 5.1 of this Agreement. Affiliate Contracts.

   No contracts for the supply of goods or services to the Gaming Enterprise shall be entered into with the Developer, parties affiliated with Developer or their respective members, managers, officers or directors (an "Affiliate Transaction") unless such Affiliate Transaction is approved by the Development Business Board. Prior approval by the Development Business Board of a contract referred to above shall not be required where the contract is entered into to remedy an immediate threat or danger to persons or property or to the Gaming Enterprise or the conduct of Gaming thereon, provided that Developer shall promptly thereafter notify all members of the Development Business Board of the nature of the danger or threat and of the contract so executed.

  Selection of FURNiTURE, TRADE FIXTURES AND EQUIPMENT

Pursuant to Section 5.1, the Development Business Board shall select and procure vendors for purchase by the Authority of furniture, trade fixtures, equipment and furnishings required to operate the Gaming Enterprise at the Gaming Facility. Alternatively, Developer may arrange for the procurement of such furniture, trade fixtures, equipment and furnishings on lease terms as may be approved in advance, in writing by the Development Business Board, but in no event shall such lease terms exceed the cost therefor as set forth in the Budget. Developer agrees to employ good business practices and, where appropriate, competitive bidding. Subject to the approval of the Authority, and the NIGC and/or BIA, as appropriate, Developer may directly lease furniture, fixtures and equipment to the Authority.

  FUNDING REQUIREMENTS OF DEVELOPMENT

Authority's Funding Obligations.

Developer agrees to use prudent and commercially reasonable efforts to arrange for the financing for the design, construction, equipping, start-up and working capital for the Gaming Facility. The Authority shall, prior to commencement of construction of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility, make available or otherwise cause to be established a development fund, pursuant to the Disbursement and Escrow Agreement, into which will be deposited all of the proceeds of the Financing Agreements. Said funds shall be designated exclusively for performing the obligations of the Authority and Developer under any design and construction agreements entered into, including, without limitation, the Contract Documents, as well as any agreements for the lease or purchase of furniture, trade fixtures, equipment and furnishings for the Project and for start-up costs and expenses of the Gaming Enterprise, all as contemplated by and in accordance with this Agreement and the Financing Agreements. The funds procured by the Financing Agreements shall be used to discharge the obligations of the Authority and Developer under any and all design, construction or related agreements entered into for the development of the Gaming Facility and the making of certain renovations, improvements or alterations to the Common Areas of the Non-Casino Facility and the payment of all Project Costs, including, but not limited to, consulting fees, supplies, utility costs, landscaping, parking, curb cuts, access enhancement, off-site road improvement, architectural, engineering, contractors fees and costs, furniture, signs, trade fixtures, furnishings and equipment necessary for implementing the operation of the Gaming Enterprise, Developer's reasonable attorneys' fees and legal costs in connection with the financing, closing and related costs, and interest as provided in the Financing Agreements.

Additionally, the initial working capital for the Gaming Facility and Gaming Enterprise shall be provided from the proceeds of the Financing Agreements. The above funding obligations of the Authority shall be subject to Section 5.2 of this Agreement.
Anything to the contrary contained herein notwithstanding, Developer shall have no right to grant any lien affecting or encumbering the Property.
Agreed Ceiling for Repayment of Development and Construction
Costs.

  The total amount of recoupment for development costs (exclusive of interest other than capitalized interest (e.g. interest payable to the Manager in accordance with the terms of the Management Agreement)) but including the aggregate principal amount of borrowings by the Authority for Project Costs shall under no circumstances exceed Five Hundred Five Million Dollars ($505,000,000).
Developer's Fee.

   If (1) the Developer has performed its obligations under this Agreement and (2) the Issuance Date has occurred, the Authority agrees to the payment from the proceeds of the issuance and sale of the Senior Secured Notes as compensation for all of the services to be performed hereunder by Developer, and Developer agrees to accept payment for the performance of its services under this Agreement, a developer's fee ("Development Fee") equal to five percent of (5%) of total Project Costs, which Development Fee shall be payable monthly as such Project Costs are incurred, provided that the Authority shall be entitled to retain (a) ten percent (10%) of such Development Fee for the period from and after the date hereof through the date that the construction of the Project shall be fifty percent (50%) completed (the "Partial Completion Date") and (b) five percent (5%) of such Development Fee for the period after the Partial Completion Date through the Completion Date. For the purposes of calculating the Development Fee only, "Project Costs" shall have the same meaning provided for in Section 1.1 hereof, reduced by (i) the purchase price of the Property and related closing costs under the Land Purchase Agreement, (ii) start-up and operating costs of the Authority until the Commencement Date and any pre-opening costs and initial operating capital of the Gaming Enterprise, (iii) payments of interest and scheduled principal payments prior to the Commencement Date, and financing fees and expenses and (iv) the Developer's Fee. On the Completion Date, the Authority shall pay to Developer all outstanding retained amounts, less an amount equal to 125% of the sum reasonably sufficient to remedy work not yet performed, defective work known to exist and not yet remedied, punch list items to be corrected to the satisfaction of the Development Business Board (all such work being referred to herein as the "Remedial Work"), provided further that the Completion Date shall not be deemed to have occurred until the Development Business Board has determined in writing that the building systems have been successfully completed such that the Gaming Facility is available to the Authority for its intended uses and Gaming operations. Notwithstanding anything to the contrary in the Disbursement and Escrow Agreement, the terms and provisions with respect to the payment of the Development Fee may not be amended without the prior written consent of Developer. Reimbursement of Out-of-Pocket Expenses Incurred Prior to Financing Availability.

   The Authority acknowledges that Developer and affiliates of Developer have expended, and will expend, significant amounts of money to develop the Gaming Enterprise, and related amenities prior to the time when the proceeds of the financing referenced in Section 5.1 will become available. Such amounts include, without limitation, amounts expended for architectural drawings, engineering and design studies, marketing studies, counsel fees (excluding Developer's counsel fees incurred in preparing and negotiating agreements between the Nation or the Authority, on the one hand, and Developer, on the other), travel expenses and real estate taxes with respect to the Property from the date hereof until the Property is transferred to the United States in trust for the benefit of the Nation. In addition, such amounts shall also include carrying costs of the ownership of the Monticello Raceway (but only to the extent of negative cash flow) during the construction of the Gaming Facility and the Common Areas of the Non-Casino Facility as provided hereunder. Each of the parties hereto agrees that such expenditures are Project Costs that shall be reimbursed from the proceeds of such financing (excluding however, the costs of the acquisition of the Monticello Raceway, in an amount equal to the purchase price under the Land Purchase Agreement). Developer shall provide the Authority with reasonable back-up documentation with respect to such Project Costs.

  NATION TAXES; COMPLIANCE WITH NATION LAW; AMENDMENTS TO NATION
GAMING ORDINANCE

Nation Taxes.

   The Authority and the Nation warrant and agree that neither they nor any agent, agency, affiliate or representative of the Authority or the Nation will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any kind to Developer or to any lender furnishing financing for the Gaming Facility or for the Gaming Enterprise, or on the Gaming Enterprise, the Gaming Facility, the revenues therefrom or on the Development Fee as described in Section 5.3 of this Agreement; provided, however, the Authority or the Nation, as appropriate, may assess against the Gaming Enterprise license fees reflecting reasonable regulatory costs incurred by the Authority or the Nation. The Authority and the Nation further warrant and agree that neither they nor any agent, agency, affiliate or representative will impose any taxes, fees, assessment or other charges of any nature whatsoever on the salaries or benefits, or dividends or distributions paid to, any of Developer's managers, partners, members, stockholders, officer, directors, or employees or affiliates, or any of the employees of the Gaming Enterprise or any contractors, subcontractors or consultants engaged pursuant to this Agreement. If any such tax, fee, assessment or other charge is in fact levied, imposed, or collected, the Authority or the affected managers, partners, members, stockholders, officers, directors, employees or affiliates or any contractors, subcontractors or consultants for the full value and dollar for dollar of such tax, fee, assessment or other charge. Compliance with Nation Law.

Developer shall comply in all material respects with all present and future statutes, regulations and ordinances of the Nation pursuant to Section 7.4 hereof to the maximum extent permitted by law, provided that any such statutes, regulations and ordinances that would (a) increase Developer's obligations hereunder; (b) result in a reduction in the amount of the Development Fee payable to Developer absent any such statute, regulation or ordinance thereto; or (c) prejudice or adversely affect Developer's rights under this Agreement or that violates the Indian Civil Rights Act (25 U.S.C. 1301-1303) shall constitute a breach of this Agreement and be unenforceable, unless such statutes, regulations or ordinances are required by applicable state or federal law.
Nation's Amendments to Nation Gaming Ordinance. Except as required by state or federal law, the Nation shall not adopt any amendments to the Nation Gaming Ordinance that would (a) increase Developer's obligations hereunder or under the Nation Gaming Ordinace; (b) result in a reduction in the amount of the Development Fee payable to Developer absent such amendment; or
(c) have a material adverse effect on Developer's rights under this Agreement or any other document executed by the parties hereto in connection with this Agreement. The Nation shall give Developer notice and a copy of the full text of any proposed amendment to the Nation Gaming Ordinance at least fourteen days before any such amendment will go into effect, but failure to give such notice shall not affect the validity or enforceability of such amendment.


  DEFAULT, TERMINATION AND DISPUTES

Default.

     Developer may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by the Nation or the Authority (provided that such breach or failure to perform is not caused by the acts or omissions of Developer) within sixty (60) days after the Nation's or the Authority's receipt of any notice from Developer of the Nation's or the Authority's material breach and default provided that, if the Authority or the Nation has commenced to cure such default within such sixty (60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period, then the Authority or the Nation shall have an additional reasonable period of time to cure such default, so long as the Authority or the Nation is diligently and continuously pursuing such cure.

     The Authority may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by Developer (provided that such breach or failure to perform is not caused by the acts or omissions of the Authority) within sixty (60) days after Developer's receipt of any notice from the Authority of Developer's material breach and default provided that, if Developer has commenced to cure such default within such sixty (60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period, then Developer shall have an additional reasonable period of time to cure such default, so long as Developer is diligently and continuously pursuing such cure. The Authority may also terminate this Agreement in the event that the Management Agreement has terminated on account of material breach of the provisions thereof by Manager subject to cure and/or notice requirements provided therein.

Mutual Termination.

   Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time during the term hereof by mutual consent between the Authority and Developer. Disputes and Remedies; Waiver of Sovereign Immunity; Arbitration.

     7.3.1      Consent to Suit.   Subject to the terms  of  this
Article 7,

(a) the Nation expressly waives sovereign immunity for the sole purpose of consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction only for the purpose of enforcing remedies permitted hereunder arising out of its obligations under Article 6 and Article 7 and this Section 7.3.1(a), and then only to the extent that the judicial remedy being sought in such judicial proceeding is injunctive relief, specific performance, or any other similar remedy that is equitable in nature and that does not involve the payment by the Nation of any monetary damages, it being understood and agreed by the parties hereto that the Nation in no event shall be liable or otherwise responsible for the payment of any award of monetary damages. In the event that any court or Arbitrator (as hereinafter defined), as applicable, determines that a breach of the provisions of Article 6 or Article 7 by the Nation caused Developer economic harm for which an award of monetary damages from the Nation, but for the foregoing provisions of this Section would be the appropriate judicial remedy, the Authority (but in no event the Nation) shall, subject to the applicable terms and provisions of this Article, pay the amount of such award to Manager.

          (b) the Authority expressly waives sovereign immunity for the sole purpose of permitting or compelling arbitration as provided in this Section and consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction for the purpose of any mediation, arbitration or lawsuit (including enforcing awards and other remedies on account thereof), as applicable, pursuant to the provisions hereof, arising out of this Agreement, or of the Nation Gaming Ordinance, or any rules, actions, or decisions of the Authority pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license. Without in any way limiting the generality of the foregoing, the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including without limitation, entering the Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in Section 7.3.3.
          7.3.2 (a). The following disputes between the parties hereto shall be resolved by the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) or, if such United States District Court cannot hear or refuses to hear such dispute, by the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover): (a) any material monetary dispute and (b) any dispute in which injunctive relief, specific performance or another similar equitable remedy is one of the remedies being sought by either party (such disputes being referred to as "Judicially Resolved Matters"). The following disputes between the parties hereto shall be determined by mediation or arbitration as set forth in Section 7.3.2(a): (a) any dispute as to whether any party hereto (or such party's representative(s) on the Management Business Board) acted reasonably, or used commercially reasonable efforts, when required to so act under the terms and provisions of this Agreement and (b) any non-material monetary dispute, (such disputes being referred to as "JAMS Resolved Matters"). In the event that any dispute controversy or claim arising between the parties hereto is not encompassed within the foregoing definitions of a Judicially Resolved Matter or a JAMS Resolved Matter, such dispute shall be deemed to be a Judicially Resolved Matter, notwithstanding the definition of such term. Anything to the contrary contained herein notwithstanding, in the event that both the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) and the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover), cannot or refuse to hear any Judicially Resolved Matter, such dispute shall be brought in the New York State Supreme Court, sitting in Sullivan County (or any state appellate court having jurisdiction thereover) (or if such court cannot or refuses to hear such dispute, such dispute shall be resolved as if it were a JAMS Resolved Matter).

          (b) All JAMS Resolved Matters shall be resolved by mediation or arbitration, to be held in the County, City and
State of New York, or such other location as the parties may agree, before a single mediator/arbitrator who has at least five years of knowledge and experience in the casino, hotel and real estate industries ("Arbitrator"), the identity of whom shall be agreed upon by the parties from the panel of mediators and arbitrators of JAMS. Failing agreement between the parties concerning the identity of the Arbitrator, JAMS shall appoint such person. The Arbitrator shall immediately conduct mediation between the parties to attempt to resolve the dispute. Failing such mediation, the Arbitrator shall determine the dispute through arbitration. The parties recognize that disputes could arise which will require expeditious determination. In such cases, the Arbitrator shall render a determination expeditiously, and in the exercise of discretion, on a summary basis. Except in such exigent circumstances, arbitrations are to be conducted in accordance with the rules of JAMS.

          (c) In determining any matter the court or Arbitrator, as applicable, shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and Nation law. New York law shall govern the interpretation and construction of this Agreement.

          (d) The parties (and, in the case of a JAMS Resolved Matter, the Arbitrator) shall maintain strict confidentiality with respect to the judicial proceeding or arbitration, as applicable, subject to the requirements of applicable law, including the federal securities laws.

       7.3.3 Limitation of Actions. The waiver of immunity from suit in this Article 7 by the Authority is specifically limited to injunctive relief, specific performance and other similar equitable relief and to the enforcement of an award of money damages by judicial proceeding or arbitration; provided that the Arbitrator and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Nation and may execute only as to the Authority against (i) undistributed or future Net Revenues (as such term is defined in the Management Agreement) of the Gaming Enterprise; or (ii) if it has been specifically found by an arbitrator that, by exercise of regulatory authority pursuant to the Nation Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Authority pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license, the Authority has prejudiced Developer's rights under this Agreement, or has in any material way caused the lack of business success of the Gaming Enterprise, the future Net Revenues of any other gaming operations conducted by the Authority, or any other entity of the Authority, on the Property. Notwithstanding any other provision of this Article 7 to the contrary, in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in this Section 7.3.3.

Defense.

   Except for disputes between the Authority and Developer, Developer shall bring, defend, or settle any claim or legal action brought by or against Developer or the Authority, individually, jointly or severally in connection with the construction and development of the Gaming Enterprise and/or the making of certain renovations, improvements or alteration to the Common Areas of the Non-Casino Facility, provided, however, that if such claim or legal action is brought by or against the Authority, Developer shall bring, defend or settle such claim or legal action only if the same relates to or arises out of the ordinary course of conducting the construction and alterations referred to above and, unless the payment of the claim for damages would be covered by insurance, such claim or claims does not exceed $1,000,000 individually or $5,000,000 in the aggregate (any such claim or legal action to be brought by or against Developer or the Authority pursuant to this sentence being referred to herein as a "Permitted Action"). Subject to the approval of the Development Business Board, Developer shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Developer deems appropriate to defend and/or settle any such Permitted Action. The Development Business Board shall supervise any Permitted Action that poses a substantial risk to the normal operation of the Gaming Facility with notice to and appropriate consultation with the Authority. All liabilities, costs and expenses, including reasonable attorneys' fees and disbursements, incurred in defense or settlement of any such Permitted Action which are not covered by insurance shall be an Operating Expense. Any claim or legal action brought by or against Developer or the Authority which is not a Permitted Action shall be brought or defended, and settled, by Developer only with the Authority's prior approval. If so approved by the Authority, Developer shall bring, defend or settle such claim or legal action in accordance with the applicable provisions of this Section set forth above. Nothing contained in this Section is a grant to Developer of the right to waive the Nation's or the Authority's sovereign immunity.
Indemnity.

Developer shall indemnify and save the Authority harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of Developer in the performance of its duties under this Agreement. Except for Developer's theft, fraud, willful misconduct or gross negligence, the Authority shall indemnify, defend and hold harmless Developer from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements relating to the Gaming Enterprise or Gaming Facility that results from Developer's performance of its obligations under this Agreement. The indemnifications and terms set forth in this section shall survive the expiration or earlier termination of this Agreement. Limitation of Liability.

Neither the Nation nor any officer, officeholder, employee, agent, representative or member of the Nation or of the
Authority, as such, shall have any personal liability for obligations of the Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Nation and the Authority also acknowledge and agree that no member, nor any officer, office holder, employee, agent, representative, manager or member of any such member of Developer shall have any personal liability for the obligations of Developer under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

  MISCELLANEOUS PROVISIONS

Government Savings Clause.

   Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the Field Solicitor, the NIGC, or any other applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Authority or Developer under this Agreement or any other agreement or document related hereto.

Third Party Beneficiary.

   This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.
Authorization.

  The Authority and Developer represent and warrant to each other that each has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Each party shall furnish evidence of such authority to the other, which shall be attached as exhibits to this Agreement.
Relationship.

Developer and the Authority shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.
Intentionally Deleted.

Notices.

   Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (a) on the date of hand delivery with signed receipt, (b) on the business day immediately following transmittal to Federal Express or other nationally recognized overnight commercial courier with signed receipt or
(c) five (5) days after deposit in the United States mail, postage and other fees prepaid, return receipt requested; in any case addressed to the address of the applicable party set forth below, or such other address as such party may hereafter specify by notice to the other in accordance with the notice procedures described in this paragraph. The parties also designate the following persons as agents for receipt of service of process:
      If to Developer:     Monticello Raceway Development
      Company, L.L.C.
      c/o Catskill Development, L.L.C.
      Monticello Raceway, Route 17B
      P.O. Box 5013
      Monticello, New York 12701-5193
      Attention:  Morad Tahbaz

      with a copy to:      Latham & Watkins LLP
      885 Third Avenue

      New York, New York 10022
      Attention:  James I. Hisiger, Esq.


If to the Nation:   Cayuga Nation of New York
     Post Office Box 11
     Versailles, New York  14168
          Attn:  The Nation's Chiefs
With a copy to:     Sonnenschein Nath & Rosenthal
     1221 Avenue of the Americas
     New York, New York  10020
          Attn:  Martin Gold, Esq.
If to the Authority:     Cayuga Catskill Gaming Authority
     c/o Cayuga Nation of New York
     Post Office Box 11
     Versailles, New York  14168
          Attn:  Chairman & Management Business Board
with a copy to:     Sonnenschein Nath & Rosenthal
     1221 Avenue of the Americas
     New York, New York  10020
                         Attn:  Martin Gold, Esq.
No Waiver.

  No consent or waiver express or implied, by either party to any breach or default by the other party in the performance of any of the obligations or conditions of this Agreement or any related agreement shall be construed to be a consent to or waiver of any other breach or default by such party. Failure on the part of a party to complain of any act or failure to act by the other party, or failure to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party.
Conflicts.

   In the event of any conflict in the terms or provisions expressed in this Agreement and any similar provision in any other related agreements, including, but not limited to, the Management Agreement and the Financing Agreements, the terms and provisions of this Agreement shall govern and control to the extent of such conflict. In the event that an issue arises relating to the performance of this Agreement, on which the Agreement is silent which is addressed by the Management Agreement, the provisions of the Management Agreement relating to such matter shall be incorporated herein by reference as if set forth in its entirety.
Successors and Assigns.

   This Agreement shall not be, directly or indirectly, assigned by either party without the prior written consent of the other party. No assignment, direct or indirect, of a controlling interest in Developer shall be made without the prior written consent of the Authority. If an assignment is so approved, this Agreement shall inure to the benefit of and be binding on the assignee. Notwithstanding the foregoing provisions of this Section, transfers of stock in a corporation whose shares are traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this Agreement, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Section. Notwithstanding anything to the contrary contained in this Agreement, Developer may assign its rights or interests in this Agreement by operation of law or otherwise without the consent of the Authority, if such assignment is consummated as part of the transaction set forth on Exhibit 8.9. In addition and in consideration of such transfer being consummated without the consent or approval of the Authority, Developer hereby agrees that from and after the date that such assignment is so consummated, Developer shall indemnify and hold the Authority harmless from and against any and all liability of the Manager to the Authority under the Management Agreement pursuant to the terms thereof as if such liability were the direct and primary liability of Developer.
Article and Section Headings.

   Article  and section headings contained in this Agreement  are
for   ease   of   reference  only  and  shall  not   affect   the
interpretational meaning of this Agreement.
Parties in Interest.

   This Agreement shall inure to the benefit of and be binding upon the parties, their respective successors, heirs, permitted assigns and legal representatives.
Severability.

  If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement or the Management Agreement shall be declared invalid or unenforceable, the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty days written notice to the other party, without liability on the part of the terminating party.

Exhibits.

   All exhibits described in this Agreement shall be deemed to be incorporated herein by reference and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit, the provisions of this Agreement shall control to the extent of the inconsistency. Entire Agreement.

   This Agreement together with the exhibits thereto, constitute the entire agreement among Developer, the Authority and the Nation (solely with respect to its obligations under Articles 6 and 7) with respect to the development, construction and management of the Gaming Facility and supersedes all written or oral agreements, understandings, representations, negotiations and correspondence between the parties. This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses or trade and may only be amended or modified by a written instrument duly executed by officers of the parties hereto.
Counterparts.

   This Agreement may be executed simultaneously in any number of
counterparts.   Each  counterpart  shall  be  deemed  to  be   an
original, and all such counterparts shall constitute one and the same instrument.

             SIGNATURES COMMENCE ON FOLLOWING PAGE.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
MONTICELLO RACEWAY DEVELOPMENT COMPANY, L.L.C.



By:
                                 Name:  Morad Tahbaz
                                 Title: Authorized Signatory



           SIGNATURE(S) CONTINUE ON THE FOLLOWING PAGE

CAYUGA CATSKILL GAMING AUTHORITY



By:
   Name:
   Title:




CERTIFICATION: This is to hereby certify that the above was duly executed by an officer of Cayuga Catskill Gaming Authority pursuant to the authority vested therein.


______________________________________
______________________, Clerk
______________________________________
Date:

CAYUGA NATION OF NEW YORK
(solely with respect to its rights and
obligations under Articles 6 and 7 of this Agreement) pursuant to a resolution by the Council dated
October 12, 2002, a copy of which is attached.


CERTIFICATION: This is to hereby certify that the above was duly executed by an officer of Cayuga Catskill Gaming Authority pursuant to the authority vested therein.


______________________________________
______________________, Clerk
______________________________________
Date:

                  Attachment to Gaming Facility
             Development and Construction Agreement

                      SECTION 81 COMPLIANCE

In compliance with Section 81 of Title 25 U.S.C.A., the residence and occupation of the parties is as follows:

Party in Interest:
Address:

Occupation:
Cayuga Nation of New York
Post Office Box 11
Versailles, NY 14168
Indian Nation

Party in Interest:
Address:


Occupation:
Cayuga Catskill Gaming Authority
c/o Cayuga Nation of New York
Post Office Box 11
Versailles, NY 14168
Gaming Authority

Party In Interest:

Address:



Occupation:


Monticello Raceway Development
   Company, L.L.C.
c/o Catskill Development, L.L.C.
c/o Monticello Raceway, Route 17B
P.O. Box 5013
Monticello, New York 12701-5193
Gaming Development Company


     Fixed limited time to run:  7 years (see Section 2.1).

Clint Halftown is authorized to execute the attached document by Resolution Authorizing Execution of Gaming Contracts on behalf of Cayuga Nation of New York of Cayuga Nation Council of Chiefs, Representatives and Clan Mothers, dated March 7, 2003. Such authority is exercised in this instance because the Nation has determined that execution of the attached document will further the economic development objectives of the Nation.

The _______________ of the Management Board of ________________________________ ("Management Board") is
authorized to execute the attached document by _______________ of the Management Board, dated ____________. Such authority is exercised in this instance because the Management Board has determined that execution of the attached document will further the economic development objectives of the Nation.

                    SIGNATURE PAGES TO FOLLOW

The document was executed on or about ____ p.m. (time) on ______________ at ___________, New York (place), for the particular purpose set forth above.

The undersigned parties agree that the foregoing agreement is in compliance with 25 U.S.C. 81.

WITNESS:                          Cayuga Nation of New York



_____________________________________
By:_________________________________





                                  Cayuga Catskill Gaming
Authority



_____________________________________
By:_________________________________




Approved Pursuant to 25 U.S.C. 81
United States Department of Interior Bureau of Indian Affairs:


Dated:  ______________, 2003
By:__________________________________

Director (Acting)
Eastern Area Office
Bureau of Indian Affairs
for the Secretary of the Interior and the Commissioner of Indian
Affairs, acting under delegated authority




The undersigned party agrees that the foregoing document is in compliance with 25 U.S.C. 81.

Witness:                         Monticello Raceway Development
Company, L.L.C.



_____________________________________
By:__________________________________
Name:
Title:







                                 Approved Pursuant to 25 U.S.C.
81

                                 United States Department of
Interior
Bureau of Indian Affairs:



Dated: _______________________, 2003
By:__________________________________

Director (Acting)
Eastern Area Office
Bureau of Indian Affairs
for the Secretary of the Interior and the Commissioner of Indian
Affairs, acting under
authority

                            EXHIBIT A

                LEGAL DESCRIPTION OF THE PROPERTY

                            (To come)

                           Exhibit 2.3
          Consent to Architect and Architect Agreement
                             part 1

                                        __________________ [Date]

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 2.3 of the Development Agreement, the Authority hereby grants its approval of the designation and employment of ___________ as the Architect, effective the date hereof.


                              Cayuga Catskill Gaming Authority
                              By:____________________________
                                Name:   Sharon LeRoy
                                Title:     Secretary

                           Exhibit 2.3
          Consent to Architect and Architect Agreement
                             part 2


                                        __________________ [Date]

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 2.3 of the Development Agreement, the Authority hereby grants its approval of the Architect Agreement, substantially in the form attached hereto.


                              Cayuga Catskill Gaming Authority

                              By:
                              Name:
                              Title: Authorized Signatory

                           Exhibit 2.4
                      Budget Approval Form


                                        __________________ [Date]

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority, and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 2.4 of the Development Agreement, the Cayuga Catskill Gaming Authority hereby grants its approval of the Budget, as attached hereto, effective the date hereof.


                              Cayuga Catskill Gaming Authority

                              By:
                              Name:
                              Title:  Authorized Signatory

                           Exhibit 2.5
                 Designation of Concept Program

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 2.5 of the Development Agreement, the Authority hereby designates the program substantially in the form attached hereto as the Concept Program.

                              Cayuga Catskill Gaming Authority

                              By:________________________________
                              ____
                              Name:______________________________
                              ____
                              Title:  Authorized Signatory

                           Exhibit 2.6
             Plans and Specifications Approval Form


                                        __________________ [Date]

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 2.6 of the Development Agreement, the Cayuga Catskill Gaming Authority hereby grants its approval of the Plans and Specifications, as attached hereto, effective the date hereof.


                              Cayuga Catskill Gaming Authority

                              By:
                              Name:
                              Title:  Authorized Signatory

                           Exhibit 3.1
                General Contractor Approval Form


                                        __________________ [Date]

Reference is made to the Gaming Facility Development and Construction Agreement, among Cayuga Nation of New York, Cayuga Catskill Gaming Authority and Monticello Raceway Development Company, L.L.C., dated as of April 3, 2003 (as the same may be modified or amended, the "Development Agreement"). Capitalized terms used herein have the meanings ascribed to them in the Development Agreement.

In accordance with Section 3.1 of the Development Agreement, the Authority hereby grants its approval of ________________ as the General Contractor and, by its signature below, the Development Business Board hereby grants its approval of the construction management agreement and/or construction contract substantially in the form attached hereto, in each case effective the date hereof.











                              The Development Business Board for
                              the Gaming Facility

                              By:
                              Name:
                              Title:  Authorized Signatory

                              Cayuga Catskill Gaming Authority

                              By:
                              Name:
                              Title:  Authorized Signatory

\
                           Exhibit 8.9
                    Alpha Merger Transaction


The transaction among Alpha Hospitality Corp., Catskill Development LLC, its affiliates and voting members, including, without limitation, American Tower Partners, Monticello Realty LLC, Watertone Holdings, LP and Alpha Monticello, Inc. substantially on the terms and conditions described in the Form 8-K of Alpha Hospitality Corp., dated on or about February 4, 2003, filed with the Securities and Exchange Commission.

                  ALPHA HOSPITALITY CORPORATION

                  CATSKILL DEVELOPMENT, L.L.C.

                                              As of April 3, 2003







Cayuga Nation of New York
Cayuga Catskill Gaming Authority
24 East Main Street
Gowanda, New York
Attention:  Clint Halftown

Ladies and Gentlemen:

     This letter sets forth the agreements and understandings among the Cayuga Nation of New York (the "Nation"), the Cayuga Catskill Gaming Authority, an instrumentality of the Nation (the "Authority"), Catskill Development, L.L.C. ("Catskill"), Alpha Hospitality Corporation (individually and collectively with its subsidiaries, "Alpha"), Robert A. Berman ("Berman"), Morad Tahbaz ("Tahbaz"), the other principals and affiliates of Catskill or Alpha who are listed on Schedule 1 annexed hereto and made a part hereof and who individually, directly or indirectly, own ten (10%) percent or more of the equity interests in Catskill (such principals and affiliates are referred to individually and collectively as the "Principals"), Monticello Raceway Development Company, L.L.C. ("Developer") and Monticello Casino Management, L.L.C. ("Manager"). For purposes of this letter, Catskill and Alpha are referred to individually and collectively as "Monticello"; and Catskill, Alpha, Berman, Tahbaz and the Principals are referred to individually and collectively as "CAP".

     The Nation intends to apply for approval of conveyance of an approximately 30 acre parcel of land (the "Property") currently forming a portion of the site of the Monticello Raceway located in Sullivan County, New York to the United States Government in trust for the Nation's benefit in order to facilitate the development of a Class III gaming facility (the "Gaming Enterprise") on the Property. The Gaming Enterprise is to be developed on behalf of the Nation by Developer and its affiliates. In connection therewith, among other things, the Nation, the Authority and Manager are entering into a gaming facility management agreement (the "Management Agreement") with respect to the development and operation of the Gaming Enterprise.

     As an outgrowth of the foregoing transactions and in order to induce the Nation, the Authority, and Catskill and its affiliates to enter into such transactions, the Nation and the individuals and entities included in the definition of CAP have discussed and agreed to certain aspects thereof and to the structure of certain future joint business activities, as follows:

In order to fund the costs and expenses of the Nation in connection with acquiring the Property and developing the Gaming Enterprise, the Nation and Catskill agree to formulate a mutually acceptable written budget within thirty (30) days after the date hereof encompassing the costs and expenses of the Nation (including services to be performed by members of the Nation) in connection with such acquisition and development, and the fees and disbursements to be paid to legal counsel, accountants and such other professionals, consultants and specialists engaged by or on behalf of the Nation or the Authority in connection therewith. The parties further agree that Catskill shall fund all amounts contemplated by such budget as required thereby, but not less frequently than monthly, until ninety (90) days after the Opening Date (as hereinafter defined) with the understanding that Catskill would be reimbursed for such amounts solely out of (x) the third party construction financing and (y) to the extent such financing is insufficient, distributions to Manager pursuant to Section 6.4 Third of the Management Agreement. The parties further agree that neither the Nation nor the Authority shall have any obligation to fund any of the costs and expenses of acquiring the Property or developing the Gaming Enterprise, except as expressly contemplated by the Management Agreement, as amended from time to time.

Catskill further agrees on behalf of itself and Developer that
       (i) the maximum amount they (and their affiliates on their behalf), in the aggregate, will be reimbursed for pre-development costs and expenses shall be $10,000,000 (exclusive of the purchase price for the Property) and such reimbursement shall be funded solely (x) out of the third party construction financing and (y) to the extent such financing is insufficient, distributions to Manager pursuant to Section 6.4 Third of the Management Agreement, and (ii) such reimbursement shall in no event include any costs and expenses incurred by them or their affiliates in connection with the litigation with Park Place Entertainment Corp. or amounts paid by them or their affiliates to the St. Regis Mohawk Tribe, its members, affiliates and/or their respective legal counsel, accountants and their other professionals, consultants and specialists.

Subject to paragraph 4 and the other terms and conditions hereinafter set forth, from the date hereof through and including the date that is the tenth (10th) anniversary of the date of the opening to the public of the Gaming

       Enterprise (the "Opening Date"), the Nation and CAP have agreed that CAP and the Nation, respectively, will have the right to participate in the proposed development and operation directly or indirectly by the Nation, its instrumentalities and agencies and/or its and their respective affiliates (the Nation and such instrumentalities, agencies and its and their respective affiliates are referred to individually and collectively as "Nation Group"), or by CAP and/or its or their respective affiliates (CAP and/or its or their respective affiliates are referred to individually and collectively as the "CAP Group"):

   of one or more hotels, motels or other similar facilities providing overnight accommodations including ancillary beverage, food, entertainment, commercial and/or retail services (each a "Hotel Facility") within a fifteen (15) mile radius of the
   Property; and


   any other entertainment, sports and/or retail facility (including, but not limited to the placement of video lottery terminals and/or slot machines on the real estate currently owned by Catskill upon which Monticello Raceway is located) (each a "Non-Hotel Facility") within a five-mile (5) radius of the
  Property.


For purposes of this letter, a Hotel Facility and/or a Non-Hotel Facility are/is referred to individually and collectively as a "Facility". The Nation acknowledges and understands that the CAP Group has no current plans to develop and/or operate a Hotel Facility. CAP acknowledges and understands that the Nation Group has no current plans to develop and/or operate a Hotel Facility. Notwithstanding the foregoing provisions of this paragraph 3 to the contrary,

          (x) the term Hotel Facility shall not include any hotel, motel or other similar facilities providing overnight accommodations including ancillary beverage, food, entertainment, commercial and/or retail services developed by the Nation Group or the CAP Group in conjunction or their respective development of any Class III or Class II gaming facility other than the Gaming Enterprise;

          (y)  the term Facility shall not include the Gaming
               Enterprise, residential housing developments such as single-family homes, or condominium, cooperative or rental apartments, or office or professional buildings; and

          (z)  the term Facility shall not include the Exempt
               Transaction (hereinafter defined).

Notwithstanding any other provision of this Agreement to the contrary, the rights afforded to the Nation and CAP under paragraph 3 shall vest when the Property has been acquired by the United States in trust for the Nation's benefit but shall not become exercisable until the Opening Date. Accordingly, while the parties shall be obligated to provide each other with the information contemplated by paragraph 9, no party can compel or obligate any other party to make a decision under paragraph 9 until the Opening Date, and the right to commence the running of all time periods set forth in paragraph 9 is tolled until the Opening Date and the requirements of paragraph 9 have been satisfied. Upon the occurrence of the Opening Date, the rights afforded under paragraph 3 shall become exercisable as to any Facility developed between the date of this letter and the Opening Date.

Subject to paragraph 4, the Nation and CAP hereby agree that the Nation or its designee, provided that such designee is a 100% owned agency, authority or instrumentality of, or otherwise
100% controlled by, the Nation, or

 the entities and individuals included in the definition of CAP, or their designees, provided such designees are 100% owned or controlled by one or more of such entities and individuals,


in each case, in the aggregate, will have the right to purchase, in each case at its or their option and sole discretion, an interest (the "Acquired Interest") of up to one-third (33.33%) of the equity in each Facility developed by the CAP Group, or the Nation Group, respectively. The purchase price for the Acquired Interest shall be a pro rata share of the costs, as calculated in accordance with paragraph 6, of such Facility less the amount advanced by any lender for any mortgage or other loan secured by such Facility's property or cash flow. If the Nation, or CAP, as the case may be, does not exercise such right as to any Facility, it or they shall nevertheless retain the right with respect to any other Facility developed by the CAP Group, or the Nation Group, as the case may be, in accordance with the terms of this Agreement.

The costs may include (i) land costs (acquisition, lease, etc., site development and other costs and expenses incurred in connection therewith) and (ii) so-called "hard" and "soft" costs and expenses incurred in connection with the planning, development, construction, equipping and furnishing of such Facility, including, reasonable financing, development and carrying costs, as agreed to by the parties, but shall in no event be less than $1.00; provided, however, that such costs shall in no event include any costs and expenses incurred in connection with the operation of the Nation's or the Authority's, or CAP's, businesses, including, without limitation, salaries, rent, insurance, utility charges and any other type of general, administrative or overhead expense.

Except as permitted by the following sentence, the purchase price for an Acquired Interest shall be paid in cash at the time the Acquired Interest is purchased. With respect to any Acquired Interest purchased by the Nation (or its permitted designee) prior to the second (2nd) anniversary of the Opening Date, in lieu of paying cash, the obligations of the Nation (or such designee) to pay for such Acquired Interest, may, at the option of the Nation, be satisfied in whole or in part by the execution and delivery of a non-recourse promissory note ("Note") (i) having an interest rate equal to the composite prime interest rate publicly announced from time to time by The Wall Street Journal until such time as the financing to construct such Facility is obtained at which time the interest rate then and thereafter will be changed to the interest rate charged by the lender providing such financing, (ii) providing for (A) monthly payments based on a thirty (30) year amortization schedule, (B) no monthly payments until the first (1st) anniversary of the date the Note is issued, with monthly payments to be made over the ensuing five (5) years and (C) the payment of the entire unpaid principal balance, together with accrued and unpaid interest thereon, at the end of such five (5) year period; (iii) providing for the prepayment of the unpaid principal amount in whole or in part, at any time and from time to time, without premium or penalty, but with accrued interest on the amount being prepaid, (iv) providing for the payment obligations under the Note are to be a general obligation of or guaranteed by the Authority, and (v) containing such other reasonable terms and conditions as are agreed to by the parties.

In consideration for the option to obtain the Acquired Interests as set forth above, the Nation agrees that the first Hotel Facility shall be the so-called "preferred provider" Hotel Facility for the Gaming Enterprise for the period commencing on the completion of such Hotel Facility and ending on the retirement of the initial first mortgage indebtedness with respect to such Hotel Facility. For purposes of this Agreement, the term "preferred provider" means that the Nation will cause the Gaming Enterprise to refer and recommend rooms in such Hotel Facility to the guests and clients of the Gaming Enterprise to the extent such accommodations are available in the Hotel Facility; provided that such Hotel Facility agrees to use commercially reasonable efforts to accommodate such guests and clients at the most favorable corporate discount rates.

Whenever the Nation Group or CAP Group, as the case may be, identifies and determines to proceed with a specific Facility (the party making such identification and determination is referred to as the Facility "Developer" and the other party is referred to as the "Prospective Participant"), the Facility Developer shall provide the Prospective Participant with a written analysis containing in reasonable detail the material terms of the proposed Facility, including, but not limited to copies of the contract or option to purchase the property upon which such Facility will be constructed, and copies of applications filed for requisite building and other permits, and business plans and marketing studies, if any (collectively, the "Analysis"), together with such other information as the Prospective Participant then or thereafter may reasonably request, to the extent in the possession of the Facility Developer. The Prospective Participant may thereafter notify the Facility Developer of the Prospective Participant's decision to purchase an Acquired Interest in such Facility. In such event, the Prospective Participant and the Facility Developer shall enter into a definitive purchase and sale agreement (a "Contract"), in form and substance reasonably and mutually satisfactory to the parties, providing for the purchase by the Prospective Participant of an Acquired Interest in such Facility. The Contract is to be prepared by Monticello's attorneys who will be instructed to begin the preparation of the form thereof (which shall include customary provisions regarding governance, management and disposition of an equity interest by an owner, and a form of the Note, customary closing conditions, including opinions of counsel as to the authorization, binding effect and availability of commercially reasonable judicial remedies for the enforceability thereof) upon the execution and delivery hereof, and which form shall be negotiated in good faith and fair dealing by the parties, subject to such changes in the form once a Facility is identified as are reasonably required and are otherwise acceptable to the parties. If the parties through no fault of the Facility Developer have not entered into a Contract within a reasonable time, not to be less than ninety (90) days from the date the Facility Developer delivers the Analysis to the Prospective Participant, the Facility Developer may thereafter submit a written request to the Prospective Participant for confirmation from the Prospective Participant that the Prospective Participant intends to purchase an Acquired Interest in such Facility (the "Confirmation"). If the Developer does not receive the Confirmation within thirty (30) days after the Developer submits a request therefor, the Prospective

       Participant will be deemed to have elected to forgo his, her or its right to purchase an Acquired Interest in such Facility. If the Prospective Participant confirms that he, she or it intends to purchase an Acquired Interest in such Facility, such Confirmation shall be accompanied by a fully executed Contract (together with such documentation as is then provided for therein) within thirty (30) days after the Facility Developer submits the demand for the Confirmation.

If there is any material change in the proposed development of any Facility, the Facility Developer thereof shall promptly notify the Prospective Participant of all such changes. Further, if the Prospective Participant has not previously exercised his, her or its right to purchase an Acquired Interest in such Facility, the Facility Developer shall again offer, in accordance with the procedures set forth in paragraph 9, the Prospective Participant the opportunity to purchase an Acquired Interest in such Facility.

In consideration of the agreements and undertakings of the parties hereto set forth herein, the Nation Group and the CAP Group severally agree that for a period ending on the earliest of (i) approval (A) by the Secretary of the Interior of the United States of the Application and (B) approval by the National Indian Gaming Commission of the Management Agreement, (ii) the termination of the Management Agreement by reason of Manager's (as such term is defined in the Management Agreement) material breach of its obligations thereunder, (iii) the termination of the Development and Construction Agreement (as such term is defined in the Management Agreement) by reason of the Developer's material breach of its obligations thereunder, and (iv) April 30, 2004, the Nation Group and the CAP Group, respectively, will refrain from having discussions regarding the development of another Class III gaming facility in Sullivan County, New York. If the approvals set forth in clause (i) above are not obtained by April 30, 2004 or the Management Agreement or the Development and Construction Agreement (or both) is (are) so terminated prior to May 1, 2004, this Agreement and the transactions contemplated or referenced herein shall terminate and the parties hereto shall have no obligation to proceed with any of such transactions, or to each other, except that Catskill shall remain liable for, and reimburse the Nation for, any amounts expended by the Nation prior to May 1, 2004 in accordance with the budget established pursuant to paragraph 1.

In consideration of the agreements and undertakings of the Nation set forth herein, and notwithstanding any provision of the Management Agreement to the contrary, Monticello and Manager shall use their commercially reasonable efforts to (i) identify and enter into a joint venture, partnership or other similar arrangement (which may include a direct or indirect investment in Monticello or Manager) with one or more individuals or entities, (ii) identify and employ or otherwise retain the services of one or more individuals, or entities, or (iii) enter into a contractual arrangement with one or more third parties, in each case in Monticello's and Manager's sole discretion, and in each case by no later than April 30, 2004; provided that such individuals, entities or third parties, as the case may be, (x) have the expertise, experience and ability to (1) obtain financing to construct, and (2) develop manage, operate and maintain, the Gaming Enterprise, as well as to instruct the Authority and others in the operation of a first-class gaming facility and (y), are approved in advance by the Authority, in its sole and absolute discretion. In addition, promptly after the approval of the Authority has been obtained, such individuals, entities or third parties, as the case may be, acting through or on behalf of Monticello and Manager, as the case may be, shall (i) have the day to day responsibility for and, in consultation with the other persons and entities comprising the Manager, the overall performance of, all of Manager's obligations under the Management Agreement, and (ii) join with Monticello and Manager in furnishing a written certificate to the Authority confirming such responsibility. If the Authority does not approve of and consent to the performance of such obligations by such individuals, entities or third parties, as the case may be, Monticello and Manager shall forthwith use their commercially reasonable efforts to identify and accept such other individuals or entities, as the case may be, who satisfy the conditions set forth in clauses (x) and
       (y) above of this paragraph 12.

Alpha is hereby added as a party to the Letter of Intent previously entered into between Catskill and the Nation, dated October 22, 2002, and in consideration thereof and of the Nation's agreement that a Hotel Facility shall become the "preferred provider" to the Gaming Enterprise, Alpha has made an award to the Nation of 300,000 shares of its Common Stock (the "Stock"), to be valued at the closing price of Alpha's Common Stock on the Nasdaq SmallCap Market on such grant date, which is to become vested in the Nation in three installments, in each case assuming that the Nation has not withdrawn the Application from the Bureau of Indian Affairs and/or the National Indian Gaming Commission:

     (a) the first installment will consist of 100,000 shares and will become vested on the date of the filing (the "Filing Date") by the Nation of an Application for the
          Acquisition  of  Land  to  be  Placed  in  Trust   (the
          "Application") for the Property with the United States Department of the Interior;
     (b)  the   second   installment  will  consist  of   100,000
          additional shares and become vested on the six month anniversary of the Filing Date; and
     (c)  the   third   installment  will  consist   of   100,000
          additional shares and become vested on the one-year anniversary of the Filing Date.
The Stock is to be held in escrow by the Nation's attorneys, Sonnenschein Nath & Rosenthal (the "Escrow Agent"). Compliance with all conditions for release thereof as of the date of each release may be evidenced by the filing with such escrow agent of a certificate of an authorized representative of the Nation stating that the Nation has complied with all such conditions. The escrow agent and the transfer agent for Alpha's common shares will be fully protected in relying on such certification. The transfer agent shall be entitled to assume that any such certificate presented with the related shares is valid and genuine.

On or immediately following each vesting date prescribed by paragraph 13, Alpha will file a registration statement on Form S-3 (or, if Alpha does not meet the conditions to use Form S-3, on Form S-1) with the Securities and Exchange Commission with respect to the 100,000 shares of Stock first then vested and shall take any and all other steps necessary for all the shares of Stock theretofore and then vested to be immediately, and remain, registered (and the registration statement and prospectus current) under the Securities Act of 1933 and qualified under state securities laws, all of the above at Alpha's expense (including the fees of counsel to the Nation). Alpha will indemnify the Nation against any liabilities with respect to or in connection with actions taken or omitted to be taken, or statements made or omitted to be made, by or on behalf of Alpha with respect to such registration to which the Nation and its affiliates or associates may become subject as a result of such registration, and will remain current in Alpha's filings under the Securities Exchange Act of 1934.

The Nation will be a stockholder of Alpha only to the extent that shares have vested in the Nation as provided herein and, in the event the Nation withdraws the Application, any portion of the Stock which has not vested as of the date the Application is withdrawn will cease to be vestable and will be cancelled by Alpha (the certificates of which shall be returned to Alpha by the Escrow Agent), but no such cancellation will have any effect on the validity or ownership of any shares which have already vested.

Monticello represents and warrants that no individual or entity other than Berman and the other individuals or entities listed on Schedule 1 directly or indirectly owns or currently has the right to acquire ten (10%) percent or more of the equity interests in Catskill, Alpha, Developer or Manager, except that Alpha presently has the right to acquire all direct and indirect equity interests in Catskill, Developer and Manager as described in Exhibit J to the Management Agreement (the "Exempt Transaction").

            Any notice(s), consent(s) or other communications required hereunder shall be sent to the parties hereto at the addresses for such parties prescribed by, and become effective as provided in, Section 7.1 of the Management Agreement, and in the case of the Nation, notice shall be sent to the address set forth at the beginning of this Agreement and in the case of Monticello, notices and other communications shall be sent to the address of the Manager set forth in the Management Agreement. In addition, CAP agrees that a notice sent to Monticello shall be deemed a notice to each individual and entity encompassed within the definition of CAP.

(a) Subject to the provisions of this paragraph 19, the Nation expressly waives sovereign immunity for the sole purpose of consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction only for the purpose of enforcing remedies permitted hereunder arising out of its obligations under paragraphs 3 through 11 (inclusive), 13, 14, 16, and 20 and this Paragraph 19 and then only to the extent that the judicial remedy being sought in such judicial proceeding is injunctive relief, specific performance, or any other similar remedy that is equitable in nature and that does not involve the payment by the Nation of any monetary damages, it being understood and agreed by the parties hereto that the Nation in no event shall be liable or otherwise responsible for the payment of any award of monetary damages. In the event that any court or Arbitrator (as hereinafter defined), as applicable, determines that a breach of the provisions of paragraphs 3 through 11 (inclusive), 13, 14, 16 and 20 by the Nation caused CAP economic harm for which an award of monetary damages from the Nation, but for the foregoing provisions of this paragraph 19, would be the appropriate judicial remedy, the Authority (but in no event the Nation) shall, subject to the applicable terms and provisions of this paragraph 19, pay the amount of such award to CAP.

         (b) Subject to the provisions of this paragraph 19, the Authority waives sovereign immunity for the sole purpose of permitting or compelling arbitration as provided in this paragraph 19 and consenting to the jurisdiction of any federal court located in the State of New York (or any federal appellate court having jurisdiction thereover) or any State of New York court of any level, in each case, of competent jurisdiction for the purpose of any mediation, arbitration or lawsuit (including enforcing awards and other remedies on account thereof), as applicable, pursuant to the provisions hereof or arising out of this Agreement. Without in any way limiting the generality of the foregoing, the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in paragraph 19(g).

          (c) The following disputes between the parties hereto shall be resolved by the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) or, if such United States District Court cannot hear or refuses to hear such dispute, by the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover): (a) any material monetary dispute and (b) any dispute in which injunctive relief, specific performance or another similar equitable remedy is one of the remedies being sought by any party (such disputes being referred to as "Judicially Resolved Matters"). The following disputes between the parties hereto shall be determined by mediation or arbitration as set forth in paragraph 19(d): (a) any dispute as to whether any party hereto acted reasonably (if and only if that is the standard by which such action is to be judged), or used commercially reasonable efforts, when required to so act under the terms and provisions of this Agreement and
(b) any non-material monetary dispute (such disputes being referred to as "JAMS Resolved Matters"). In the event that any dispute, controversy or claim arising between the parties hereto is not encompassed within the foregoing definitions of a Judicially Resolved Matter or a JAMS Resolved Matter, such dispute shall be deemed to be a Judicially Resolved Matter, notwithstanding the definition of such term. Anything to the contrary contained herein notwithstanding, in the event that both the United States District Court for the Southern District of New York (or any federal appellate court having jurisdiction thereover) and the New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover), cannot or refuse to hear any Judicially Resolved Matter, such dispute shall be brought in the New York State Supreme Court, sitting in Sullivan County (or any state appellate court having jurisdiction thereover) (or if such court cannot or refuses to hear such dispute, such dispute shall be resolved as if it were a JAMS Resolved Matter).

          (d) All JAMS Resolved Matters shall be resolved by mediation or arbitration, to be held in the County, City and State of New York, or such other location as the parties may agree, before a single mediator/arbitrator who has at least five years of knowledge and experience in the casino, hotel and real estate industries ("Arbitrator"), the identity of whom shall be agreed upon by the parties from the panel of mediators and arbitrators of JAMS. Failing agreement between the parties concerning the identity of the Arbitrator, JAMS shall appoint such person. The Arbitrator shall immediately conduct mediation between the parties to attempt to resolve the dispute. Failing such mediation, the Arbitrator shall determine the dispute through arbitration. The parties recognize that disputes could arise which will require expeditious determination. In such cases, the Arbitrator shall render a determination expeditiously, and in the exercise of discretion, on a summary basis. Except in such exigent circumstances, arbitrations are to be conducted in accordance with the rules of JAMS.

          (e) In determining any matter the court or Arbitrator, as applicable, shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and Nation law. New York law shall govern the interpretation and construction of this Agreement.

          (f) The parties (and, in the case of a JAMS Resolved Matter, the Arbitrator) shall maintain strict confidentiality with respect to the judicial proceeding or arbitration, as applicable, subject to the requirements of applicable law, including the federal securities laws.

          (g) The waiver of immunity from suit in this paragraph 19 by the Authority shall be specifically limited to injunctive relief, specific performance and other similar equitable relief, and to the enforcement of an award of money damages by judicial proceeding or arbitration; provided that the Arbitrator and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Nation and may execute only as to the Authority against (i) undistributed or future Net Revenues (as such term is defined in the Management Agreement) of the Gaming Enterprise; or (ii) if it has been specifically found by an Arbitrator that, by exercise of regulatory authority pursuant to the Nation Gaming Ordinance (as such term is defined in the Management Agreement) or otherwise, or any rules, actions, or decisions of the Authority pursuant thereto, the Authority has prejudiced CAP Group's rights under this Agreement, the future Net Revenues of any other gaming operations conducted by the Authority, or any other entity of the Authority, on the Property. Notwithstanding any other provision of this paragraph 19 to the contrary, in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority other than the limited assets of the Authority specified in this paragraph 19(g).

          (h) Neither the Nation nor any officer, office-holder, employee, agent, representative or member of the Nation or of the Authority, as such, shall have any personal liability for obligations of the Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, nor any officer, office holder, employee, agent, representative, or member of any member of the Cap Group shall have any personal liability for the obligations of Monticello under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each party represents and warrants that it has engaged no broker or finder in connection with any of the transactions contemplated by this Agreement nor to its knowledge is any broker or finder in any way connected with any of such transactions and will indemnify the other against any claim based thereon.

This Agreement and the matters set forth herein shall not be deemed merged into or superceded by any other agreement or contract by or among the Nation, the Authority or CAP, whether such agreement or contract was previously, is now, or is hereafter executed in connection with the Application or otherwise, notwithstanding the fact that such other agreement or contract may contain a merger or similar clause unless this Agreement is expressly referred to in such clause and such clause expressly states that this Agreement is superceded or terminated by such agreement or contract.

This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Any such counterpart may be executed and delivered by telecopier or other facsimile transmission, all with the same force and effect as if the same was a manually executed and delivered original counterpart. Any such counterpart signature page may be attached to the body of

<PAGE

       one copy of this Agreement to form a complete integrated whole.

New York law shall govern the interpretation and construction of this Agreement.

The Nation acknowledges and agrees that Berman and Tahbaz have executed this Agreement to acknowledge their agreements with respect to the provisions of paragraphs 3-11
       (inclusive) and paragraph 18.


   [balance of page intentionally left blank; signature pages follow]

     If these terms are acceptable, please sign in the space

provided below.

                                   Very truly yours,



ALPHA HOSPITALITY CORPORATION      CATSKILL DEVELOPMENT, L.L.C.



By:                                     By:

Name:  Robert A. Berman            Name:  Morad Tahbaz

Title:    Chairman                 Title:    President











___________________________________

Robert A. Berman







___________________________________

Morad Tahbaz

ACCEPTED AND AGREED:



CAYUGA NATION OF NEW YORK



By:                                     By:

Name:  Clint Halftown              Name:  Sharon LeRoy

Title:  Authorized Representative       Title:    Secretary

                           Schedule 1


Alpha Monticello, Inc.



Americas Tower Partners



Robert A. Berman



Joseph Bernstein



Ralph Bernstein



Maurice Dabbah



Monticello Realty, LLC



Watertone Holdings, LP